Exhibit 10.1

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information marked “[***]” in this Exhibit has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MOUNTAIN VALLEY PIPELINE, LLC

A Delaware Series Limited Liability Company

April 6, 2018

i

5.04	Varying Interests	51
5.05	Amounts Withheld	51

ARTICLE 6 MANAGEMENT		52

6.01	General	52
6.02	Management Committee	52
6.03	Certain Approval Matters	54
6.04	No Duties; Disclaimer of Duties	56
6.05	Business Opportunities	57
6.06	Insurance Coverage	58
6.07	Indemnification	59
6.08	Limitation on Liability	60

ARTICLE 7 DEVELOPMENT OF ADDITIONAL TRANSPORTATION FACILITIES		60

7.01	Employee Matters	60
7.02	General Regulatory Matters	60

ARTICLE 8 TAXES		61

8.01	Tax Returns	61
8.02	Tax Elections	61
8.03	Tax Matters Member	62

ARTICLE 9 BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS		63

9.01	Maintenance of Books	63
9.02	Reports	64
9.03	Bank Accounts	66

ARTICLE 10 WITHDRAWAL		66

10.01	Right of Withdrawal	66
10.02	Deemed Withdrawal	66
10.03	Effect of Withdrawal	67

ARTICLE 11 DISPUTE RESOLUTION		68

11.01	Disputes	68
11.02	Negotiation to Resolve Disputes	69
11.03	Courts	69
11.04	Specific Performance	69
11.05	Arbitration	70

ARTICLE 12 DISSOLUTION, WINDING-UP AND TERMINATION		71

12.01	Dissolution	71

ii

12.02	Winding-Up and Termination	72
12.03	Deficit Capital Accounts	73
12.04	Certificate of Cancellation	73

ARTICLE 13 GENERAL PROVISIONS		74

13.01	Offset; Costs and Expenses	74
13.02	Notices	74
13.03	Entire Agreement; Superseding Effect	74
13.04	Effect of Waiver or Consent	74
13.05	Amendment or Restatement	74
13.06	Binding Effect	74
13.07	Governing Law; Severability	75
13.08	Further Assurances	75
13.09	Waiver of Certain Rights	75
13.10	Counterparts; Facsimiles	75
13.11	Fair Market Value Determination	76

Schedule I — Members; Series Schedules

iii

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
MOUNTAIN VALLEY PIPELINE, LLC

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) OF MOUNTAIN VALLEY PIPELINE, LLC, dated as of April 6, 2018 (the “Effective Date”), is adopted and agreed to by Mountain Valley Pipeline, LLC, a Delaware limited liability company (the “Company”), MVP Holdco, LLC, a Delaware limited liability company (“EQT”), US Marcellus Gas Infrastructure, LLC, a Delaware limited liability company (“USG”), VED NPI IV, LLC, a Delaware limited liability company (“Vega Carryco”), WGL Midstream, Inc., a Delaware corporation (“WGL”), RGC Midstream, LLC, a Virginia limited liability company (“Roanoke”), and Con Edison Gas Pipeline and Storage, LLC, a New York limited liability company (“Con Edison”), and each Person from time to time admitted to the Company as a Member in accordance with the terms hereof.

RECITALS

WHEREAS, on August 22, 2014, the Company was formed upon the filing of the Delaware Certificate (as hereinafter defined) in accordance with the Act (as hereinafter defined) for the purpose of developing, constructing, owning, and operating the Mainline Facilities (as defined herein) and EQT, as the Company’s initial member, entered into a written agreement governing the affairs of the Company and the conduct of its business (the “Initial Agreement”);

WHEREAS, on August 28, 2014, EQT, USG and the Company entered into that certain First Amended and Restated Limited Liability Company Agreement of the Company (the “First Amended and Restated Agreement”) to make certain provisions regarding the affairs of the Company and the conduct of its business and the rights and obligations of the Members on the terms and subject to the conditions set forth therein;

WHEREAS, on March 10, 2015, EQT, USG, Vega Midstream MVP LLC (“Vega”), Vega Carryco, WGL and the Company entered into that certain Second Amended and Restated Limited Liability Company Agreement of the Company (the “Second Amended and Restated Agreement”) to (a) admit Vega, Vega Carryco and WGL as Members of the Company and (b) make certain additional provisions regarding the affairs of the Company and the conduct of its business and the rights and obligations of the Members on the terms and subject to the conditions set forth therein;

WHEREAS, on January 21, 2016, in connection with the execution and delivery by Con Edison of a joinder to the Second Amended and Restated Agreement (the “Con Edison Joinder”), pursuant to which Con Edison became a Member of the Company, EQT, USG and the Company entered into that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement of the Company (the “First Amendment”) to, among other things, [***];

WHEREAS, on October 24, 2016, in connection with the consummation of the Disposition by Vega of its Membership Interest to WGL, WGL, Vega and Vega Carryco, and EQT, USG and the Company, entered into that certain Second Amendment to Second Amended and Restated Limited Liability Company Agreement of the Company (the “Second Amendment”) to revise, among other things, certain distribution rights contained in Section 5.01 of the Second Amended and Restated Agreement;

WHEREAS, on April 6, 2018, the Delaware Certificate was amended and restated in order to add a provision related to designating the Company a “series” limited liability company in accordance with the Act; and

WHEREAS, the Members desire to amend and restate the Second Amended and Restated Agreement to, among other things, (a) provide for the ability to construct, own, operate or lease Additional Transportation Facilities (as hereinafter defined) in addition to the Mainline Facilities, (b) modify the capital structure of the Company to create different Series of Membership Interests with respect to the Mainline Facilities and any Additional Transportation Facilities and to allow for the issuance of such Series of Membership Interests and (c) make certain additional provisions regarding the affairs of the Company and the conduct of its business and the rights and obligations of the Members on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members agree as follows:

ARTICLE 1
DEFINITIONS

1.01        Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

AAA — has the meaning set forth in Section 11.05(a).

Act — means the Delaware Limited Liability Company Act.

Additional Contribution/Loan — has the meaning set forth in Section 4.06(a)(ii).

Additional Contribution/Loan Members — has the meaning set forth in Section 4.06(a)(ii).

Additional Series — has the meaning set forth in Section 3.01(c).

Additional Series Management Committee — has the meaning sets forth in Section 6.02.

Additional Series Management Committee Member — has the meaning set forth in Section 6.02.

Additional Series Member — has the meaning set forth in Section 3.01(c).

Additional Transportation Facilities — means additional pipeline, compression and related facilities developed, constructed, owned and managed by the Company or a Series other than the Mainline Facilities or any such facilities that have been previously approved in accordance with the terms of this Agreement.

Adjusted Capital Account — means, with respect to each Series, the Capital Account maintained for each Member as provided in Section 4.05, (a) increased by (i) an amount equal to such Member’s allocable share of Minimum Gain, with respect to each Series, as computed in accordance with the applicable Treasury Regulations, and (ii) the amount that such Member is deemed to be obligated to restore, with respect to each Series, pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c), if any, and (b) reduced by the adjustments provided for in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6), with respect to such Series. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Affected Facilities — has the meaning set forth in Section 6.03(c).

Affiliate — means, (a) with respect to any Person, (i) each entity that such Person Controls; (ii) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent; and (iii) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent; provided that, with respect to any Member, an Affiliate shall include (x) a limited partnership or a Person Controlled by a limited partnership if such Member’s Parent has the power to appoint the general partner of such limited partnership, or such general partner is otherwise is Controlled by such Member’s Parent, or (y) a limited liability company or a Person controlled by a limited liability company if such Member’s Parent has the power to appoint the managing member or manager (or, if more than one manager, a majority of managers) of the limited liability company, or such managing member or manager(s) are Controlled by such Member’s Parent; provided, further, that, for purposes of this Agreement, the Company shall not be an Affiliate of any Member; and (b) specifically with respect to EQT, (i) EQT Corporation, a Pennsylvania corporation, and those Persons referred to in clause (a) hereof with respect to EQT Corporation and (ii) EQM and those Persons referred to in clause (a) hereof with respect to EQM.

Affiliate’s Outside Activities — has the meaning set forth in Section 6.05(a).

Agreement — has the meaning set forth in the Preamble.

Alternate Representative — means, with respect to a given Management Committee Member, an additional senior officer of such Management Committee Member identified by such Management Committee Member to the other Management Committee Member(s).

Applicable Adjustment Series — has the meaning set forth in Section 4.06(a)(ii).

Appraiser — has the meaning set forth in Section 13.11(c).

Approved Precedent Agreement — means each Precedent Agreement approved by the applicable Management Committee in accordance with the applicable provisions of Schedule I.

Arbitration — has the meaning set forth in Section 11.05(a).

Arbitration Invoking Party — has the meaning set forth in Section 11.05(b).

Arbitration Notice — has the meaning set forth in Section 11.05(b).

Arbitration Noticed Party — has the meaning set forth in Section 11.05(b).

Assignee — means any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided, that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.03(b)(iii). Subject to the Preferential Rights set forth in Section 3.03(b)(ii), the Assignee of a dissolved Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom such Member’s Membership Interest is assigned by the Person conducting the liquidation or winding-up of such Member. The Assignee of a Bankrupt Member is (a) the Person or Persons (if any) to whom such Bankrupt Member’s Membership Interest is assigned by order of the bankruptcy court or other Governmental Authority having jurisdiction over such Bankruptcy, or (b) in the event of a general assignment for the benefit of creditors, the creditor to which such Membership Interest is assigned.

ATF FERC Application — means, with respect to a given Additional Transportation Facility, the document pursuant to which application for a certificate(s) of public convenience and necessity is made under Section 7 of the NGA to the FERC by the Company for authority to construct, own, acquire and operate, and provide service on, such Additional Transportation Facility.

ATF FERC Certificate — means, with respect to a given ATF FERC Application, a FERC Certificate issued by the FERC pursuant to such ATF FERC Application.

ATF FERC Response Date — means, with respect to a given ATF FERC Certificate, the date that is 30 Days following the date upon which the FERC has issued such ATF FERC Certificate.

Authorizations — means licenses, certificates, permits, orders, approvals, determinations and authorizations from Governmental Authorities having valid jurisdiction.

Available Cash — means, with respect to each Series and with respect to any Quarter ending prior to the termination of such Series, and without duplication:

(a)           the sum of all cash and cash equivalents with respect to such Series on hand at the end of such Quarter (excluding any Capital Contributions received by such Series from the Members), less

(b)           the amount of any cash reserves with respect to such Series that is necessary or appropriate in the reasonable discretion of the Management Committee of such Series to (i) provide for the proper conduct of the business of such Series (including reserves for future maintenance capital expenditures and for anticipated future credit needs of such Series), [***] or (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which such Series, or the Company with respect to such Series, is a party or by which it is bound or its assets are subject.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which a termination of the Series occurs and any subsequent Quarter shall be deemed to equal zero. For the avoidance of doubt, Available Cash with respect to a Series shall be determined without regard to Available Cash with respect to any other Series or any of the items set forth in clauses (a) and (b) with respect to the Company but not any Series.

Bankruptcy or Bankrupt — means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 Days have expired without the appointment’s having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

Book Depreciation — means, with respect to any Company or Series asset for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to such asset for such year or other period for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the adjusted tax basis of the asset is zero, Book Depreciation shall be determined under any reasonable method selected by the Management Committee; provided, further, if such asset is subject to adjustments under the remedial allocation method of Treasury Regulation Section 1.704-3(d), Book Depreciation shall be determined under Treasury Regulation Section 1.704-3(d)(2).

Book Value — means, with respect to any Company or Series asset, such asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)           the initial Book Value of any asset contributed by a Member to the Series shall be the net agreed gross fair market value of such asset;

(b)           the respective Book Values of all Company assets with respect to a Series shall be adjusted to equal their gross fair market values, as determined pursuant to Section 4.05(b), as of the time of any Revaluation Event with respect to such Series;

(c)           the Book Value of any Company or Series asset distributed to any Member shall be the net agreed gross fair market value of such asset on the date of distribution;

(d)           the Book Values of Company or Series assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Values shall not be adjusted pursuant to this subsection (d) to the extent an adjustment occurs pursuant to subsection (b) as a result of a Revaluation Event in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e)           if the Book Value of an asset has been determined or adjusted pursuant to subsections (a), (b) or (d) above, such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss (rather than by the depreciation, amortization or other cost recovery deduction computed for federal income tax purposes).

Breaching Member — means a Member that, as of any date, (a) has committed a failure or breach of the type described in the definition of “Default,” (b) has received a written notice with respect to such failure or breach of the type described in such definition of “Default,” and (c) has not cured such failure or breach as of the applicable cure period set forth in such definition of “Default.”

Business Day — means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are closed.

[***]

Capital Account — means, with respect to each Series, the account maintained by the Company for each Member of such Series in accordance with Section 4.05.

Capital Budget — means, with respect to each Series, (a) the Construction Budget for any Facilities applicable to such Series, (b) the capital budget associated with the Facilities applicable to such Series covered by any Approved Precedent Agreement, and (c) the annual capital budget for the Series relating to the Facilities applicable to such Series that is approved (or deemed approved) by the applicable Management Committee in accordance with this Agreement. Each Capital Budget shall cover all items that are classified as capital items under Required Accounting Practices.

Capital Call — has the meaning set forth in Section 4.01(a)(i).

Capital Contribution — means, with respect to a Member and in respect of a Series, the amount of money and the net agreed fair market value of any property (other than money) contributed to such Series by such Member. Any reference in this Agreement to the Capital Contribution(s) of a Member shall include a Capital Contribution(s) of its predecessors in interest. For the avoidance of doubt, the Capital Contributions of a Member in respect of a Series shall be determined without regard to the Capital Contributions of a Member with respect to other Series of Membership Interests held by such Member.

Certified Public Accountants — means a nationally recognized independent public accounting firm selected from time to time by the Management Committee.

Change of Control — means:

(a)           with respect to any Member, the sale of substantially all of the assets of such Member or an event (such as a Disposition of voting securities or other equity interests of such Member) that causes such Member to cease to be Controlled by such Member’s then Parent; provided that the term “Change of Control” shall not include any of the following events:

(i)            with respect to a Founding Member of a given Series, an event that causes such Member’s then Parent to be Controlled by another Person; provided, however, that such an event shall constitute a “Change of Control” with respect to any Series of which such Member is a Member but is not a Founding Member;

(ii)           a Disposition of the Membership Interests held by, or the equity or assets of, such Member to an Affiliate of such Member or such Member’s then Parent, or any other event, including any corporate reorganization, merger, combination or similar transaction, that results in such Member being Controlled by an Affiliate of such Member’s then Parent, including, in each case, a Disposition to a limited partnership whose general partner is Controlled by an Affiliate of such Member or its then Parent;

(iii)          in the case of a Member that is a publicly traded partnership or is Controlled by a publicly traded partnership, any Disposition of units or issuance of new units representing limited partner interests by such publicly traded partnership, whether to an Affiliate or an unrelated party and whether or not such units or interests are listed on a national securities exchange or quotation service so long as the general partner of such publicly traded partnership is Controlled by an Affiliate of such Member or its Parent; and

(iv)          [***];

(b)           with respect to an Operator, an event (such as a Disposition of voting securities or other equity interests of substantially all the assets of such Operator) that causes, directly or indirectly, such Operator to be Controlled by another Person, subject to Section 3.03(b)(v)(D). With respect to an Operator, “Change of Control” shall not include an event (i) that causes such Operator to be Controlled by an Affiliate of such Operator or an Affiliate of such Operator’s then Parent or (ii) that causes the Parent of such Operator to be Controlled by another Person so long as with respect to clause (ii) above the applicable Management Committee determines, [***] that, after giving effect to such event, such Operator has the experience, safety record, creditworthiness, and financial wherewithal generally acceptable within the midstream natural gas industry and is and will be able to perform its obligations under the applicable COM Agreement; and

(c)           notwithstanding the foregoing, and for the avoidance of doubt, any event that (i) constitutes a Change of Control under clause (a) of this definition of Change of Control or (ii) is expressly excluded from this definition of Change of Control pursuant to clauses (a)(i), (a)(ii), (a)(iii) or (a)(iv) above shall not be deemed a Disposition for purposes of Section 3.03 of this Agreement, other than for purposes of Section 3.03(b)(iv); provided, however, that Dispositions or issuances described in clause (a)(iii) shall not be deemed a Disposition for purposes of Section 3.03(b)(iv).

Change Exercise Notice — has the meaning set forth in Section 3.03(b)(v)(A).

Change Purchasing Member — has the meaning set forth in Section 3.03(b)(v)(A).

Change Unexercised Portion — has the meaning set forth in Section 3.03(b)(v)(A).

Changing Member — has the meaning set forth in Section 3.03(b)(v)(A).

Claim — means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages.

Code — means the Internal Revenue Code of 1986, as amended.

COM Agreement — means (a) with respect to Series A, the Existing COM Agreement and (b) with respect to any other Series, any agreement entered into from time to time by such Series or the Company on behalf of such Series relating to the construction, operation and management of any of the Facilities owned by or allocated to such Series as specified on the Series Schedule (which, for the avoidance of doubt, may be the same COM Agreement applicable with respect to another Series).

COM Approval Matters — means (a) with respect to the Existing COM Agreement, all matters requiring the approval of the Company or providing for the exercise of rights by the Company, including, without limitation, those set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.6, 4.2, 4.4, 5.1, 5.2, 7.1(b), 7.2, 8.2, and 8.3, Article 9, Sections 13.2 and 13.4, Article 15, Article 17, Section 18.6 and 18.9, Exhibit A, and Exhibit B thereto and (b) with respect to any other COM Agreement, any matters designated as “COM Approval Matters” in the applicable COM Agreement.

Company — has the meaning set forth in the Preamble.

Con Edison — has the meaning set forth in the Preamble, or any permitted transferee of any of Con Edison’s Membership Interest pursuant to Article 3 of this Agreement.

Con Edison Joinder — has the meaning set forth in the Recitals.

Confidential Information — means all information and data (including all copies thereof) that is furnished or submitted by any of the Members, their Affiliates, or Operator, whether oral, written, or electronic, to the other Members, their Affiliates, or Operator in connection with the Facilities and the resulting information and data obtained from those studies, including market evaluations, market proposals, service designs and pricing, pipeline system design and routing, cost estimating, rate studies, identification of permits, strategic plans, legal documents, environmental studies and requirements, public and governmental relations planning, identification of regulatory issues and development of related strategies, legal analysis and documentation, financial planning, gas reserves and deliverability data, studies of the natural gas supplies for the Facilities, and other studies and activities to determine the potential viability of the Facilities and their design characteristics, and identification of key issues. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:

(a)           is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement;

(b)           as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to the execution of this Agreement and not subject to a separate confidentiality restriction;

(c)           has been independently acquired or developed by a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement; or

(d)           is received from a third-party source on a non-confidential basis, provided that such third-party source is not known to be subject to an obligation of confidentiality and would not reasonably have been expected to know that the information was to be kept confidential from the applicable party.

Construction Budget — means, with respect to a Series, the then-approved capital budget covering the design, engineering, procurement, construction and installation of the Facilities applicable to such Series, as may be amended from time to time.

Contributing/Loan Member — has the meaning set forth in Section 4.06(a).

Control, Controls or Controlled — means the possession, directly or indirectly, through one or more intermediaries, of the following:

(a)           (i) in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, general partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a statutory trust, 50% or more of the beneficial interest therein; (iv) in the case of a limited partnership (A) the right to 50% or more of the distributions therefrom (including liquidating distributions), (B) where the general partner of such limited partnership is a corporation, ownership of 50% or more of the outstanding voting securities of such corporate general partner, (C) where the general partner of such limited partnership is a partnership, limited liability company or other entity (other than a corporation or limited partnership), the right to 50% or more of the distributions (including liquidating distributions) from such general partner entity, or (D) where the general partner of such limited partnership is a limited partnership, Control of the general partner of such general partner in the manner described under subclause (B) or (C) of this clause, or (v) in the case of any other entity, 50% or more of the economic or beneficial interest therein; or

(b)           in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise predominant control over the management of the entity.

Control Notice — has the meaning set forth in Section 3.03(b)(v)(A).

Covered Person — has the meaning set forth in Section 6.07(a).

Credit Assurance — has the meaning set forth in Section 4.07(a).

Day — means a calendar day, provided that if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the next occurring Business Day.

Deadlock — has the meaning set forth in Section 11.01.

Default — means, with respect to any Member:

(a)           the failure of such Member to contribute, within [***] Days of the date required pursuant to Section 4.06, all or any portion of a Capital Contribution that such Member is required to make to a Series as provided in this Agreement; or

(b)           the failure of a Member to comply in any material respect with any of its other agreements, covenants or obligations under this Agreement, or the failure of any representation or warranty made by a Member in this Agreement to have been true and correct in all material respects at the time it was made;

in the case of each of clause (a) and (b) above if such breach is not cured by the applicable Member within [***] Days of its receiving written notice of such breach from any other Member (or, if a breach of clause (b) is not capable of being cured within such [***]-Day period, if such Member fails to promptly commence substantial efforts to cure such breach or to prosecute such curative efforts to completion with continuity and diligence). The Management Committee governing matters with respect to the Series to which such failure relates may, but shall have no obligation to, extend the foregoing [***]-Day and [***]-Day periods, as determined in the Sole Discretion of the Representatives of such Management Committee.

Default Rate — means a rate per annum equal to the lesser of (a) a varying rate per annum equal to the sum of (i) the prime rate as published in The Wall Street Journal, with adjustments in that varying rate to be made on the same date as any change in that rate is so published, plus (ii) [***]% per annum, and (b) the maximum rate permitted by Law.

Delaware Certificate — means the Certificate of Formation of the Company that was filed with the Office of the Secretary of State of Delaware on August 22, 2014, as amended on December 22, 2014, as amended and restated on or about March 10, 2015, as further amended and restated on or about the date hereof, and as may be further amended from time to time.

Delaware Courts — has the meaning set forth in Section 11.03.

Demand Event — has the meaning set forth in Section 4.07(b).

Diluted Member — has the meaning set forth in Section 3.03(b)(ii)(B).

Dispose, Disposing, or Disposition — means, with respect to any asset (including a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law (and, with respect to a Membership Interest, any derivative or similar arrangement whereby a portion or all of the economic interests in, or risk of loss or opportunity for gain with respect to, such Membership Interest is transferred or shifted to another Person), including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof) or (ii) a distribution of such asset by such entity to its shareholders, partners, members, or other equity owners, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity’s business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

Disposing Member — has the meaning set forth in Section 3.03(b)(ii)(A).

Disposition Notice — has the meaning set forth in Section 3.03(b)(ii)(A).

Dispute — has the meaning set forth in Section 11.01.

Disputing Member — has the meaning set forth in Section 11.01.

Dissolution Event — has the meaning set forth in Section 12.01.

Economic Risk of Loss — has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

Effective Date — has the meaning set forth in the Preamble.

Encumber, Encumbering, or Encumbrance — means the creation of a security interest, lien, pledge, mortgage or other encumbrance, other than a Permitted Encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

EQM — means EQT Midstream Partners, LP, a Delaware limited partnership.

EQT — has the meaning set forth in the Preamble, or any permitted transferee of any of EQT’s Membership Interest pursuant to Article 3 of this Agreement.

[***]

Exchange — means any public exchange, such as the New York Stock Exchange, American Stock Exchange, The NASDAQ Stock Market or other similar listed securities exchange.

Existing COM Agreement — means the Amended and Restated Construction, Operation and Management Agreement between the Company and EQM Gathering Opco, LLC, dated June 16, 2015, as may be amended or restated from time to time.

Existing Operator — means EQM Gathering Opco, LLC, a Delaware limited liability company, or any successor thereto.

Facilities — means the Mainline Facilities and any Additional Transportation Facilities, and “Facility” shall refer to any one of the foregoing.

Fair Market Value — means (a) the fair market cash value of the Membership Interest of the Changing Member as determined pursuant to the terms of Section 13.11(b) or (c), as applicable, or (b) the fair market cash value of the consideration to be paid to the Disposing Member pursuant to the proposed Disposition as determined pursuant to the terms of Section 13.11(a) or (c), as applicable.

FERC — means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers of such commission.

FERC Certificate — means the certificate(s) of public convenience and necessity issued by the FERC.

Financing Commitment — means the definitive agreements between one or more financial institutions or other Persons and the Company or the Financing Entity pursuant to which such financial institutions or other Persons agree, subject to the conditions set forth therein, to lend money to, or purchase securities of, the Company or the Financing Entity, the proceeds of which shall be used to finance all or a portion of the Mainline Facilities or any Additional Transportation Facility or to repay loans made by the Members pursuant to Section 4.02.

Financing Entity — means a corporation, limited liability company, trust, or other entity that may be organized for the purpose of issuing securities, the proceeds from which are to be advanced directly or indirectly to the Company to finance all or a portion of the Mainline Facilities or any Additional Transportation Facility.

First Amended and Restated Agreement — has the meaning set forth in the Recitals.

First Amendment — has the meaning set forth in the Recitals.

FMV Notice — has the meaning set forth in Section 13.11(c).

Founding Members — means (a) with respect to Series A, EQT, USG and any of their respective Affiliates that are Members of Series A (and any limited partnership or master limited partnership to which such Members’ Membership Interests have been assigned pursuant to Section 3.03(e) or Section 3.03(f) of this Agreement) and (b) with respect to any other Series, each Member designated as such on the applicable Series Schedule and any of their respective Affiliates that are Members of such Series; provided, however, that, in each case, a Member shall automatically cease to constitute a Founding Member or have any of the rights applicable to Founding Members as set forth in this Agreement with respect to such Series from and after the time that such Member and its Affiliates that are Members of such Series collectively own Membership Interests of such Series having a Sharing Ratio with respect to such Series of less than [***]%.

FPL — has the meaning set forth in Section 6.05(f).

GAAP — means United States generally accepted accounting principles.

Gas Transportation Service Agreements — means the gas transportation service agreements by and between the Company or its designee and the Shippers for the transportation of natural gas through the Mainline Facilities or any Additional Transportation Facility.

General Buy-out Right — has the meaning set forth in Section 3.03(b)(v)(A).

General Preferential Right — has the meaning set forth in Section 3.03(b)(ii)(A).

Governmental Authority (or Governmental) — means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative or regulatory body of any of the foregoing; including the FERC, any Exchange, any court or other judicial body; and any officer, official or other representative of any of the foregoing.

[***]

Indebtedness — means any amount (absolute or contingent) payable by the Company or any Series as debtor, borrower, issuer, guarantor or otherwise, pursuant to (a) an agreement or instrument involving or evidencing money borrowed, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase; (b) indebtedness of a third party guaranteed by or secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on assets owned or acquired by the Company or any Series, whether or not the indebtedness secured thereby has been assumed; (c) purchase-money indebtedness and capital lease obligations; (d) an interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement; or (e) a letter of credit issued for the account of the Company or any Series.

Indemnified Body — has the meaning set forth in Section 3.01(h).

Indemnifying Series — has the meaning set forth in Section 3.01(h).

Initial Agreement — has the meaning set forth in the Recitals.

Initial Operating Budget — means, (a) with respect to Series A, an Operating Budget covering the 12-month period following the In-Service Date with respect to the Mainline Facilities, as approved by the Series A Management Committee on February 11, 2015, and (b) with respect to any other Series, an Operating Budget Covering the 12-month period following the In-Service Date with respect to such Additional Transportation Facility applicable to such Series, as approved by the applicable Management Committee in connection with the approval of such Additional Transportation Facility, in each case as may be amended from time to time.

Investment Grade — means, with respect to any Person, having debt rated as investment grade by at least two of the three nationally-recognized ratings agencies, being at least [***] for Moody’s Investor Services and at least [***] for each of Standard & Poor’s and Fitch Ratings.

In-Service Date — means, with respect to a Facility, the date of the placing of such Facility in service.

Law — means any applicable constitutional provision, statute, act (including the Act), code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

Letter of Credit — means an irrevocable, unconditional, transferable standby letter of credit in form and substance satisfactory to the applicable Management Committee for the benefit of the Company or any Series, issued by a United States bank or a foreign bank with a United States branch, with United States based assets of at least $10,000,000,000 and a rating of “[***]” or better from Standard & Poor’s Ratings Service or a rating of “[***]” from Moody’s Investor Service.

Mainline Facilities — means (a) approximately 300 miles of pipeline having a capacity of approximately 2.0 Bcf/day and expected to be 42 inches in diameter and certain compression facilities, as described in the FERC Certificate for such facilities, if and as amended from time to time, together with any upgrades thereto, extending from the tailgate of the MarkWest Mobley plant in Smithfield, West Virginia to Transco Station 165 near Chatham, Virginia; (b) constructing or installing any pipeline that would loop (as such term is commonly used in the natural gas pipeline industry) the facilities described in clause (a) above; (c) installing or upgrading any compression with respect to the facilities described in clause (a) above; and (d) increasing the transportation capacity of the facilities described in clause (a) above through the installation of greater capacity pipe, looping, or similar improvements.

Management Committee — means the Series A Management Committee or any Additional Series Management Committee, as the context requires.

Management Committee Member — means any Series A Management Committee Member or any Additional Series Management Committee Member, as the context requires.

Material Contracts — means any of the following contracts, agreements, letter agreements or other instruments to which the Company or any Series is or becomes a party after the Effective Date: engineering, procurement and construction contracts, contracts for the construction of the Facilities, contracts for the procurement of pipe, compression and associated equipment and any other contracts that require expenditures by the Company or any Series in excess of [***] Dollars ($[***]) in the aggregate or provide for revenue to the Company or any Series in excess of [***] Dollars ($[***]), in each case, subject to the approval of the Management Committee(s) governing matters with respect to the Facility or Facilities to which such contracts, agreements, letter agreements or other agreements relate, in each case in accordance with the applicable provisions of the Series Schedules.

Matured Financing Obligation — means the Company’s or a Series’ debt for borrowed money (including any related interest, costs, fees, hedge unwind costs or other repayment obligations) that has become due (including by acceleration or any full or partial mandatory prepayment thereof) under any Financing Commitment.

Member — means any Person executing this Agreement as of the date of this Agreement as a member of a Series or hereafter admitted to a Series as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company. For the avoidance of doubt, a Member must be a Member with respect to at least one Series, and no Person shall own a Membership Interest with respect to the Company only. Members of a Series shall be deemed to be members of the Company for purposes of the Act having such rights, powers and obligations as set forth herein with respect to each Series in which such Member owns a Membership Interest.

Member Nonrecourse Debt — has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

Member Nonrecourse Debt Minimum Gain — has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

Member Nonrecourse Deductions — has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

Membership Interests — has the meaning set forth in Section 3.01(a).

Minimum Gain — means, with respect to each Series, (a) with respect to Nonrecourse Liabilities associated with the Series, the amount of gain that would be realized by the Company with respect to the Series if it disposed of (in a taxable transaction) all Company properties with respect to the Series that are subject to the Nonrecourse Liabilities in full satisfaction of the Nonrecourse Liabilities, computed in accordance with Treasury Regulation Section 1.704-2(d), or (b) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company with respect to the Series if it disposed of (in a taxable transaction) the Company property with respect to the Series that is subject to such Member

Nonrecourse Debt in full satisfaction of such Member Nonrecourse Debt, computed in accordance with Treasury Regulation Section 1.704-2(i).

Necessary Regulatory Approvals — means all Authorizations as may be required (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of facilities) in connection with (a) the formation of the Company; (b) with respect to the Mainline Facilities, (i) the construction, acquisition and operation of the Mainline Facilities and (ii) the transportation of the natural gas to be transported under the applicable Gas Transportation Service Agreements through the Mainline Facilities, including the FERC Certificate for the Mainline Facilities; and (c) with respect to an Additional Transportation Facility, (i) the construction, acquisition and operation of such Additional Transportation Facility and (ii) the transportation of natural gas to be transported under the applicable Gas Transportation Service Agreements through such Additional Transportation Facility, including the ATF FERC Certificate relating to such Additional Transportation Facility.

Net Profit or Net Loss — means, with respect to any fiscal year or other period and with respect to a Series, the net income or net loss of such Series for such period determined in accordance with U.S. federal income tax accounting principles and Section 703(a) of the Code (including any items that are separately stated for purposes of Section 702(a) of the Code), with the following adjustments (without duplication):

(a)           any income of such Series that is exempt from U.S. federal income tax shall be included as income;

(b)           any expenditures of such Series that are described in Section 705(a)(2)(B) of the Code or treated as so described pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) shall be treated as current expenses;

(c)           if such Series’ assets are distributed to the Members in kind, such distributions shall be treated as sales of such assets for cash at their respective fair market values in determining Net Profit and Net Loss;

(d)           in the event the Book Value of any asset of such Series is adjusted pursuant to a Revaluation Event, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss for the fiscal year or other relevant period in which such adjustment occurs;

(e)           to the extent an adjustment to the adjusted tax basis of any asset of such Series pursuant to Section 734(b) of the Code is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account in computing Net Profit and Net Loss;

(f)            gain or loss resulting from any disposition of any asset of such Series with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(g)           in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing federal taxable income or loss, there shall be taken into account Book Depreciation for such fiscal year or other period; and

(h)           all items of income, gain, loss or deduction specially allocated pursuant to Section 5.02(b) shall be excluded from the determination of Net Profit or Net Loss.

To the extent Net Profit or Net Loss, or items thereof, are not allocable to any particular Series, such items should be allocated among the various Series by the Series A Management Committee in its discretion.

New Member — means a Person admitted as a Member after the Effective Date pursuant to the terms and conditions of this Agreement.

NGA — means the Natural Gas Act of 1938, as amended.

Non-Changing Founding Member — has the meaning set forth in Section 3.03(b)(v)(D).

Non-Contributing/Loan Member — has the meaning set forth in Section 4.06(a).

Non-Disposing Founding Member — has the meaning set forth in Section 3.03(b)(ii)(A).

Nonrecourse Deductions — has the meaning assigned that term in Treasury Regulation Sections 1.704-2(b) and 1.704-2(c).

Nonrecourse Liabilities — means, with respect to any Series, nonrecourse liabilities (or portions thereof) associated with the Series for which no Member bears the economic risk of loss, as determined under Treasury Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2).

Operating Budget — means, with respect to a Series, the Initial Operating Budget and each subsequent annual operating budget for the Series that is approved (or deemed approved) by the applicable Management Committee in accordance with this Agreement. Each Operating Budget shall cover all items that are classified as non-capital items under Required Accounting Practices.

Operator — means the Existing Operator and/or any other operator designated under a COM Agreement. The Operator under each COM Agreement shall be the same as the Operator under the Existing COM Agreement unless the Operator under the Existing COM Agreement consents otherwise.

[***]

Operator Preferential Right — has the meaning set forth in Section 3.03(b)(ii)(D).

Outstanding Capital Contributions — means, with respect to each Series and with respect to any Member as of the time of any determination and with respect to each Series, the excess, if any, of (a) the aggregate Capital Contributions previously made by such Member with respect to the Series, over (b) the aggregate distributions previously made by the Company to such Member with respect to the Series pursuant to Article 5.

Owner Performance Rights — means (a) with respect to the Existing COM Agreement, the matters set forth in Section 4.4 thereto and (b) with respect to any other COM Agreement, any matters designated as “Owner Performance Rights” in the applicable COM Agreement for such Series.

Parent — means (a) with respect to a Member, the Person that directly or indirectly ultimately Controls such Member, as set forth in Schedule I, which shall be promptly updated by a Member upon any change to the identity of such Member’s Parent, or (b) with respect to an Operator, the Person that ultimately Controls such Operator.

Parent Decision Makers — means the chief executive officer of the Parent of each Founding Member with respect to the applicable Series or another senior executive officer designated in writing by the chief executive officer of the Parent of such Founding Members (a copy of which writing to be delivered promptly to the non-delivering Member(s)).

Partnership Representative — has the meaning set forth in Section 8.03(g).

Performance Assurances — has the meaning set forth in Section 4.01(b).

Permitted Encumbrance — means (a) liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business; (b) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other easements and rights-of-way, on, over or in respect of any properties that do not materially impair the use of the assets of, or the operation of the business of, the Company; and (c) rights reserved to or vested in any municipality or governmental, statutory, or public authority to control or regulate any properties in any manner, and all applicable Laws of any Governmental Authority.

Person — has the meaning assigned that term in Section 18-101(11) of the Act and also includes a Governmental Authority and any other entity.

Precedent Agreement — means any agreement between the Company or a Series and a prospective shipper of natural gas through the Mainline Facilities or any Additional Transportation Facility that involves the commitment by such shipper to pay demand charges in return for a firm transportation obligation on the part of the Company or Series, in each case subject to the satisfaction of one or more conditions precedent.

Preferential Exercise Notice — has the meaning set forth in Section 3.03(b)(ii)(A).

Preferential Purchasing Member — has the meaning set forth in Section 3.03(b)(ii)(A).

Preferential Right — means, collectively, the General Preferential Right, the Shipper Assignee Preferential Right, the Second Shipper Assignee Preferential Right and the Operator Preferential Right.

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[***]

Project Schedule — means (a) with respect to Series A, a schedule containing milestones and including details to support all major development, engineering, procurement, construction, commissioning and testing activities of the Mainline Facilities during the period prior to the In-Service Date for the Mainline Facilities, as approved by the Series A Management Committee on February 11, 2015, and (b) with respect to each other Series, a schedule containing milestones and including details to support all major development, engineering, procurement, construction, commissioning and testing activities of any Additional Transportation Facility applicable to such Series during the period prior to the In-Service Date for such Additional Transportation Facility, as approved by the applicable Management Committee in connection with the approval of such Additional Transportation Facility, in each case as may be amended from time to time.

Qualified Guarantor — means, with respect to a Member, such Member’s Parent or a subsidiary of such Member’s Parent, in each case, so long as such Person is Investment Grade.

Quarter — unless the context requires otherwise, means a fiscal quarter of the Company.

Related Party Matter — means (a) any occurrence or circumstance where (i) the Company or a Series, on the one hand, and a Member or an Affiliate of such Member, on the other hand, propose to enter into, terminate, or amend a contract or arrangement with each other, including, without limitation, a Gas Transportation Service Agreement, a Precedent Agreement, a COM Agreement, or any other contract or arrangement, or (ii) any Member believes that a dispute has arisen between the Company or a Series and an Affiliate of any Member under a Gas Transportation Service Agreement, a Precedent Agreement, a COM Agreement, or any other contract or arrangement, or (iii) a matter with respect to enforcement under any such Gas Transportation Service Agreement, Precedent Agreement, COM Agreement, or other contract or arrangement is involved; (b) making any determination as to the suitability of a Qualified Guarantor of a Member or substitution of a successor Qualified Guarantor of such Member; (c) the appointment of any Operator or Shipper that is an Affiliate of a Member; (d) any decision by the Company or a Series to exercise any of Owner Performance Rights under an applicable COM Agreement while an Affiliate of a Member is the Operator under such COM Agreement; or (e) making any determination, not to be unreasonably withheld, with respect to the suitability of an Operator pursuant to clause (b) of the definition of Change of Control.

Representative — means, with respect to a given Management Committee Member, a senior officer of such Management Committee Member identified by such Management Committee Member to the other Management Committee Member(s). The term “Representative”

shall also refer to any Alternate Representative that is actually performing the duties of the applicable Representative.

Required Accounting Practices — means the accounting rules and regulations, if any, at the time prescribed by the Governmental Authorities under the jurisdiction of which the Company is at the time operating and, to the extent of matters not covered by such rules and regulations, generally accepted accounting principles as practiced in the United States at the time prevailing for companies engaged in a business similar to that of the Company.

Revaluation Event — has the meaning set forth in Section 4.05(b).

Roanoke — has the meaning set forth in the Preamble, or any permitted transferee of any of Roanoke’s Membership Interest pursuant to Article 3 of this Agreement.

Rules — has the meaning set forth in Section 11.05(a).

Second Amended and Restated Agreement — has the meaning set forth in the Recitals.

Second Amendment — has the meaning set forth in the Recitals.

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[***]

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Selection Notice — has the meaning set forth in Section 11.05(c).

Series — has the meaning set forth Section 3.01(c).

Series A Management Committee — has the meaning set forth in Section 2.02 of Schedule I-A.

Series A Management Committee Member — has the meaning set forth in Section 2.01 of Schedule I-A.

Series A Member — mean a Member holding Series A Membership Interests from time to time, in its capacity as such and not in its capacity as the holder of any other Series of Membership Interests.

Series A Membership Interests — has the meaning set forth in Section 3.01(b).

Series Schedule — has the meaning set forth in Section 3.01(d).

Sharing Ratio — means, with respect to a Series and subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership

Interests, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member’s Membership Interest, the percentage specified for that Member as its Sharing Ratio in respect of the applicable Series on Schedule I with respect to a Series, and (b) in the case of Membership Interests issued pursuant to Section 3.04, the Sharing Ratio in respect of the applicable Series established pursuant thereto; provided that the total of all Sharing Ratios in respect of a particular Series shall always equal 100%. For the avoidance of doubt, Sharing Ratios shall be determined separately with respect to each Series, and each Member’s Sharing Ratio(s) shall be determined separately with respect to each Series held thereby.

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Shippers — means each Person that (a) has entered into a Gas Transportation Service Agreement with the Company or its designee (or, if applicable, a Precedent Agreement relating thereto) to provide transportation of natural gas through a Facility and (b) meets the criteria for creditworthiness determined by the Management Committee governing matters with respect to such Facility.

Side Letters — means any letter or other agreement entered into between the Company or a Series and a Member or a prospective Member that is related to such Member’s or prospective Member’s Membership Interest or rights and obligations relating thereto.

Sole Discretion — means, with respect to any Representative, such Representative’s sole and absolute discretion, with or without cause, subject to such conditions as such Representative shall deem appropriate and without taking into account the interests of, and without incurring liability to, the Company, any other Member or Representative, or any Affiliate, officer or employee of the Company or any other Member.

Subject Contract — has the meaning set forth in Section 4.07(a).

Supermajority Interest — means (a) with respect to the Company (and not any particular Series) and such other matters as set forth in Section 6.03, and with respect to Series A, the approval of the Representatives of the Series A Founding Members representing greater than [***]% of the Sharing Ratios of the Series A Founding Members in respect of Series A Membership Interests, and (b) with respect to each Additional Series, the approval of the Representatives of the Founding Members of such Additional Series representing greater than [***]% of the Sharing Ratios of such Founding Members in respect of such Additional Series; provided, however, that, in each case, in the event there are no longer any Founding Members with respect to a Series, “Supermajority Interest” with respect to the applicable Series shall require the approval of the Representatives of the Members of such Series representing greater than [***]% of the Sharing Ratios in respect of such Series.

Target Capital Account Amount — has the meaning set forth in Section 5.02(a).

Tax Matters Member — has the meaning set forth in Section 8.03(a).

Term — has the meaning set forth in Section 2.07.

Total Event Demand Amount — has the meaning set forth in Section 4.07(b).

Treasury Regulations — means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

USG — has the meaning set forth in the Preamble, or any permitted transferee of any of USG’s Membership Interest pursuant to Article 3 of this Agreement.

Vega — has the meaning set forth in the Recitals.

Vega Carryco — has the meaning set forth in the Preamble, or any permitted transferee of any of Vega Carryco’s Membership Interest pursuant to Article 3 of this Agreement.

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WGL — has the meaning set forth in the Preamble, or any permitted transferee of any of WGL’s Membership Interest pursuant to Article 3 of this Agreement.

Withdrawal, or Withdrawn — means or refers to the withdrawal, resignation, or retirement of a Member from a Series or the Company. Such terms shall not include any Dispositions of Membership Interests (which are governed by Sections 3.03(a) and (b)), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

Withdrawn Member — has the meaning set forth in Section 10.03.

Other terms defined herein have the meanings so given them.

1.02        Interpretation. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) the definitions given for terms in this Article 1 and elsewhere in this Agreement shall apply to both the singular and plural forms of the terms defined, (g) the conjunction “or” shall be understood in its inclusive sense (i.e., and/or); (h) the words “hereby”, “herein”, “hereunder”, “hereof” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears; and (i) the word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

ARTICLE 2
ORGANIZATION

2.01                        Formation. The Company has been organized as a Delaware series limited liability company by the filing of the Delaware Certificate and execution of the Initial Agreement as of August 22, 2014.

2.02                        Name. The name of the Company is Mountain Valley Pipeline, LLC, and all Company business shall be conducted in that name or such other names that comply with Law as the Series A Management Committee may select.

2.03                        Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Series A Management Committee may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Delaware Certificate or such other Person or Persons as the Series A Management Committee may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Series A Management Committee may designate, which need not be in the State of Delaware, and the Company shall maintain records there or such other place as the Series A Management Committee shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Series A Management Committee may designate.

2.04                        Purposes. The purposes of the Company are (a) to plan, design, construct, acquire, own, finance, maintain, and operate the Facilities (including through the ownership of equity interests of a Person who owns any Facilities), (b) to market the services of the Facilities, (c) to engage in the transmission of natural gas through the Facilities, (d) to lease any of the Facilities or any capacity thereon, (e) to lease capacity in pipelines or related facilities owned or leased by third parties and (f) to engage in any activities directly or indirectly relating thereto, including the Disposition of any of the Facilities.

2.05                        No State Law Partnership. The Members intend that the Company shall be a limited liability company and, except as provided in Article 8 with respect to U.S. federal income tax treatment (and other tax treatment therewith), the Company shall not be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venture of any other Member, for any purposes, and this Agreement may not be construed to suggest otherwise.

2.06                        Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Series A Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Series A Management Committee, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Series A Management Committee, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are strictly necessary to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business; provided, that no such certificate or instrument shall create any liability on behalf of such Member.

2.07                        Term. The period of existence of the Company (the “Term”) commenced on August 22, 2014 and shall end at such time as a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with Section 12.04.

2.08                        Title to Property. All assets, property and rights of the Company shall be owned or leased by the Company and all assets, property and rights of each Series shall be owned or leased by such Series, except that the Company shall own or lease assets, property and rights of a Series (a) where the Company is required to own or lease such assets, property, and rights on behalf of such Series in order to comply with applicable Law or (b) as otherwise determined by the Series A Management Committee and the Additional Series Management Committee of such Series, acting together, and, except with respect to assets, property or rights of the Company or any Series leased or licensed to the Company or a Series by a Member (subject to the terms hereof), no Member shall have any ownership interest in such assets, property or rights in its individual name or right, and each Member’s Membership Interest shall be personal property for all purposes. Subject to Section 3.01(b), the Company shall hold all assets, property and rights of the Company or any Series in the name of the Company or such Series, as the case may be, and not in the name of any Member.

ARTICLE 3
MEMBERSHIP INTERESTS; DISPOSITIONS OF INTERESTS

3.01                        Capital Structure.

(a)                                 The capital structure of the Company shall consist of one or more series of limited liability company interests called “Membership Interests,” which shall represent, with respect to any Member and with respect to each Series, (i) that Member’s status as a Member of such Series; (ii) that Member’s share of the income, gain, loss, deduction, and credits of, and the right to receive distributions from, such Series; (iii) any [***] to which that Member is entitled pursuant to Section 4.06(c); (iv) all other rights, benefits, and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member of such Series, including that Member’s rights to vote, consent, and approve amendments to this Agreement pursuant to Section 13.05; (v) a Member’s rights, if any, to participate in the management of such Series through any Management Committee; and (vi) all obligations, duties, and liabilities imposed on that Member (under the Act or this Agreement or otherwise) in its capacity as a Member of such Series, including any obligations to make Capital Contributions to such Series to the extent set forth in Article 4.

(b)                                 As of the Effective Date, the Membership Interests consist of one Series, referred to as “Series A Membership Interests;” provided, that concurrently with the execution hereof an Additional Series referred to as “Series B Membership Interests” has been approved by the Series A Management Committee (or the predecessor thereof prior to the execution of this Agreement). Set forth on Schedule I-A are, with respect to each Series A Member, such Series A Member’s name, notice information, Series A Membership Interests, applicable Sharing Ratios,

Parent, Representatives (if applicable) and certain other information with respect thereto. The information regarding the ownership of Series A Membership Interests set forth on Schedule I-A may be updated by the Series A Founding Members from time to time to reflect certain administrative changes thereto (e.g., changes in the applicable Sharing Ratio upon a Disposition of Series A Membership Interests pursuant to this Agreement or changes to a Series A Member’s contact information) without approval of any other Member.

(c)                                  The Series A Management Committee (or the predecessor thereof prior to the execution of this Agreement, in the case of Series existing on the date of this Agreement) may, in the Sole Discretion of the Representatives thereto, from time to time, authorize additional Series pursuant to Section 18-215(b) of the Act (each, a “Series”), and the Additional Series Management Committee of the applicable Additional Series may, subject to and in accordance with Section 3.04, issue Membership Interests of the applicable Additional Series, in connection with Additional Transportation Facilities, each of which Additional Series shall be designated by a sequential letter (e.g., Series B Membership Interests, Series C Membership Interests, etc.) (each, an “Additional Series,” and each Member holding a Membership Interest of an Additional Series, in its capacity as such and not in its capacity as the holder of any other Series of Membership Interests, an “Additional Series Member”). In connection with the authorization of each Additional Series pursuant to this Section 3.01(c), the Series A Management Committee shall append a new sequential Series Schedule (e.g., Schedule I-B, Schedule I-C, etc.) hereto describing (i) the Additional Transportation Facilities to which such Additional Series relates, (ii) any specific governance rights held by Additional Series Members, including any Management Committee rights with respect to such Additional Series, (iii) obligations, duties and liabilities accruing to each Additional Series Member in respect of the development of the Additional Transportation Facilities to which such Additional Series relates, (iv) any Performance Assurances required to be delivered to the Company by or on behalf of the Additional Series Members, including the timing of the delivery of, and the amount of, such Performance Assurances, and (v) any other rights, benefits, privileges, obligations, duties or liabilities accruing to Members holding Membership Interests of such Additional Series not otherwise provided for in this Agreement. Legal title to any assets allocated to a Series may be held in the name of such Series or in the Company’s name (on behalf of such Series), as may be determined by the Series A Management Committee and the Additional Series Management Committee of such Series, acting together, in accordance with Section 2.08. The Series A Founding Members shall have preemptive rights to acquire their pro rata share of any Membership Interests issued in any Additional Series on such terms as determined by the Series A Management Committee.  Each Series A Founding Member’s pro rata share shall be determined based on their Sharing Ratio in Series A then in effect.  Except as otherwise provided in this Agreement or otherwise agreed in writing between the Company, upon the approval of the Series A Management Committee, and an applicable Member being granted such right, no Member other than the Series A Founding Members shall have the right to participate in any Additional Series or to be issued Membership Interests of any Additional Series, and any such participation or issuance shall be determined by the Series A Management Committee. For the avoidance of doubt, the provisions of each Series Schedule shall affect only the preferences, rights, powers and duties attributable to Membership Interests of the Series to which such Series Schedule relates and shall not affect Membership Interests of any other Series unless explicitly stated to the contrary.

(d)                                 Each Series shall have a Facility or Facilities attributable thereto, and all revenues, costs, expenses, liabilities and other similar metrics with respect to such Facility or Facilities shall be attributable only to such Series. Each Series shall also have designated on Schedule I for each such Series (a “Series Schedule”) the Facility or Facilities applicable to such Series and any other information or provisions related to such Series. Subject to applicable Law, each Member hereby fully waives its right to access, receive or otherwise view any Series Schedule pertaining to a Series of which such Member does not own any Membership Interests. Schedule I-A sets forth the Facility or Facilities applicable to Series A Membership Interests and certain other information or provisions related to the Series A Membership Interests. For the avoidance of doubt, the Members agree that all Capital Contributions made prior to the date hereof and other actions, assets, expenses, liabilities and other metrics related to the Mainline Facilities shall be allocated and attributable only to Series A.

(e)                                  Separate and distinct records shall be maintained for each Series and the assets and liabilities associated with each Series shall be held and accounted for separately from the other assets and liabilities of any other Series for all purposes.  Each Series may open a separate bank account for such Series. The Membership Interests of each Series shall have the terms, preferences, powers, rights, and obligations as set forth herein and as may be otherwise set forth on the Series Schedule adopted for such Series by the Series A Management Committee or as determined by the Additional Series Management Committee of such Additional Series in accordance with Section 3.04.  Each Member shall have such Sharing Ratio in Series A as set forth on Schedule I-A and shall have such Sharing Ratio in each such Additional Series as set forth on any Series Schedule adopted by the Series A Management Committee for such Additional Series with the written resolution authorizing the applicable Additional Series, and this Agreement shall accordingly be amended with each such Additional Series Schedule. The Sharing Ratios set forth on each Series Schedule may be revised upon the issuance of additional Membership Interests by each such Additional Series, in accordance with this Section 3.01(e), Section 3.03(d) and/or Section 3.04. In the case of any such Additional Series that is not treated as a separate partnership for U.S. federal tax purposes (if so determined by the Series A Management Committee), the Series Schedule for such Series shall either provide that any or all of Sections 4.05, 5.02, 5.03, 8.02 or 8.03 hereof do not apply to such Series or shall otherwise provide how such Sections (or any other Sections hereof) are modified with respect to such Series, as agreed to by the Members holding Membership Interests in such Series; provided that, so long as a Series generates, or can reasonably be expected to generate, income for U.S. federal income tax purposes that is or would be exclusively “qualifying income” (as such term is defined pursuant to Section 7704 of the Code), such Series shall not be treated other than as a separate partnership (or disregarded as an entity separate from a separate partnership) for U.S. federal tax purposes.  All profits, losses and other items generated by assets allocated to a Series shall inure to the benefit of only the Members holding Membership Interests in such Series in accordance with Section 5.02. Subject to Article 12, a Series may not be terminated and its affairs wound up pursuant to Section 18-215(k) of the Act without the affirmative vote of a Supermajority Interest of the Representatives with respect to such Series.

(f)                                   All debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets of such Series only and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations, or expenses incurred, contracted for, or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of such Series.  Any Person extending credit to, contracting with, or otherwise having any claim against any Series may look only to the assets of that Series to satisfy any such obligation or claim and shall have no claim or right to any assets allocated to or belonging to any other Series or the Company generally.  Notice of this limitation on liabilities to Series has been set forth in the Delaware Certificate, and the statutory provisions of Section 18-215 of the Act (and the statutory effect under Section 18-215 of setting forth such notice in the Certificate of Formation) shall be applicable to the Company and each Series that may be established.

(g)                                  To the extent there are any liabilities, obligations or expenses that are applicable to the Company as a whole, the Series A Management Committee shall determine the portion of such liabilities, obligations or expenses to be satisfied, discharged or paid by each Series [***].

(h)                                 In the event that the Company or one or more Series (each, an “Indemnified Body”) are made a party to any claim, dispute, or litigation or otherwise incurs any loss or expense as a result of, or in connection with, any obligations or liabilities of any other Series (the “Indemnifying Series”), the Indemnifying Series shall indemnify, defend, hold harmless and reimburse each Indemnified Body for such loss, liability, damage, cost and expense to which such Indemnified Body shall become subject (including reasonable attorneys’ and accountants’ fees and expenses).

3.02                        Representations, Warranties and Covenants.

(a)                                 Each Member (as of the Effective Date), each New Member (as of such Person’s date of admission as a Member) and each time a Member or New Member becomes a Member of an Additional Series (as of the date such Person becomes a Member of such Additional Series) hereby represents, warrants, and covenants to the Company and to each other Member that the following statements are true and correct:

(i)                                                             that such Member is duly incorporated, organized, or formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization, or formation; if required by applicable Law, that such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization, or formation; and that such Member has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, officers, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement (including the applicable Series Schedules) by that Member have been duly taken;

(ii)                                                          that such Member has duly executed and delivered this Agreement and/or the applicable Series Schedules, as the case may be, and the other documents that this Agreement contemplates that such Member will execute, and they each constitute the valid and binding obligation of such Member enforceable against it in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(iii)                                                       that such Member’s authorization, execution, delivery, and performance of this Agreement and/or the applicable Series Schedules, as the case may be, does not and will not (A) conflict with, or result in a breach, default or violation of, (1) the organizational documents of such Member, (2) any contract or agreement to which that Member is a party or is otherwise subject, or (3) any Law, writ, injunction or arbitral award to which such Member is subject; or (B) other than the ATF FERC Applications and the Necessary Regulatory Approvals that the Members have agreed to obtain pursuant to Article 7 and the applicable Series Schedule, require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.

(b)                                 The Company hereby represents and warrants, and the Company covenants, to each Member that the following statements are true and correct as of the Effective Date:

(i)                                                             (A) the Company is duly formed and is validly existing, and in good standing under the Act; (B) the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance of the Membership Interests to each Member), and all necessary actions by the Company’s managers, members or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by the Company have been duly taken; and (C) the Company has, or upon execution had, as applicable, full power and authority to [***];

(ii)                                                          the issuance of the Membership Interests to each Member, as contemplated hereby, has been duly authorized by all requisite limited liability company action on the part of the Company and its members, managers or other applicable Persons, and such Membership Interests are validly issued and, subject only to the terms of Article 4, fully paid and nonassessable and, subject to the restrictions in Article 3, are being issued free and clear of any preemptive rights under the Act or other applicable law, the organizational documents of the Company, and any other contract to which the Company or its members, managers or other Person is bound or by which their property is subject;

(iii)                                                       no other Person has any right to acquire any Membership Interest or other equity interest in the Company or take part in the management of the Company; and

(iv)                                                      other than [***], the Company has not entered into any contract, agreement, or other arrangement with any Person regarding voting rights with respect to the Company.

3.03                        Dispositions and Encumbrances of Membership Interests.

(a)                                 General Restriction. A Member may not Dispose of or Encumber all or any portion of its Membership Interest except in strict accordance with this Section 3.03. References in this Section 3.03 to Dispositions or Encumbrances of a “Membership Interest” shall also refer to Dispositions or Encumbrances of a portion of a Membership Interest. Any attempted Disposition or Encumbrance of a Membership Interest, other than in strict accordance with this Section 3.03, shall be, and is hereby declared, null and void ab initio. The rights and obligations constituting a Membership Interest may not be separated, divided or split from the other attributes of a Membership Interest except as contemplated by the express provisions of this Agreement. The Members agree that the provisions of this Section 3.03 may be enforced by specific performance pursuant to Section 11.04.

(b)                                 Dispositions of Membership Interests.

(i)                                                             General Restriction. Subject to Sections 3.03(d), (e) and (f), no Member may Dispose of its Membership Interest in a Series without the prior written consent of (x) [***] the Series A Management Committee and (y) [***] of the Management Committee of such Series;  provided, however, that no such consent shall be required (A) with respect to any Series A Founding Member with respect to any Series in which such Series A Founding Member owns Membership Interests, where such Disposition would not cause the Company or applicable Series to be treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes and (B) with respect to a [***] or any other Member (other than a Series A Founding Member), where such Disposition would not cause any adverse tax consequences to the Company, any Series or any Member, and would not cause the Company or applicable Series to be treated as a publicly traded partnership subject to tax as an association for U.S. federal income tax purposes. Subject to receiving the consent required in the foregoing sentence, if necessary, a Member may Dispose of its Membership Interest only by complying with all of the following requirements: (I) such Member must offer the Series A Founding Members the right to acquire such Membership Interest in accordance with Section 3.03(b)(ii), unless (1) the proposed Assignee is an Affiliate of the Disposing Member or the Representatives of the Series A Founding Members consent to the Disposition to such Assignee, which consent may be granted or withheld in the Sole Discretion of each such Representative or (2) the Disposition is made by EQT or USG in accordance with Sections 3.03(e) or (f); and (II) such Member must comply with the requirements of Section 3.03(b)(iv) and, if the Assignee is to be admitted as a Member, Section 3.03(b)(iii).

(ii)                                                          Preferential Purchase Rights.

(A)                               Preferential Purchase Rights. Subject to Section 3.03(b)(ii)(B), Section 3.03(b)(ii)(C) and Section 3.03(b)(ii)(D), if a Member desires to consummate a bona fide transaction that will result in the Disposition of all or a portion of its Membership Interest in a Series (whether or not the proposed Disposition is to another Member), then such Member (the “Disposing Member”) shall promptly give notice thereof (the “Disposition Notice”) to the Company and each Series A Founding Member; provided that this Section 3.03(b)(ii) shall not apply to a Disposition to an Affiliate of the Disposing Member or a Disposition in accordance with Section 3.03(d), [***], or Section 3.03(e) or Section 3.03(f). The Disposition Notice shall set forth all relevant information with respect to the proposed Disposition, including the name and address of the prospective acquirer, the precise Membership Interest and Series that is the subject of the Disposition, the price to be paid for such Membership Interest, and any other terms and conditions of the proposed Disposition. If any Member is a

Disposing Member but either or both of EQT and/or USG and their respective Affiliates are not the Disposing Member (such of EQT and/or USG and their respective Affiliates as is not a Disposing Member being referred to herein as the “Non-Disposing Founding Member(s)”), such Non-Disposing Founding Member(s) shall have the right (the “General Preferential Right”) to acquire, for the same purchase price, and on the same material terms and conditions, as are set forth in the Disposition Notice, some or all of the Membership Interest specified in the Disposition Notice; provided that, if the purchase price to be paid to the Disposing Member pursuant to the proposed Disposition is not entirely in cash, the purchase price for the Non-Disposing Founding Member(s) exercising the General Preferential Right shall be [***]. The Non-Disposing Founding Member(s) shall have [***] Business Days following receipt of the Disposition Notice (or if the price to be paid pursuant to such offer is not in cash, then [***] Business Days following [***], subject to any reasonable and necessary extension to obtain customary board approval, in which to notify the other Members (including the Disposing Member) whether such Non-Disposing Founding Member(s) desires to exercise its General Preferential Right. A notice in which a Non-Disposing Founding Member exercises such General Preferential Right is referred to herein as a “Preferential Exercise Notice” and as deliverer of a Preferential Exercise Notice, such Non-Disposing Founding Member is referred to herein as a “Preferential Purchasing Member.” The Preferential Purchasing Member(s) shall indicate in a Preferential Exercise Notice whether the Preferential Purchasing Member(s) elects to purchase all of the Disposing Member’s Membership Interest as set forth in the Disposition Notice or a portion thereof. In the event that more than one of EQT or USG (or their respective Affiliates) is a Preferential Purchasing Member, then each Preferential Purchasing Member shall indicate in a Preferential Exercise Notice whether it elects to purchase only its pro rata share of the Membership Interest offered in the Disposition Notice (based on its Sharing Ratio in the applicable Series) or whether such Preferential Purchasing Member elects to purchase a greater portion of such Membership Interest (up to the full amount thereof). If the Preferential Purchasing Member(s) elects to exercise the General Preferential Right to purchase the entire Membership Interest offered in the Disposition Notice (subject to proration based on the Preferential Purchasing Members’ respective Sharing Ratios in the applicable Series in the event that Preferential Purchasing Members elected to purchase a greater number of Membership Interests than the amount offered), the Disposing Member and the Preferential Purchasing Member(s) shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(ii)(C).  In the event that the Preferential Purchasing Member(s) elect to purchase less than the entire Membership Interest specified in the Disposition Notice, then the Disposing Member shall have the right to Dispose of the remaining amount of the unexercised portion of the Membership Interest in accordance with Section 3.03(b)(ii)(C).

(B)                               [***]

(C)                               [***]

(D)                               Preferential Purchase Right Resulting from Disposition of Membership Interests Held by an Operator. Notwithstanding the foregoing, for so long as an Operator is an Affiliate of a Member, if the Disposing Member is such Operator and the Assignee of such Disposing Member’s Membership Interests is not an Affiliate of such Member (including, for the avoidance of doubt, in the event such Operator is an Affiliate of EQT or EQM, where the Assignee is not an Affiliate of either EQT or EQM), then such Disposing Member shall promptly deliver the Disposition Notice to the Non-Disposing Founding Members that are not Affiliates of such Operator, and such Non-Disposing Founding Members and their Affiliates shall have the right (the “Operator Preferential Right”) to acquire a portion of the Membership Interests of the Disposing Member for the same purchase price and on the same material terms and conditions as are set forth in the Disposition Notice; provided that, if the purchase price to be paid to the Disposing Member pursuant to the proposed Disposition is not entirely in cash, the purchase price shall be [***]. The Non-Disposing Founding Members and their Affiliates shall have [***] Business Days following receipt of the Disposition Notice (or if the price to be paid pursuant to such offer is not in cash, then [***] Business Days following [***]), subject to any reasonable and necessary extension to obtain customary board approval, in which to notify the Disposing Member whether they desire to exercise the Operator Preferential Right. To the extent a Non-Disposing Founding Member or any of its Affiliates exercises its Operator Preferential Right, such Non-Disposing Founding Member (or its Affiliate) will be deemed a Preferential Purchasing Member. If the Non-Disposing Founding Member or any of its Affiliates elects to exercise the Operator Preferential Right to purchase the entire Membership Interest offered in the Disposition Notice, then the Disposing Member and the Non-Disposing Founding Member (or its Affiliate) shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(ii)(E). In the event that the Non-Disposing Founding Member (or its Affiliate) elects to purchase less than the entire Membership Interest specified in the Disposition Notice, then the Disposing Member shall have the right to Dispose of the remaining amount of the unexercised portion of the Membership Interest in accordance with Section 3.03(b)(ii)(E).

(E)                                Closing. If the Preferential Rights are exercised in accordance with Section 3.03(b)(ii)(A), 3.03(b)(ii)(B),  3.03(b)(ii)(D), as applicable, the closing of the purchase of the Membership Interest shall occur at the principal place of business of the Company no later than the

[***] Day after the expiration of the [***]-Day period referred to in Section 3.03(b)(ii)(A), 3.03(b)(ii)(B), 3.03(b)(ii)(C) or Section 3.03(b)(ii)(D), as applicable, subject to such extensions as may be necessary to obtain all applicable Authorizations to the purchase (and in such instance, the fifth Business Day after the receipt of all such applicable Authorizations to the purchase), unless the Disposing Member and the Preferential Purchasing Member(s) agree upon a different place or date. At the closing, (1) the Disposing Member shall execute and deliver to the Preferential Purchasing Member(s) (aa) an assignment of the Membership Interest, in form and substance reasonably acceptable to the Preferential Purchasing Member(s) containing a general warranty of title as to such Membership Interest (including that such Membership Interest is free and clear of all Encumbrances, other than those permitted under Section 3.03(c)(ii)) and (bb) any other instruments reasonably requested by the Preferential Purchasing Member(s) to give effect to the purchase; and (2) the Preferential Purchasing Member(s) shall deliver to the Disposing Member in immediately-available funds the purchase price provided for in Section 3.03(b)(ii)(A), 3.03(b)(ii)(B), 3.03(b)(ii)(C) or Section 3.03(b)(ii)(D), as applicable. The Sharing Ratios in respect of the Series Disposed of and Capital Accounts of the Members shall be adjusted to reflect the effect of the purchase.

(F)                                 Waiver of Preferential Right. If no Non-Disposing Founding Member, Diluted Member or Second Preferential Member, as applicable, delivers a notice of exercise of a Preferential Right, or if the Preferential Rights, as applicable, are not exercised in full pursuant to Section 3.03(b)(ii)(A), 3.03(b)(ii)(B), 3.03(b)(ii)(C) or 3.03(b)(ii)(D), the Disposing Member shall have the right, subject to compliance with the provisions of Sections 3.03(a) and (b), to Dispose of the portion of the Membership Interest described in the Disposition Notice that is not purchased pursuant to a Preferential Right, as applicable, to the proposed Assignee strictly in accordance with the terms of the Disposition Notice for a period of [***] Days after the expiration of the [***]-Day period referred to in such Section 3.03(b)(ii)(A), 3.03(b)(ii)(B), 3.03(b)(ii)(C) or Section 3.03(b)(ii)(D) (or, if later, the fifth Business Day after the receipt of all applicable Authorizations to the purchase). If, however, the Disposing Member fails so to Dispose of the Membership Interest within such [***]-Day period (or, if applicable, such fifth Business Day period), the proposed Disposition shall again become subject to the Preferential Rights.

(G)                               Transfer of Operator Rights. In connection with a Disposition of Membership Interests where the rights provided for in this Section 3.03(b)(ii) are not exercised or where such rights are waived pursuant to Section 3.03(b)(ii)(F), the Member with the right to appoint an Operator (which Member shall initially be EQT with respect to the Existing COM Agreement) may transfer such right to appoint such Operator to the assignee of such Membership Interests; provided, however, that, except with respect to transfers to an Affiliate, any successor Operator appointed by the transferee of such right to appoint such Operator and the Parent of such Operator must have the experience, safety record, creditworthiness, and financial wherewithal generally acceptable within the midstream natural gas industry.

(iii)                                                       Admission of Assignee as a Member. An Assignee has the right to be admitted to the Company as a Member, with the Membership Interest in the applicable Series (and attendant Sharing Ratio) so transferred to such Assignee, only if such Disposition is effected in strict compliance with Sections 3.03(a) and (b) or is effected in accordance with Section 3.03(d), [***], or Section 3.03(e) or Section 3.03(f).

(iv)                                                      Requirements Applicable to All Dispositions and Admissions. In addition to the requirements set forth in Sections 3.03(b)(i), 3.03(b)(ii) and 3.03(b)(iii), any Disposition of a Membership Interest and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, that any of the following requirements may be waived if such waiver is approved by a Supermajority Interest of both the Representatives of the Series A Management Committee and the Representatives of the Management Committee governing matters relating the Series of Membership Interests being Disposed of (other than clause (A)(4), which shall only require the approval of a Supermajority Interest of the Representatives of the Series A Management Committee), in each case in their Sole Discretion:

(A)                               Disposition Documents. The following documents must be delivered to each Management Committee and must be satisfactory, in form and substance, to such Management Committee in its sole and absolute discretion:

(1)                                 Disposition Instrument. A copy of the instrument pursuant to which the Disposition is effected.

(2)                                 Ratification of this Agreement. An instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 3.03(b)(iv)(A)(1): (aa) the notice address of the Assignee; (bb) if applicable, the Parent of the Assignee; (cc) the Sharing Ratios of the Disposing Member and its Assignee in respect of the Series Disposed of after the Disposition (which together must total the Sharing Ratio(s) of the Disposing Member in respect of the Series Disposed of before the Disposition); (dd) the Assignee’s ratification of this Agreement, as modified by any applicable amendment, supplement or side letter hereto, and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it; (ee) [***] and (ff) representations and warranties by the Disposing Member and its Assignee (1) that the Disposition and admission is being made in accordance with all applicable Laws, (2) that the matter set forth in Section 3.03(b)(iv)(A)(3) is true and correct, and (3) that the Disposition and admission do not violate any Financing Commitment or any other agreement to which the Company is a party.

(3)                                 Securities Law Opinion. Upon the reasonable request of either such Management Committee, unless the Membership Interest subject to the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities Law, a favorable opinion of the Disposing Member’s legal counsel, or, if so elected by either such Management Committee, the Company’s legal counsel or other legal counsel acceptable to such Management Committee, to the effect that the Disposition and admission is being made pursuant to a valid exemption from registration under those Laws and in accordance with those Laws; provided that no such opinion shall be required in the case of a Disposition by a Member to an Affiliate or a Disposition made in accordance with Section 3.03(d), with respect to [***], or Section 3.03(e) or Section 3.03(f).

(4)                                 Tax Opinion. A favorable opinion of the Disposing Member’s legal counsel, or, if so elected by the Series A Management Committee, the Company’s legal counsel or other legal counsel acceptable to the Series A Management Committee, to the effect that the Disposition is being made to a transferee that either (aa) is not a partnership, grantor trust, or Subchapter S corporation for United States federal income tax purposes, or (bb) is a partnership, grantor trust, or Subchapter S corporation for United States federal income tax purposes that is not part of a tiered arrangement, a principal purpose of which is to permit the Company or applicable Series to satisfy the 100 partner limitation set forth in Treasury Regulation Section 1.7704-1(h)(1)(ii); provided that no such opinion shall be required in the case of a Disposition by a Member to an Affiliate or a Disposition made in accordance with Section 3.03(d), with respect to [***], or Section 3.03(e) or Section 3.03(f).

(B)                               Payment of Expenses. The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, including the legal fees incurred in connection with the legal opinions referred to in Section 3.03(b)(iv)(A)(3) and (4), on or before the 10th Day after the receipt by that Person of the Company’s invoice for the amount due. The Company will provide such invoice as soon as practicable after the amount due is determined but in no event later than [***] Days thereafter. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Rate.

(C)                               No Release. No Disposition of a Membership Interest shall effect a release of the Disposing Member from any liabilities to the

Company or the other Members arising from events occurring prior to the Disposition.

(D)                               Indebtedness of Company. Any Disposition of all or any portion of the Membership Interest of a Member shall also include the Disposition of a proportionate share of the Indebtedness owed by the Company or applicable Series to the Disposing Member relating to the Membership Interests Disposed of. As long as this Agreement shall remain in effect, all evidences of Indebtedness of the Company owed to any of the Members shall bear an appropriate legend to indicate that it is held subject to, and may be Disposed of only in accordance with, the terms and conditions of this Agreement, and that such Disposition may be made only in conjunction with the Disposition of a proportionate part of such Member’s Membership Interest. If such Indebtedness was incurred prior to the Effective Date, then such Indebtedness is deemed to have been incurred in connection with the Mainline Facilities and is therefore deemed to relate to Series A Membership Interests, and if such Indebtedness is incurred after the Effective Date, then such Indebtedness shall be deemed to relate to the Series for which such Indebtedness was incurred; provided, that if such Indebtedness applies to the Company as a whole then a portion of such Indebtedness shall be allocated to each Series by the Series A Management Committee.

(v)                                                         Change of Control.

(A)                               General Buy-out Right. Subject to Section 3.03(b)(v)(B), Section 3.03(b)(v)(C) and Section 3.03(b)(v)(D), in the event of a Change of Control, then the Member with respect to which the Change of Control has occurred (the “Changing Member”) shall promptly (and in all events within [***] Business Days after entrance into a definitive agreement providing for a Change of Control) give notice thereof (the “Control Notice”) to the Company and each Series A Founding Member. If the Control Notice is not given by the Changing Member as provided above and any other Member becomes aware of such Change of Control, such other Member shall have the right to give the Control Notice to the Changing Member, the Company and the other Members. Each of EQT and USG and their respective Affiliates (excluding the Changing Member and its Affiliates) shall have the right (the “General Buy-out Right”) to acquire the Membership Interest of the Changing Member for [***] on the terms set forth herein. Each of EQT and USG and their respective Affiliates (excluding the Changing Member and its Affiliates) shall have the right (but not the obligation) to acquire all or any portion of the Membership Interest of the Changing Member that is equal to, [***]. Each of EQT and USG and their respective Affiliates (other than the Changing Member) shall have [***] Business Days, subject to any reasonable and necessary extension to obtain customary board approval, following the determination of [***] of such Membership Interest in which to notify each other Member and the

Changing Member whether it desires to exercise its General Buy-out Right. A notice in which EQT and/or USG or their respective Affiliates exercises such General Buy-out Right is referred to herein as a “Change Exercise Notice,” and a Member that delivers a Change Exercise Notice is referred to herein as a “Change Purchasing Member.” If, at the end of such [***]-Day period, there remains a portion of the Membership Interest for which such General Buy-out Right has not been exercised (a “Change Unexercised Portion”), then the Change Purchasing Members shall have an additional [***]-Day period in which to elect to purchase the remaining Change Unexercised Portion. The Changing Member and the Change Purchasing Members shall close the acquisition of the Membership Interest in accordance with Section 3.03(b)(v)(E). A Member that fails to exercise a right during any applicable period set forth in this Section 3.03(b)(v)(A) shall be deemed to have waived such right for the subject Change of Control, but not any right for future Changes of Control. If none of EQT or USG or their respective Affiliates exercises the General Buy-out Right, the Change of Control shall be effective and the successor in interest to the Changing Member shall be admitted as a Member upon compliance with Section 3.03(b)(iv).

(B)                               [***]

(C)                               [***]

(D)                               Change of Control of Member That Is an Operator. Notwithstanding the foregoing, [***].

(E)                                Closing. If the [***].

(F)                                 Definitions. As used in this Section 3.03(b)(v), [***].

(c)                                  Encumbrances of Membership Interest. A Member may not Encumber its Membership Interest in a Series, except by complying with one of the following paragraphs:

(i)                                                             (A) such Member must receive the consent of [***] with respect to such Series (calculated without reference to the Sharing Ratio of any Founding Member of such Series that is the Encumbering Member), which consent (as contemplated by Section 6.02(f)(ii)) may be granted or withheld in the Sole Discretion of each applicable Representative; and (B) the instrument creating such Encumbrance must provide that any foreclosure of such Encumbrance (or Disposition in lieu of such foreclosure) must comply with the requirements of Sections 3.03(a) and (b); or

(ii)                                                          such Encumbrance is required by the terms of a Financing Commitment.

(d)                                 [***]

(e)                                  EQT and Related Assignment Rights. Notwithstanding anything in this Agreement to the contrary, EQT or its Affiliate that is a Member shall have the right from time to time to sell or assign (i) to EQM, whether or not Controlled by EQT or its then Parent, or (ii) to any limited partnership, master limited partnership, any other Person or arrangement treated as a partnership for U.S. federal income tax purposes, any entity treated as a disregarded entity from any of the foregoing for such purposes or other Person Controlled by EQT or its then Parent all or any part of the Membership Interest of a given Series then held by EQT or such Affiliates (provided that, in either case, if such sale or assignment occurs prior to the In-Service Date with respect to the Mainline Facilities or Additional Transportation Facilities, as applicable, associated with such Series, then, at the time of such sale or assignment, such Assignee provides the Company with replacement Performance Assurances, if applicable, meeting the requirements of Section 4.01(b)), and any such Assignee may further sell or assign such Membership Interest to any such Person, directly or indirectly through multiple sales or assignment among Affiliates, in each case, without any consent from USG or its Affiliates and without triggering any rights or restrictions under, or the provisions of, Section 3.03(b)(ii). EQT or such Affiliate shall promptly provide to the Company and USG copies of the assignment instrument and the ratification instrument associated with each such sale or assignment, and the Members shall amend Schedule I to reflect the Sharing Ratios in respect of such Series set forth in such ratification instrument.

(f)                                   USG MLP and Related Assignment Rights. Notwithstanding anything in this Agreement to the contrary, USG or its Affiliate that is a Member shall have the right from time to time to sell or assign to any limited partnership or master limited partnership or other Person Controlled by USG or its then Parent all or any part of the Membership Interest of a given Series then held by USG or such Affiliates (provided that, in either case, if such sale or assignment occurs prior to the In-Service Date with respect to the Mainline Facilities or Additional Transportation Facilities, as applicable, associated with such Series, then, at the time of such sale or assignment, such Assignee provides the Company with replacement Performance Assurances, if applicable, meeting the requirements of Section 4.01(b)), and any such Assignee may further sell or assign such Membership Interest to any such Person, directly or indirectly through multiple sales or assignments among Affiliates, in each case, without any consent from EQT or its Affiliates and without triggering any rights or restrictions under, or the provisions of, Section 3.03(b)(ii). USG or such Affiliate shall promptly provide to the Company and EQT copies of the assignment instrument and the ratification instrument associated with each such sale or assignment, and the Members shall amend Schedule I (or any applicable sub-schedule thereof) to reflect the Sharing Ratios in respect of such Series set forth in such ratification instrument.

3.04                        Creation of Additional Membership Interests. With respect to each Series, Additional Membership Interests may be created and issued to existing Members holding Membership Interests in such Series, on such terms and conditions as [***] of the Management Committee of such Series may determine at the time of issuance. With respect to any Series, Additional Membership Interests may be created and issued to Persons who are not then Members of such Series, who shall thereupon be admitted to such Series as Members of such Series, with the consent of [***] of the Management Committee of such Series and the approval of [***] of the Series A Management Committee, with such Additional Membership Interests having such terms and conditions as [***] of the Management Committee of such Additional Series may determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes of Members with respect to such Series having different rights, powers and duties pursuant to Section 3.01(c). Any such admission is effective only after the New Member has executed and delivered to the Members an instrument containing the notice address of the New Member, the Assignee’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it. The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests or admissions of Assignees in connection therewith, such matters being governed by Sections 3.03(a) and (b).

3.05                        Access to Information.

(a)                                 Each Founding Member of a Series shall be entitled to receive any information that it may request concerning such Series; provided that this Section 3.05 shall not obligate the Company, any Management Committee, or an Operator to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database), except as otherwise provided in Section 9.02. Each Founding Member of a Series shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the properties of the Series and to audit, examine, and make copies of the books of account and other records of the Series to discuss the Series’ businesses and financial affairs. Such right may be exercised through any agent or employee of such Founding Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. The Founding Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Founding Member’s behalf. The Founding Members of a Series, and if the Operator with respect to the Facilities of such Series is an Affiliate thereof, such Operator agree to cause such Operator to, reasonably cooperate, and to cause their respective independent public accountants, engineers, attorneys or other consultants to reasonably cooperate, in connection with any such request. Confidential Information obtained pursuant to this Section 3.05(a) shall be subject to the provisions of Section 3.06.

(b)                                 Each New Member shall be entitled to receive only the information and reports set forth in Section 9.02. Confidential Information received pursuant to this Section 3.05(b) shall be subject to the provisions of Section 3.06.

3.06                        Confidential Information.

(a)                                 Except as permitted by Section 3.06(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates, and (ii) each Member shall use the Confidential Information only in connection with the Facilities and the Company.

(b)                                 Notwithstanding Section 3.06(a), but subject to the other provisions of this Section 3.06, a Member may make the following disclosures and uses of Confidential Information:

(i)                                                             disclosures to another Member or to an Operator in connection with the Company;

(ii)                                                          disclosures and uses that are approved in advance by the Series A Management Committee;

(iii)                                                       disclosures that may be required from time to time to obtain requisite Authorizations or financing for the Facilities, if such disclosures are approved in advance by the Series A Management Committee;

(iv)                                                      disclosures to an Affiliate of such Member, including the directors, officers, members, managers, employees, agents and advisors of such Affiliate, if such Affiliate has agreed to abide by the terms of this Section 3.06; provided, however, that in no event shall [***];

(v)                                                         disclosures to a Person that is not a Member or an Affiliate of a Member, if such Person has been retained by the Company, a Member, or an Operator to provide services in connection with the Company and has agreed to abide by the terms of this Section 3.06;

(vi)                                                      disclosures to a bona fide potential direct or indirect purchaser, or parent of such purchaser, of such Member’s Membership Interest, if such potential purchaser has executed a confidentiality agreement in form and substance acceptable to the Series A Management Committee;

(vii)                                                   disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (A) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (B) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (C) any state securities Laws, or (D) any national securities exchange or automated quotation system; and

(viii)                                                disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law or that a Member makes to a Governmental Authority or regulatory authority pursuant to a regulatory request, examination, or audit; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:

(A)                               provide the Series A Management Committee with prompt notice of such requirements so that one or more of the Members may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 3.06(b)(viii); and

(B)                               cooperate with the Series A Management Committee and with the other Members in any attempt one or more of them may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (1) to furnish only that portion of the Confidential Information that, in the opinion of such Member’s counsel, such Member is legally required to disclose, and (2) to exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

(c)                                  Each Member shall take such precautionary measures as may be required to ensure (and such Member shall be responsible for) compliance with this Section 3.06 by any of its Affiliates, and its and their directors, officers, employees and agents, and other Persons to which it may disclose Confidential Information in accordance with this Section 3.06.

(d)                                 Promptly after any Withdrawal or Disposition by any Member of all of its Membership Interests pursuant to Sections 3.03 or 10.02, a Withdrawn Member or Disposing Member, as applicable, shall promptly destroy (and provide a certificate of destruction to the Company with respect to), or return to the Company, all Confidential Information in its possession. Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 3.06, a Withdrawn Member or Disposing Member may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of (i) explaining such Member’s corporate decisions with respect to the applicable Facilities; (ii) preparing such Member’s tax returns and defending audits, investigations and proceedings relating thereto; or (iii) in compliance with such Member’s document retention policy; provided that the Withdrawn Member or Disposing Member must notify the Series A Management Committee in advance of such retention and specify in such notice the stated period of such retention.

(e)                                  The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 3.06, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 3.06 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity, pursuant to Sections 11.03 and 11.04.

(f)                                   The obligations of the Members under this Section 3.06 (including the obligations of any Withdrawn Member) shall terminate on the [***] anniversary following the date on which such Member ceases to be a Member of the Company.

3.07                        Liability to Third Parties. No Member or its Affiliates shall be liable for the debts, obligations or liabilities of the Company or any Series.

3.08                        Use of Members’ Names and Trademarks. The Company, a Series, the Members and their Affiliates shall not use the name or trademark of any Member or its Affiliates in connection with public announcements regarding the Company, or marketing or financing activities of the Company, without the prior written consent of such Member or Affiliate.

ARTICLE 4
 CAPITAL CONTRIBUTIONS/LOANS

4.01                        Capital Contributions.

(a)                                 Capital Calls.

(i)                                                             The Management Committee governing with respect to a given Series shall issue or cause to be issued a written request to each Member holding Membership

Interests of such Series for the making of Capital Contributions in respect of such Series at such times and in such amounts as such Management Committee shall approve or as determined pursuant to Section 4.01(a)(iii) (such written request referred to herein as a “Capital Call”) [***]. Capital Contributions shall be made by the Members in accordance with their respective Sharing Ratio(s) applicable to the Series to which the Capital Call relates. Such Capital Contributions shall be made in cash, unless a Supermajority Interest with respect to such Series elects to request non-cash Capital Contributions; provided, that any such Members that do not make such Capital Contributions in kind shall have the right to make such Capital Contributions in cash on a pro rata basis. All amounts timely received by the Company pursuant to this Section 4.01 shall be credited to the respective Member’s Capital Account with respect to such Series as of such specified date.

(ii)                                                          As to a Construction Budget, an Initial Operating Budget and any Capital Budget associated with any Facility covered by any Approved Precedent Agreement approved by the Management Committee governing matters with respect to such Facility in accordance with the applicable provisions of the Series Schedules, no further approval of [***] shall be required for the Capital Calls required to fund such budget or project as set forth therein, subject to the applicable provisions of the Series Schedules; rather, subject to and in accordance with the applicable COM Agreement, an Operator (in accordance with Section 4.01(a)(i)) shall issue written notices to the Company for such Capital Calls and, subject to the applicable provisions of the Series Schedules, loans from Members, at such times and in such amounts necessary to fund the costs associated with such budget or project.

(iii)                                                       In connection with each individual Capital Call, the applicable Management Committee, by the affirmative vote of [***] of the applicable Representatives, will determine what portion (if any) of such funding will be made pursuant to Capital Contributions and what portion (if any) of such funding will be made by loans by the Members to the Company. Upon receipt of each notice issued by an Operator pursuant to Section 4.01(a)(ii), the Company shall issue written requests to each Member, consistent with the determination made pursuant to the preceding sentence, for the making of the Capital Contributions and/or loans required in connection with such notice.

(iv)                                                      Each Capital Call shall contain the following information:

(A)                               The total amount of Capital Contributions or loans requested from Members holding Membership Interests of the applicable Series;

(B)                               The amount of Capital Contribution or loans requested from the Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member in respect of the applicable Series;

(C)                               The purpose for which the funds are to be applied in such reasonable detail as the applicable Management Committee shall reasonably direct; and

(D)                               The date on which payments of the Capital Contribution or loan shall be made (which date shall not be less than 30 Days following the date the Capital Call is given, unless a sooner date is reasonably determined to be necessary by the applicable Management Committee) and the method of payment, provided that such date and method shall be the same for each of the Members holding Membership Interests of the applicable Series.

(v)                                                         In the event the Management Committee governing matters with respect to a Facility fails to approve an Operating Budget with respect to such Facility within 30 Days of the submission of such Operating Budget to all of the Representatives on such Management Committee for approval, an Operator with respect to such Facility is authorized, subject to Section 4.01(a)(ii), to issue a notice to the Members of the applicable Series,  for the making of Capital Contributions and/or loans required to fund the costs associated with such Operating Budget in an amount consistent with the Operating Budget most recently approved by such Management Committee of such Series and including costs that do not exceed, for any line item, [***]% of the amount set forth for such line item in such most recently approved Operating Budget.

(vi)                                                      Each Member agrees that it shall make payments of its respective Capital Contributions or loans in accordance with Capital Calls issued pursuant to this Section 4.01.

(b)                                 Performance Assurances.

(i)                                                             Each Member shall deliver, or cause to be delivered on such Member’s behalf to the Company performance assurances (“Performance Assurances”) at the times and in the amounts specified on the Series Schedule relating to such Series appended by the Series A Management Committee to this Agreement pursuant to Section 3.01(c). Each such Series Schedule is incorporated herein by reference.

(ii)                                                          The Company (on behalf of a Series) shall be entitled to draw from the Performance Assurances of such Series in the event a Member fails to make payments of its respective Capital Contributions to such Series in accordance with Capital Calls issued pursuant to this Section 4.01. Unless otherwise specified on a Series Schedule, Performance Assurances shall be permitted to be in the form of one or more of (A) a full and unconditional written guarantee from a Qualified Guarantor, (B) a Letter of Credit or (C) cash collateral (with the ability to substitute from time to time among (A), (B) or (C)). For the avoidance of doubt, a Member’s obligation to post Performance Assurances shall expire (and any obligations under any posted Performance Assurances shall terminate) on the applicable In-Service Date.

(c)                                  Matured Financing Obligations.  In addition to the authority granted to the Management Committee governing matters relating to a given Series in the other provisions of this Section 4.01 to issue Capital Calls, if within [***] Days prior to the date any Indebtedness of the Company relating to such Series will become a Matured Financing Obligation (or within [***] Days after any notice of acceleration of any such Indebtedness received prior to the maturity date thereof), (i) such Management Committee has not made a Capital Call for the payment of such amount that is (or is expected to be) a Matured Financing Obligation, and (ii) the Company has

been unable to secure refinancing for such Matured Financing Obligation on reasonably acceptable terms after negotiating in good faith to do so with third-party lender(s), then at any time thereafter, (1) either EQT or USG may, on behalf of such Management Committee, issue a Capital Call for cash in the amount required for the payment of such Matured Financing Obligation, and each Member holding Membership Interests of such Series shall be obligated to pay such Capital Call as provided in this Section 4.01, but such payment shall be made within [***] Days after the date the Capital Call is given (and not the [***]-Day period provided for in Section 4.01(a)(v)); provided that any failure by a Member to make a Capital Contribution with respect to a Capital Call made pursuant to this Section 4.01(c)(1) shall not constitute a Default under or breach of this Agreement; and (2) in the event any Member fails to make a Capital Contribution with respect to a Capital Call made pursuant to Section 4.01(c)(1), on or prior to such [***] Day, then each Founding Member holding Membership Interests of such Series shall have the right, but not the obligation, to pay the portion of the Capital Contribution owed and unpaid to permit the Company to discharge such Matured Financing Obligation. If any such Founding Member elects to pay such Matured Financing Obligation pursuant to Section 4.01(c)(2), then such Founding Member will be deemed to be an Additional Contribution/Loan Member with respect to such payment, and its payment of the Matured Financing Obligation shall be treated, at the election of such Additional Contribution/Loan Member, as one of either: (A) a Capital Contribution or loan resulting in the Additional Contribution/Loan Members receiving [***] or (B) a permanent Capital Contribution that results in an adjustment of the applicable Sharing Ratios of the non-contributing Member and such electing Founding Member in respect of such Series under Section 4.06(d). Notwithstanding anything to the contrary, no Member shall have any obligation to make Capital Contributions in respect of, or otherwise be subject to recourse or liability for, a Matured Financing Obligation under a Financing Commitment relating to a given Series except if such Member holds Membership Interests of such Series.

4.02                        Loans.

(a)                                 If pursuant to Section 4.01(a)(iii) a Management Committee of a Series determines as to any individual Capital Call from Members of such Series that all or a portion of such Capital Call shall be made by loans from the Members to such Series, then each Member receiving such Capital Call shall make a loan to the Company with respect to such Series at the time and in the amount and under such terms and conditions as such Management Committee of such Series shall approve by the affirmative vote of a Supermajority Interest; provided that such Management Committee shall not call for loans rather than Capital Contributions if doing so would breach any Financing Commitment or other agreement of the Company.

(b)                                 All amounts received from a Member after the date specified in Section 4.01(a)(iv) by the Company with respect to a Series pursuant to this Section 4.02 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company with respect to such Series and shall accrue from and after such specified date at the Default Rate. Any such interest paid shall be treated as a penalty and shall not be considered part of the principal of the loan and shall not be repaid by the Company.

(c)                                  In addition to the information required pursuant to Section 4.01(a)(iv), each written request issued pursuant to Section 4.02(a) shall contain all terms concerning the interest rate, security, seniority, repayment and any other material terms of or otherwise related to such loans; provided that such terms shall be the same for each of the Members receiving such Capital Call.

(d)                                 Each Member agrees that it shall make its respective loans in accordance with requests issued pursuant to this Section 4.02.

4.03                        No Other Contribution or Loan Obligations. No Member shall be required or permitted to make any Capital Contributions or loans to the Company with respect to a Series except pursuant to this Article 4.

4.04                        Return of Contributions. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

4.05                        Capital Accounts.

(a)                                 A separate Capital Account shall be established and maintained for each Member with respect to such Member’s Membership Interest in each Series. Each Member’s Capital Account with respect to each Series shall be increased by (i) the amount of money contributed by that Member to the Company with respect to the Series; (ii) the initial Book Value of property contributed by that Member to the Company with respect to the Series (net of liabilities secured by such contributed property that the Company with respect to the Series is considered to assume or take subject to under Section 752 of the Code); (iii) allocations to that Member of Net Profit and items of income or gain with respect to the Series, including items specifically allocated to such Member with respect to the Series pursuant to Section 5.04(c); and (iv) the amount of any liabilities with respect to the Series assumed by such Member and shall be decreased by (v) the amount of money distributed to that Member by the Company with respect to the Series; (vi) the Book Value of property distributed to that Member by the Company with respect to the Series (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (vii) allocations to that Member of Net Loss and items of loss or deduction with respect to the Series, including items specifically allocated to such Member pursuant to Section 5.04(c) and (viii) the amount of any liabilities of such Member assumed by the Company with respect to the Series. Except as provided in this Section 4.05 with respect to each separate Capital Account established with respect to each Series, a Member who has more than one Membership Interest with respect to the Series shall have a single Capital Account that reflects all such Membership Interests regardless of the time or manner in which such Membership Interests were acquired. Upon the Disposition of all or a portion of a Membership Interest with respect to the Series, the Capital Account with respect to the Series of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l). The Capital Accounts shall not be deemed to be, nor have the same meaning as, the capital account of the Company under the NGA.

(b)                                 In the discretion of the Management Committee governing with respect to a given Series, the Book Value of the Company’s assets with respect to such Series shall be increased or decreased to reflect a revaluation of the property based on the fair market value of the property on the date of adjustment immediately prior to any of the following (each, a “Revaluation Event”): (i) the contribution of more than a de minimis amount of money or other property to the Company with respect to the Series by a new or existing Member as consideration for a Membership Interest with respect to the Series or an increase in the applicable Sharing Ratio with respect to the Series, (ii) the distribution of more than a de minimis amount of money or other property by the Company with respect to the Series to a Member as consideration for a Membership Interest, or (iii) the liquidation of the Series. Whenever the fair market value of property is required to be determined pursuant to this Agreement (including the preceding sentence), the Operator operating the Facility or Facilities to which such property relates shall propose such a fair market value in a notice to the other Members. If any other Member disagrees with such determination, such Member shall notify the other Members of such disagreement within 10 Business Days of receiving such notice. If such Dispute is not resolved within 5 Business Days after such notice, any Member may submit such Dispute for binding appraisal in accordance with Section 13.11(c) by delivering a FMV Notice to the other Members.

This Section 4.05 is intended to comply with the capital account maintenance provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and will be applied and interpreted in accordance with such Treasury Regulations.

4.06                        Failure to Make a Capital Contribution or Loan.

(a)                                 General. If any Member fails to make a Capital Contribution as requested by a Management Committee (but excluding Capital Calls issued on behalf of such Management Committee pursuant to Section 4.01(c)) in a Capital Call validly and timely issued pursuant to Section 4.01 or a loan when required pursuant to Section 4.02(a) (each such Member being a “Non-Contributing/Loan Member”), and if such failure continues for more than [***] Days after the date on which it is due, the Members that have contributed their Capital Contribution or made their loan, as applicable, in respect of such Capital Call (each, a “Contributing/Loan Member”) may (without limitation as to other remedies that may be available, and in particular such other remedies shall include the right to specifically enforce the obligation of the Non-Contributing/Loan Member to make the required Capital Contribution or loan) thereafter elect to:

(i)                                                             treat the Non-Contributing/Loan Member’s failure as a Default by giving notice thereof to the Non-Contributing/Loan Member, in which event the provisions of this Agreement regarding the commission of a Default by a Member shall apply (but if the Capital Call is for the payment of a Matured Financing Obligation, the Default shall be immediate on the giving of such notice and the [***]-Day cure period contemplated in the definition of Default shall not apply); or

(ii)                                                          pay the portion of the Capital Contribution owed and unpaid by, or make the loan required from, the Non-Contributing/Loan Member (the “Additional Contribution/Loan”) in which event the Contributing/Loan Members that elect to fund the Non-Contributing/Loan Members’ share (the “Additional Contribution/Loan Members”) may treat the contribution or loan, as applicable as one of: (A) a Capital Contribution or loan, as applicable, resulting in the Additional Contribution/Loan Members receiving [***] under Section 4.06(c), or (B) a permanent Capital Contribution that results in an adjustment of Sharing Ratios in respect of the Series to which the Additional Contribution/Loan relates (the “Applicable Adjustment Series”) under Section 4.06(d), as determined by the Additional Contribution/Loan Members as set forth below.

Notwithstanding anything to the contrary in this Agreement, if the Contributing/Loan Members make the election pursuant to Section 4.06(a)(ii), the provisions of Section 4.06(c) and Section 4.06(d) will be applied separately with respect to each Series. No Contributing/Loan Member shall be obligated to make either election under clause (i) or clause (ii) above. The decision of the Contributing/Loan Members to elect (i) or (ii) above shall be made by the determination of the Contributing/Loan Members holding [***]% of the applicable Sharing Ratios of all Contributing/Loan Members, but clause (ii) above may not be elected unless at such time of determination there is one or more Additional Contribution/Loan Members. The decision of the Additional Contribution/Loan Members to elect clause (ii)(A) or clause (ii)(B) above shall be made by the determination of the Additional Contribution/Loan Members holding [***]% of the applicable Sharing Ratios of all Additional Contribution/Loan Members. Unless and until such election is made, payment of the Additional Contribution/Loan shall be treated as a Priority Interest under Section 4.06(a)(ii)(A). [***]

(b)                                 Default. If the Contributing/Loan Members make the election pursuant to Section 4.06(a)(i) above with respect to a failure to make a Capital Contribution to a Series and the Non-Contributing/Loan Member holds Membership Interests of any other Series, any distributions from the Company with respect to such other Series that would otherwise have been due and payable to the Non-Contributing/Loan Member absent such Non-Contributing/Loan Member’s failure to make such Capital Contribution shall be paid to the Series to which such failure relates until such time as such Series receives an amount equal to the shortfall resulting from such failure.

(c)                                  [***]:

(i)                                                             [***]

(ii)                                                          [***] shall not alter the Sharing Ratios of the Members, nor shall [***] alter any distributions to the Contributing/Loan Members (in their capacity as Contributing/Loan Members, as opposed to their capacity as Additional Contribution/Loan Members) in accordance with their respective Sharing Ratios. Notwithstanding any provision in this Agreement to the contrary, a Member may not Dispose of all or a portion of [***] except to a Person to whom it Disposes all or the applicable pro rata portion of the Membership Interest of the Series to which such Priority Interest relates after compliance with the requirements of this Agreement in connection therewith.

(iii)                                                       For so long as any Additional Contribution/Loan Member holds [***] with respect to a Series, neither any Non-Contributing/Loan Member nor its Representative shall have the right to vote its Membership Interest (or Sharing Ratio(s)) under this Agreement with respect to any decision regarding distributions from the Company, and any distribution to which such Non-Contributing/Loan Member is entitled with respect to any Series shall be paid [***].

(iv)                                                      No Member that is a Non-Contributing/Loan Member may Dispose of its Membership Interest of the Applicable Adjustment Series unless, at the closing of such Disposition, either the Non-Contributing/Loan Member or the proposed Assignee pays [***]. No Assignee shall be admitted to the Company as a Member until compliance with this Section 4.06(c)(iv) has occurred.

(d)                                 Permanent Contribution. If the Additional Contribution/Loan Members elect under Section 4.06(a)(ii) to have the Additional Contribution/Loan with respect to a Series treated as a permanent Capital Contribution, then the Sharing Ratios in respect of the Additional Contribution/Loan Members and the Non-Contributing/Loan Member will be automatically adjusted to equal each Member’s total Capital Contributions in respect of the Applicable Adjustment Series when expressed as a percentage of all such Members’ Capital Contributions (after giving effect to the Capital Contribution made by the Additional Contribution/Loan Members) in respect of such Series.

(e)                                  Further Assurance. In connection with this Section 4.06, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Section 4.06.

(f)                                   Deemed Non-Contributing/Loan Member. Notwithstanding anything to the contrary, for purposes of this Agreement the term “Non-Contributing/Loan Member” shall include any Member who (i) fails to duly elect to make a proposed Capital Call under Section 4.01 or a proposed loan pursuant to Section 4.02 and (ii) fails to fund such Capital Call or loan, in each case, to the extent necessary to cover the amount of any Matured Financing Obligation that is to become due within [***] Days or that has become due (by acceleration or otherwise).

4.07                        Credit Assurance.

(a)                                 Unless otherwise agreed to by [***], if the Series is required to provide a guaranty, letter of credit or other credit support (each a “Credit Assurance”) to a counterparty under any contract or agreement (including an Approved Precedent Agreement) relating to a Facility approved by the Management Committee governing matters relating to such Facility prior to the In-Service Date of such Facility (each a “Subject Contract”), then each Member holding Membership Interests of the Series to which such Facility relates agrees to provide or cause to be provided (on behalf of the Series and within [***] Business Days of the Series’ request) to such counterparty the required form of Credit Assurance in an amount equal to the product of (i) the total dollar amount of the obligations for which the Series is required to provide such Credit Assurance, and (ii) such Member’s Sharing Ratio in respect of the applicable Series. As to any New Member, if at the time of admittance any Credit Assurance has been provided by the Members holding Membership Interests of the Series held by such New Member, then such New Member shall provide (on behalf of the Series and within [***] Business Days of the Series’ request) to the applicable counterparty such Credit Assurance in the same form and in an amount equal to the product of (1) the total dollar amount of obligations for which the Series is required to provide such Credit Assurance and (2) such New Member’s Sharing Ratio in respect of such Series. Any Credit Assurances posted by the then-current Members shall be reduced to reflect the New Member’s Credit Assurances and in accordance with such Member’s Sharing Ratio in respect of such Series.

(b)                                 If a breach, default or other event occurs under a Subject Contract and the counterparty thereunder makes a demand or draw on one or more Credit Assurances for such breach, default or other event (a “Demand Event”), then a determination will be made as to the total dollar amount demanded or drawn by such counterparty for such Demand Event (“Total Event Demand Amount”). [***]

(c)                                  If any Member [***], then such Member [***].

ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS

5.01                        Distributions. With respect to each Series, within [***] Days following the end of each Quarter following the first In-Service Date applicable to the Facilities to which a Series relates, the Management Committee governing matters relating to such Series shall determine the amount of Available Cash with respect to such Series. For each applicable Series, an amount equal to 100% of Available Cash shall, subject to Section 18-607 of the Act, be distributed in accordance with this Article 5 to the applicable Members (other than a Breaching Member) in proportion to their respective Sharing Ratios in respect of such Series (at the time the amounts of such distributions are made); provided, however, that, if such Management Committee fails timely to determine the amount of Available Cash with respect to a Series, an amount equal to [***]% of the Available Cash with respect to the immediately preceding Quarter shall, subject to Section 18-607 of the Act, be distributed in accordance with this Article 5 to the Members (other than a Breaching Member) holding Membership Interests of such Series in proportion to their respective Sharing Ratios with respect to such Series (at the time the amounts of such distributions are made)

5.02                        Allocations for Maintaining Capital Accounts.

(a)                                 Except as otherwise provided herein, for purposes of maintaining the Capital Accounts pursuant to Section 4.05, Net Profit and Net Loss (and, to the extent necessary, individual items of income, gain, loss or deduction with respect to each Series) of or with respect to a Series for a fiscal year or other period shall be allocated among the Members with respect to each Series such that the Adjusted Capital Account (determined without regard to clause (b) of the definition of Adjusted Capital Account) balance of each Member with respect to the Series, immediately after making such allocation, and special allocations in Section 5.02(b), is, as nearly as possible, equal proportionately to such Member’s Target Capital Account Amount. For these purposes, a Member’s “Target Capital Account Amount” with respect to a Series equals the amount of distributions that would be made to such Member with respect to the Series pursuant to Section 5.01 if all of the Company’s assets with respect to the Series were sold for cash at a price equal to their Book Value, all Company liabilities with respect to the Series were satisfied (limited with respect to each nonrecourse liability within the meaning of Treasury Regulation Section 1.704-2(b)(3) to the Book Value of the assets securing such liability) and all of the remaining assets of the Company with respect to the Series were distributed in accordance with Section 5.01 to the Members immediately after such hypothetical sale of assets with respect to the Series. For the avoidance of doubt the items described in this Section 5.02 will be allocated to each Series as if such Series were a separate partnership for federal income tax purposes and shall be allocated to the Members associated with each Series on that basis.

(b)                                 Notwithstanding the foregoing provisions of this Section 5.02, the following special allocations will be made:

(i)                                                             Nonrecourse Deductions with respect to each Series shall be allocated to the Members in proportion to their Sharing Ratios with respect thereto.

(ii)                                                          Member Nonrecourse Deductions with respect to any Series attributable to Member Nonrecourse Debt with respect to the Series shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 5.02(b)(ii) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)                                                       Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain with respect to any Series for an allocation period (or if there was a net decrease in Minimum Gain with respect to the Series for a prior allocation period and the Company did not have sufficient amounts of income and gain with respect to the Series during prior periods to allocate among the Members under this Section 5.02(b)(iii), items of income and gain with respect to the Series shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 5.02(b)(iii) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(iv)                                                      Notwithstanding any provision hereof to the contrary except Section 5.02(b)(iii) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain with respect to any Series for an allocation period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain with respect to the Series for a prior allocation period and the Company did not have sufficient amounts of income and gain with respect to the Series during prior periods to allocate among the Members under this Section 5.02(b)(iv)), items of income and gain with respect to the Series shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 5.02(b)(iv)) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(v)                                                         Notwithstanding any provision hereof to the contrary except Section 5.02(b)(i) and Section 5.02(b)(ii), no Net Loss or items of loss or deduction with respect to any

Series shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit Adjusted Capital Account balance (or increase any existing deficit Adjusted Capital Account balance) with respect to the Series at the end of the allocation period. All Net Loss and items of loss or deduction in excess of the limitation set forth in this Section 5.02(b)(v) shall be allocated to the Members with interests in the Series who do not have a deficit Adjusted Capital Account balance in proportion to their relative positive Adjusted Capital Accounts with respect to the Series but only to the extent that such Net Loss and items of loss or deduction do not cause any such Member to have a deficit Adjusted Capital Account balance with respect to the Series.

(vi)                                                      If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) resulting in or increasing an Adjusted Capital Account deficit for such Member with respect to any Series, items of income and gain with respect to the Series will be specially allocated to such Member in any amount and manner sufficient to eliminate, to the extent required by the Treasury Regulation, such Adjusted Capital Account deficit of the Member as quickly as possible; provided, however, that an allocation pursuant to this Section 5.02(b)(vi) shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account balance with respect to the Series after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.02(b)(vi) were not in this Agreement. The items of income or gain to be allocated will be determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d). This subsection (vi) is intended to qualify and be construed as a “qualifying income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such Treasury Regulations.

(vii)                                                   To the extent that an adjustment to the adjusted tax basis of any Company or Series asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of its Membership Interest with respect to any Series, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and such gain or loss will be specially allocated to the Members in accordance with Section 5.02(a) in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

5.03                        Allocations for Tax Purposes.

(a)                                 Except as provided in Section 5.03(b) and Section 5.03(c) or as otherwise required by the Code or Treasury Regulations, solely for federal income tax purposes, items of taxable income, gain, loss and deduction of the Company with respect to each Series for each fiscal year or other relevant period shall be allocated among the Members in the same manner as each correlative item of “book” income, gain, loss and deduction with respect to the Series is allocated to the Capital Accounts of the Members with respect to the Series pursuant to Section 5.02 and each tax credit shall be allocated to the Members in the same manner as the receipt or expenditure giving rise to such credit is allocated pursuant to Section 5.02.

(b)                                 Income, gain, loss, and deduction with respect to property contributed to the Company with respect to any Series by a Member or revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Members in a manner that takes into account the variation between the adjusted tax basis of such property and its Book Value, as required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i), using the remedial allocation method permitted by Treasury Regulation Section 1.704-3(d).

(c)                                  Pursuant to Treasury Regulation Section 1.1245-1(e), to the extent the Company with respect to any Series recognizes gain as a result of a sale, exchange or other disposition of Company or Series assets which is taxable as recapture income under Sections 1245 or 1250 of the Code or unrecaptured Section 1250 gain under Section 1(h) of the Code, such recapture income shall be allocated among the Members with respect to the Series in the same proportion as the depreciation and amortization giving rise to such recapture income was allocable among the Members. In no event, however, shall any Member be allocated recapture income hereunder in excess of the amount of gain allocated to the Member under this Agreement. Any recapture income that is not allocated to a Member due to the gain limitation described in the previous sentence shall be allocated among those Members whose shares of total gain on the sale, exchange or other disposition of the property exceed their share of depreciation and amortization attributable to Company or Series assets, in proportion to their relative shares of the total allocable gain.

(d)                                 The Members’ proportionate share of the “excess nonrecourse liabilities,” within the meaning of the Treasury Regulation Section 1.752-3(a)(3) with respect to each Series shall be allocated to the Members holding the Series in proportion to their respective Sharing Ratios with respect thereto.

(e)                                  Allocations pursuant to this Section 5.03 are solely for federal (and, where applicable, state and local) tax purposes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of income, gain, loss and other deduction described in Section 5.02 or distributions pursuant to any provision of this Agreement.

(f)                                   The Members are aware of the income and other tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of items of income, gain, loss, credit and deduction.

5.04                        Varying Interests. All items of income, gain, loss, deduction or credit with respect to each Series shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members with respect to the Series as of the last Day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s Sharing Ratio with respect to a Series, the Members agree that their allocable shares of such items with respect to the Series for the taxable year shall be determined based on any method determined by the Management Committee of such Series to be permissible under Code Section 706 and the related Treasury Regulations to take account of the Members’ varying Sharing Ratios with respect to the Series.

5.05                        Amounts Withheld. The Company is authorized to withhold from payments and distributions to the Members and to pay over to any federal, state or local Governmental Authority any amounts required to be so withheld pursuant to the Code or any provisions of any applicable Law and shall allocate such amounts to the Members with respect to which such amounts were withheld. All amounts withheld pursuant to the Code or any provisions of any applicable Law with respect to any payment, distribution or allocation shall be treated for all purposes under this Agreement as amounts paid or distributed pursuant to this Article 5 to the Members with respect to which such amount was withheld. All taxes paid on behalf of such Member pursuant to this Section 5.05 in excess of any distributions otherwise payable to such Member shall, at the option of the Company, (a) be promptly paid to the Company with respect to the applicable Series by such Member or (b) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever the Company selects option (b) of the preceding sentence, such Member shall for all purposes of this Agreement be treated as having received a distribution under Section 5.01 of the amount of the tax payment. To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability for taxes (and related interest, penalties or additions to tax) with respect to income attributable to or distributions or other payments to such Member.

ARTICLE 6
MANAGEMENT

6.01                        General. This Article 6 and Schedule I-A provide for the governance of matters relating to the Series A Membership Interests and, except if and to the extent otherwise provided on the applicable Series Schedule with respect to any Additional Series, the Company and, to the extent set forth herein, Additional Series through a “committee of the whole” referred to herein as the “Series A Management Committee.” Except as explicitly provided herein and on Schedule I with respect to matters relating to a specific Series, the management of each Series is fully vested in the Series A Management Committee. To facilitate the orderly and efficient management of the Series, the Series A Management Committee shall act (a) collectively as a “committee of the whole” pursuant to Section 6.02 and Article 2 of Schedule I-A, and (b) through the delegation of certain duties and authority to an Operator under a COM Agreement. Subject to the express provisions of this Agreement and, for the avoidance of doubt, except as provided on the applicable Series Schedule, each Member agrees that it will not exercise its authority under the Act to bind or commit the Company or any Series to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company or any Series. This Agreement, including this Article 6, is subject in all respects to the provisions of the Side Letters and any rights set forth on Schedule I that have been approved and adopted in accordance with this Agreement.

6.02                        Management Committee. This Article 6 and Schedule I-A provide for the governance of matters relating to the Series A Membership Interests and, except if and to the extent otherwise provided on each Additional Series Schedule with respect to a specific Series, the Company. Additionally, any Series Schedule relating to any Additional Series may provide for the formation of, and governance of matters relating to such Additional Series through, a “committee of the whole” comprised of one or more Representatives of each Member holding Membership Interests of such Additional Series (each such committee, an “Additional Series Management Committee,” and each Member entitled to participate in such Additional Series Management Committee at a given time, an “Additional Series Management Committee Member”); provided, however, that if any such Series Schedule does not provide for the formation of, or governance of matters relating to such Additional Series through, an Additional Series Management Committee, matters relating to such Additional Series shall be governed by the Series A Management Committee subject to any rights set forth on such Series Schedule that have been approved and adopted in accordance with this Agreement. Decisions or actions taken by any Management Committee in accordance with the provisions of this Agreement (for the avoidance of doubt, including any applicable Series Schedule) shall constitute decisions or actions by the Company and shall be binding on each Member, Representative, and employee of the Company. Each Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

(a)                                 Representatives.

(i)                                                             Authority. Each Representative shall have the full authority to act on behalf of the Management Committee Member that designated such Representative; the action of a Representative at a meeting (or through a written consent) of the applicable Management Committee shall bind the Management Committee Member that designated such Representative; and the other Members of the applicable Series shall be entitled to rely upon such action without further inquiry or investigation as to the actual authority (or lack thereof) of such Representative. In addition, the act of an Alternate Representative shall be deemed the act of the Representative for which such Alternate Representative is acting, without the need to produce evidence of the absence or unavailability of such Representative.

(ii)                                                          DISCLAIMER OF DUTIES; INDEMNIFICATION. EACH REPRESENTATIVE SHALL REPRESENT, AND OWE DUTIES TO, ONLY THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE (THE NATURE AND EXTENT OF SUCH DUTIES BEING AN INTERNAL AFFAIR OF SUCH MEMBER), AND SHALL NOT OWE ANY DUTIES (INCLUDING FIDUCIARY DUTIES) TO THE COMPANY, ANY OTHER MEMBER OR REPRESENTATIVE, OR ANY AFFILIATE, OFFICER, OR EMPLOYEE OF THE COMPANY, ANY OTHER MEMBER, OR ANY OTHER PERSON. THE PROVISIONS OF SECTION 6.04 AND ANY OTHER APPLICABLE DISCLAIMERS OF DUTIES SET FORTH ON SCHEDULE I SHALL ALSO INURE TO THE BENEFIT OF EACH MEMBER’S REPRESENTATIVE. THE COMPANY SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS EACH REPRESENTATIVE FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER), OTHER THAN THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE, THAT ARISE OUT OF, RELATE TO, OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE COMPANY OR SUCH REPRESENTATIVE’S SERVICE ON ANY MANAGEMENT COMMITTEE.

(iii)                                                       Attendance. Each Management Committee Member shall use all reasonable efforts to cause its Representative or Alternate Representative to attend each meeting of the Management Committee(s) of which it is a member, unless its Representative is unable to do so because of a “force majeure” event or other event beyond his reasonable control, in which event such Management Committee Member shall use all reasonable efforts to cause its Representative or Alternate Representative to participate in the meeting by telephone pursuant to Section 6.02(e).

(b)                                 Secretary. A Management Committee may designate a Secretary of such Management Committee, who need not be a Representative or an employee of a Member or any Affiliate thereof.

(c)                                  Procedures. The Secretary, or if no Secretary has been appointed, a person designated in writing by the Representatives, of a Management Committee shall maintain written minutes of each meeting held by such Management Committee. A Management Committee may adopt whatever rules and procedures relating to its activities as it may deem appropriate, provided that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement and the applicable Series Schedule.

(d)                                 Action by Written Consent. Any action required or permitted to be taken at a meeting of a Management Committee may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Representatives of the Management Committee Members acting through such Management Committee that could have taken the action at a meeting of such Management Committee.

(e)                                  Meetings by Telephone. Representatives may participate in and hold such meeting by means of conference telephone, videoconference or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a Representative participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(f)                                   Subcommittees. A Management Committee may create such subcommittees, and delegate to such subcommittees such authority and responsibility, and rescind any such delegations, as it may deem appropriate.

(g)                                  Officers. The Series A Management Committee may designate one or more Persons to be officers of the Company. Any officers so designated shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as the Series A Management Committee may delegate to them and shall serve at the pleasure of the Series A Management Committee and report to the Series A Management Committee.(1)

6.03                        Certain Approval Matters.

(a)                                 Notwithstanding any other provision of this Agreement, none of the following actions may be taken by, or on behalf of, the Company or any Series without first obtaining the approval of [***] the Representatives of the Series A Management Committee:

(i)                                                             with respect to the Company and each Series, conducting any activity or business that, in the reasonable judgment of the Existing Operator, acting in good

(1)  Note to Draft: Discussion regarding appointment of officers for each Series ongoing.

faith, may generate income for federal income tax purposes that may not be “qualifying income” (as such term is defined pursuant to Section 7704 of the Code) in excess of 5% of the gross income of the Company or such Series;

(ii)                                                          any material tax elections or any material decisions relating to material tax returns pertaining to Series A, the Company as a whole or more than one Series, in each case, as determined in the reasonable judgment of the Existing Operator, acting in good faith;

(iii)                                                       [***]

(iv)                                                      selecting a different name for the Company, or making any change to the principal nature of the business of the Company;

(v)                                                         approving accounting procedures for any Series in accordance with GAAP, or voluntarily changing or terminating the appointment of such Series’ accountants;

(vi)                                                      on the occurrence of a Dissolution Event, the designation of a Member or other Person to serve as liquidator pursuant to Section 12.02 of the Agreement;

(vii)                                                   the commencement, conduct or settlement of any suit, action or proceeding or arbitration involving the Company, in each case to the extent involving in excess of $[***];

(viii)                                                termination of any Series pursuant to Section 12.01 of the Agreement;

(ix)                                                      causing or permitting the Company or any Series to become Bankrupt (but this provision shall not be construed to require any Member to ensure the profitability or solvency of the Series);

(x)                                                         causing or permitting the Company or any Series to merge, consolidate or convert into any other entity;

(xi)                                                      approving any Additional Transportation Facility;

(xii)                                                   approving Series Schedules to this Agreement relating to an Additional Series and the Additional Transportation Facility to which such Additional Series relates, including (A) the Members holding Membership Interests of such Additional Series and their respective Sharing Ratios in respect of such Additional Series, (B) any specific governance rights held by Additional Series Members thereunder, including any Management Committee with respect to such Additional Series, and (C) any Performance Assurances required to be delivered to the Company by or on behalf of such Additional Series Members, including the timing of the delivery of, and the amount of, such Performance Assurances; and

(xiii)                                                entering into, amending in any material respect, or terminating any Side Letter, or approving of the assignment of a Side Letter in accordance with the terms thereof, including any modifications thereto in connection with such assignment; provided, however, that if such Side Letter or amendment thereof affects the terms of the  Membership Interests of a Member in such a manner that such Side Letter or amendment would have required such  Member’s approval pursuant to the terms of Section 13.05 of this Agreement or the applicable provisions of the Series Schedule relating to such Membership Interests had such Side Letter been effected as an amendment or modification of this Agreement or such Series Schedule, then such Side Letter or amendment thereof shall require such Member’s approval in accordance with the provisions of Section 13.05 of this Agreement or the comparable provision of such Series Schedule, as applicable.

(b)                                 In any matter proposed to the Series A Management Committee pursuant to Sections 6.03(a)(i), (ii), and (v) (but only with respect to matters relating to internal accounting procedures) and (vii), the Representatives of USG and its Affiliates shall not unreasonably grant or withhold their vote, consent or approval.

(c)                                  Notwithstanding any other provision of this Agreement or any Series Schedule but subject to the approval of a Supermajority Interest of the Representatives of the Series A Management Committee, one Series may use or expand (including any expansion described in clauses (b)-(d) in the definition of “Mainline Facilities”) the assets of another Series without the approval of the Members or Management Committee of such other Series; provided that any such use or expansion is pursuant to arm’s-length terms and conditions and does not adversely affect the interests of the Members of such other Series as then in effect in such assets. The Series A Management Committee shall use its good faith efforts to allocate the benefits and liabilities with respect to such assets among the Series in proportion or relation to their use thereof. Without limiting the generality of the foregoing and by way of example only, subject to only the approval required pursuant to this Section 6.03(c), the Facilities of one Series (such Facilities, the “Affected Facilities”) may be expanded to increase the capacity of the Affected Facilities in order to permit the flow of commodities from upstream of the Affected Facilities to the Facilities of another Series that are located downstream of the Affected Facilities, with the benefits and liabilities of the original capacity inuring to the Series owning the Affected Facilities and the benefits and liabilities of the increased capacity inuring with respect to the Series owning the downstream Facilities.

6.04                        No Duties; Disclaimer of Duties. Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that

(a)                                 to the fullest extent permitted by applicable Law, no Member, in its capacity as Member, nor any of such Member’s or any of its Affiliates’ respective employees, agents, directors, managers or officers shall have any fiduciary duty to the Company, any Series, any other Member or Representative or any other Person in connection with the business and affairs of the Company or Series or any consent or approval given or withheld pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing;

(b)                                 to the fullest extent permitted by applicable Law, no Representative, in such Person’s capacity as a Representative, shall have any fiduciary duty to the Company, any Series, any Member (other than the Member that designated such Representative), any other Representative, or any other Person in connection with the business and affairs of the Company or Series or any consent or approval given or withheld pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing; and

(c)                                  the provisions of this Section 6.04 will apply for the benefit of each Member, and no standard of care, duty, or other legal restriction or theory of liability shall limit or modify the right of each Member to act and direct its Representative to vote in the manner determined by the Member that designated such Representative in its Sole Discretion.

To the maximum extent permitted by applicable Law, each Member hereby releases and forever discharges each other Member and such other Member’s Representative from all liabilities that such other Member or its Representative might owe, under the Act or otherwise, to the Company, the releasing Member, or such releasing Member’s Representative on the ground that any decision of that other Member or such other Member’s Representative to grant or withhold any vote, consent or approval constituted the breach or violation of any standard of care, any fiduciary duty or other legal restriction or theory of liability applicable to such other Member or its Representative; provided, however, that nothing herein shall eliminate any Member’s liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.04 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse of the Company, any Series, any Member or any other Person may have against any Member, Representative or employee of the Company or any Series for a breach of contract claim relating to any binding agreement (including this Agreement).

6.05                        Business Opportunities.

(a)                                 During the Term, except as otherwise provided in any applicable COM Agreement, any project involving the planning, design, construction, acquisition, ownership, maintenance, or operation of the Facilities may be conducted only by the Company through a Series and not by any Member or any Affiliate of a Member.

(b)                                 A Member and each Affiliate of a Member may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company, any other Member or any Affiliate of another Member the right to participate therein. Subject to the approval of the Series A Management Committee in accordance with Schedule I-A, the Company may transact business with any Member or Affiliate thereof. Without limiting the generality of the foregoing, the Members recognize and agree that their respective Affiliates currently engage in certain activities involving natural gas and electricity marketing and trading (including futures, options, swaps, exchanges of future positions for physical deliveries and commodity trading), gathering, processing, storage, transportation and distribution, electric generation, development and ownership, as well as other commercial activities related to natural gas and that these and other activities by Members’ Affiliates may be based on natural gas that is shipped through the Facilities or otherwise made possible or facilitated by reason of the Company’s activities (herein referred to as “Affiliate’s Outside Activities”). No Affiliate of a Member shall be restricted in its right to conduct, individually or jointly with others, for its own account any Affiliate’s Outside Activities, and no Member or its Affiliates shall have any duty or obligation, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such Affiliate’s Outside Activities with, the Company, any other Member or any Affiliate of any other Member, by reason of such Affiliate’s Outside Activities. The provisions of this Section 6.05(b), Sections 6.02(a)(ii), 6.04, 6.05(d), 6.05(e) and 6.07(a) and any other applicable disclaimers of duties set forth on Schedule I constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

(c)                                  Subject to Section 6.05(a) and (b) each Member:

(i)                                                             renounces in advance each and every interest or expectancy it or any of its Affiliates might be considered to have under the Act, at common law or in equity by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any other Member or its Affiliates now or in the future engages, which is presented to the Company, to any other Member or any of its Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of the Company or of any other Member or any of its Affiliates; and

(ii)                                                          waives and consents to [***].

(d)                                 Subject to Section 6.05(a) and (b), the Company:

(i)                                                             renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law or in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any Member or any of its Affiliates now or in the future engages, which is presented to such Member or any of its Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of such Member or any of its Affiliates; and

(ii)                                                          waives and consents to [***].

(e)                                  Notwithstanding any other provision in this Agreement or the Series Schedules, the Representative of a Founding Member who is, or whose Affiliate is, involved in a Related Party Matter [***].

(f)                                   [***]

(g)                                  [***]

6.06                        Insurance Coverage.

(a)                                 Operator Insurance. Pursuant to each COM Agreement, the applicable Operator is required to carry and maintain or cause to be carried and maintained certain liability insurance coverages.

(b)                                 Claim for Property Loss or Damage. In the event of actual loss or damage to a Series’ property or any incident reasonably anticipated to give rise to a claim for loss or damage to the Series’ property, the Series shall promptly provide written notice to the Members holding Membership Interests of the Series to which such property relates of such loss, damage or incident. The Series shall take all actions necessary to provide proper and timely notification to its insurers of such loss, damage or incident. The Series shall be responsible for the preparation, submittal and negotiation of all insurance claims related to any loss, damage or incident involving the Series’ property. The Members of such Series each agree to use all reasonable efforts to cooperate with each other and the Series in the preparation, submittal and negotiation of all such claims by the Series, including, but not limited to, the assignment of adjusters and the provision and exchange of information related to any loss, damage or incident involving the Series’ property.

(c)                                  Directors’ and Officers’ Liability. Each Member shall carry and maintain Directors’ and Officers’ Liability insurance covering its own respective persons who are serving as officers, directors, Representatives or Management Committee members of a Series. Each Member shall also be responsible for insuring its respective Membership Interest in a Series for securities claims against such Series.

6.07                        Indemnification.

(a)                                 Subject to Section 6.07(b), to the fullest extent permitted by the Act, each Series shall indemnify and hold harmless each Representative and each Member and the managers, officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives and agents of such Member, as well as each officer, employee, representative, and agent of such Series (individually, a “Covered Person”) from and against any and all Claims in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he or it is a Covered Person or which relates to or arises out of the Series or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 6.07(a) with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith, or gross negligence or breach of this Agreement; or (ii) any Claim initiated by such Covered Person unless such Claim (A) was brought to enforce such Covered Person’s rights to indemnification pursuant to this Section 6.07(a) or (B) was authorized or consented to by the Management Committee of such Series. Expenses incurred in defending any Claim by (y) a Representative or Member or any manager, officer, director, stockholder, partner, member, manager, or affiliate of any Member shall be paid by the Series and (z) any other Covered Person may be paid by the Series, but only upon the prior written approval of the Management Committee of such Series in its sole and absolute discretion, upon such terms and conditions, if any, as such Management Committee deems appropriate, in each case, in advance of the final disposition of such Claim upon receipt by the Series of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Series as authorized by this Section 6.07(a).

(b)                                 Notwithstanding the obligations of the Series pursuant to Section 6.07(a) and subject to Section 6.07, each Member shall indemnify, protect, defend, release and hold harmless the Company, each Series and each other Member, its Representative, its Affiliates, and its and their respective directors, officers, trustees, employees and agents from and against any Claims asserted by or on behalf of any Person (including another Member) that result from a breach by the indemnifying Member of this Agreement (including any breach of a representation made by such Member in this Agreement; provided that this Section 6.07(b) shall not (i) apply to any

Claim or other matter for which a Member (or its Representative) has no liability or duty, or is indemnified or released, pursuant to Section 6.02(a)(ii), 6.04, 6.05(c) or 6.05(d) or any other disclaimers of duties set forth on Schedule I or (ii) cover or include any special, consequential, punitive or exemplary damages, except in the case where the indemnified Person is legally obligated to pay such damages to another Person pursuant to a Claim.

6.08                        Limitation on Liability. EXCEPT IN CONNECTION WITH INDEMNIFICATION OBLIGATIONS ARISING FROM AN ACTION OR PROCEEDING BROUGHT BY A THIRD PARTY FOR AMOUNTS PAID OR OWING TO SUCH THIRD PARTY, EACH MEMBER AGREES THAT NO MEMBER SHALL BE LIABLE UNDER THIS AGREEMENT FOR EXEMPLARY, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES WHICH IN ANY WAY ARISE OUT OF, RELATE TO, OR ARE A CONSEQUENCE OF, ITS PERFORMANCE OR NONPERFORMANCE HEREUNDER, OR THE PROVISION OF OR FAILURE TO PROVIDE ANY SERVICE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF FUTURE PROFITS, BUSINESS INTERRUPTIONS, AND LOSS OF CUSTOMERS, WHETHER SUCH DAMAGES ARE ASSERTED IN AN ACTION BROUGHT IN CONTRACT, IN TORT OR PURSUANT TO SOME OTHER THEORY, AND WHETHER THE POSSIBILITY OF SUCH DAMAGES WAS MADE KNOWN OR WAS FORESEEABLE.

ARTICLE 7
DEVELOPMENT OF ADDITIONAL TRANSPORTATION FACILITIES

7.01                        Employee Matters. To facilitate placing a Facility assigned to a Series in service, a Founding Member that is not, or does not have an Affiliate that is, the Operator with respect to such Facility shall have the right to have one employee located in such Operator’s primary place of business with respect to such Facility and any construction or engineering site until the In-Service Date for such Facility and such employee shall have access to all construction and engineering offices related to such Facility and shall be permitted to review, examine, and copy the books, records, plans, reports, forecasts, studies, budgets, and other information related to such Facility.

7.02                        General Regulatory Matters.

(a)                                 The Members acknowledge that either the Company will be a “natural gas company” as defined in Section 2(6) of the NGA or the assets of the Company will be operated by a “natural gas company” as defined in Section 2(6) of the NGA in accordance with the certificate of authority granted by the FERC.

(b)                                 Each Member shall (i) cooperate fully with the Company, any Management Committee, USG, EQT, and the applicable Operator in securing the Necessary Regulatory Approvals, including supporting all ATF FERC Applications, and in connection with any reports prescribed by the FERC and any other Governmental Authority having jurisdiction over the Company; (ii) join in any eminent domain takings by the Company, to the extent, if any, required by Law; and (iii) without limiting or modifying Section 6.04 or 6.05, devote such efforts as shall be reasonable and necessary to develop and promote the Facilities for the benefit of the Company, taking into account such Member’s Sharing Ratio(s), resources, and expertise.

ARTICLE 8
TAXES

8.01                        Tax Returns.  Except as otherwise required by any final Treasury Regulations, each Member, each Series and the Company shall treat each Series as an entity formed under local law for federal (and, where applicable, state and local) tax purposes and shall file tax returns for or with respect to each Series accordingly. The Existing Operator, or any successor Operator appointed in accordance with this Agreement, shall prepare and timely file (on behalf of the Company and any such Series) all federal, state and local tax returns required to be filed by the Company or with respect to such Series; provided that so long as USG is a Founding Member to which a material tax return relates, USG shall have the right to review and comment on such material return at least 25 Days prior to the relevant due date for such return (which return may be provided to USG in draft form) and that the Existing Operator (or such successor Operator) shall include any such timely received comments as are reasonable, subject to applicable Law and to any ethical obligations of a return preparer. Each Member shall furnish to the Existing Operator (or such successor Operator) all pertinent information in its possession relating to the Company’s operations and the operations of each Series that is necessary to enable the such tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its returns.

8.02                        Tax Elections. The Company or each Series shall make, or has made, the following elections on the appropriate tax returns:

(a)                                 to adopt the calendar year as the Company’s and each Series’ fiscal and taxable year;

(b)                                 to adopt the accrual method of accounting;

(c)                                  to make the election described in Code Section 754 with respect to the first taxable year of the Company and each Series;

(d)                                 to elect to deduct or amortize the organizational expenses of the Company and each Series in accordance with Section 709(b) of the Code and to depreciate property pursuant to the most rapid depreciation or cost recovery method available; and

(e)                                  any other election the Series A Management Committee may deem appropriate or that the Existing Operator (or such successor Operator) is permitted to make without Management Committee approval in accordance with Section 6.03(a)(ii) and the provisions of any applicable Series Schedule.

Notwithstanding the foregoing, however, none of the Company, any Series or any Member shall make an election for the Company or any Series to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or elect for the Company or any Series to be treated as an association taxable as a corporation or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.

8.03                        Tax Matters Member.

(a)                                 EQT shall serve as the “tax matters partner” of the Company and each Series pursuant to Section 6231(a)(7) of the Code, as in effect prior to amendment by the Bipartisan Budget Act of 2015 (the “Tax Matters Member”). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a “notice partner” within the meaning of Section 6223 of the Code prior to amendment by the Bipartisan Budget Act of 2015. The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in such capacity by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive from a taxing authority in that capacity. If the Tax Matters Member ceases to be the Tax Matters Member, the Series A Management Committee shall appoint a successor Tax Matters Member.

(b)                                 The Tax Matters Member shall provide any Member, upon reasonable request, access to accounting and tax information and schedules obtained thereby solely in such capacity as shall be necessary for the preparation by such Member of its income tax returns and such Member’s tax information reporting requirements.

(c)                                  The Tax Matters Member and Partnership Representative shall take no action in such capacity without the authorization of the Management Committee of each affected Series, other than such action as may be required by Law. If the authorization has not been granted or denied before the date such action is required by Law, the Partnership Representative may take such action on such date, and if such action is taken, the Partnership Representative shall promptly provide notice thereof to the Management Committee of each affected Series. Any cost or expense incurred by the Tax Matters Member or the Partnership Representative in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings and in complying with Section 8.03(b), shall be paid by the Company.

(d)                                 The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Management Committee of each affected Series. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any partnership item (as described in Code Section 6231(a)(3) prior to amendment by the Bipartisan Budget Act of 2015) with respect to the Company or any Series shall notify the other Members of such settlement agreement and its terms within [***] Days from the date of the settlement.

(e)                                  No Member shall file a request pursuant to Code Section 6227, as in effect prior to amendment by the Bipartisan Budget Act of 2015, for an administrative adjustment of Company items or items of any Series for any taxable year without first notifying the other Members no later than [***] Days prior to filing such request. If the Series A Management Committee consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within [***] Days from such notice, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Code Sections 6226, 6228 or other Code Section, each as in effect prior to amendment by the

Bipartisan Budget Act of 2015, with respect to any item involving the Company or any Series shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company or any Series, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(f)                                   If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b) as in effect prior to amendment by the Bipartisan Budget Act of 2015, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

(g)                                  For any taxable year beginning on or after January 1, 2018 and for the Company and for each Series, the Tax Matters Member shall be, or shall designate, the Partnership Representative as that term is defined in Code Section 6223(a), as added by the Bipartisan Budget Act of 2015 (the “Partnership Representative”), and any other Persons necessary to conduct proceedings under Subchapter C of Chapter 63 of the Code (as amended by the Bipartisan Budget Act of 2015) for such year, and each Member shall take all actions necessary to cause such Person to be so designated in accordance with any procedures prescribed therefor. Each Party agrees that the Company and each Series shall, unless determined otherwise by the Management Committee of each affected Series, in its reasonable discretion, elect the alternative method of paying any imputed underpayment resulting from any Company or Series adjustment as provided by Code Section 6226, as added by the Bipartisan Budget Act of 2015, and each Member shall take any and all actions necessary to effect such election, including but not limited to the filing by each Member of amended returns and the payment of any tax, including any interest, penalties, or additions to such tax, resulting from the imputed underpayment.

ARTICLE 9
 BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

9.01                        Maintenance of Books.

(a)                                 Each Operator shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Series A Management Committee complete and accurate books and records of the Company and each Series, including all books and records necessary to provide to the Members any information required to be provided pursuant to Section 9.02, supporting documentation of the transactions with respect to the conduct of the Company’s and Series’ business and minutes of the proceedings of its Members and each Management Committee, and any other books and records that are required to be maintained by applicable Law.

(b)                                 The books of account of the Company and each Series shall be (i) maintained since a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with Required Accounting Practices, and (iii) unless the Series A Management Committee decides otherwise, audited by the Certified Public Accountants at the end of each calendar year.

9.02                        Reports.

(a)                                 With respect to each calendar year, each Operator shall prepare and deliver to each Member holding Membership Interests of a Series to which the Facility or Facilities operated by such Operator relate, on a per-Series basis:

(i)                                                             Within 75 Days after the end of such calendar year, a statement of operations and a statement of cash flows for such year, a balance sheet as of the end of such year, and an audited report thereon of the Certified Public Accountants; provided that, upon the written request of one or more Members holding Membership Interests of the applicable Series at least [***] Days prior to the applicable calendar year end, which request shall be a standing request effective for subsequent calendar years unless and until revoked by the requesting Member, such Operator shall prepare and deliver to the requesting Member(s) within 25 Days after the end of each such calendar year the foregoing information except for the audited report, which such Operator shall use reasonable efforts to prepare and deliver to the requesting Member(s) no later than 14 Days prior to any regulatory, contractual or filing deadlines of such Member for which such Operator has been notified by such Member.

(ii)                                                          Within 75 Days after the end of such calendar year, such federal, state and local income tax returns and such other accounting and tax information and schedules as shall be necessary for tax reporting purposes by each such Member with respect to such year.

(b)                                 Upon the written request of one or more Founding Members at least [***] Days prior to the applicable calendar year end, each Operator shall use reasonable efforts to prepare and deliver to the requesting Founding Member(s) the following information with respect to Series A Membership Interests and/or any Membership Interests of a Series to which the Facility or Facilities operated by such Operator relate within [***] Days after the end of such calendar year, on a per-Series basis:

(i)                                                             A discussion and analysis of the results of operations including detailed explanations of significant variances in revenues, expenses and cash flow activities appearing in the audited financial statements, as compared to the same periods in the prior calendar year, and relevant operational statistics, including volumetric data;

(ii)                                                          A schedule of amounts due by year for contractual obligations that will impact Available Cash including notes payable, capital leases, operating leases, and purchase obligations; and

(iii)                                                       A three-year forward-looking forecast that includes a balance sheet, profit and loss statement, and a statement of cash flows. Such forecast shall include information pertaining to the underlying assumptions used in its preparation including volumetric, revenue per-unit and capital expenditure assumptions. Such forecast also shall be updated within 45 Days after execution by the Company of a material Gas Transportation Service Agreement related to such Series if the timing and amount of revenues or expenses resulting from such agreement are materially different than estimates included in the forward-looking forecast.

The reasonable incremental cost to the applicable Operator(s) of preparing the above reports shall be reimbursed to such Operator(s) by the Founding Member requesting such reports and, in the case of two or more Founding Members requesting such reports, equally by such Founding Members. Such cost shall be determined in accordance with the Accounting Procedure set forth in the applicable COM Agreement(s).

(c)                                  Within 25 Days after the end of each calendar month, each Operator shall cause to be prepared and delivered to each Member holding Membership Interests of a Series to which the Facility or Facilities operated by such Operator relate with an appropriate certification of the Person authorized to prepare the same (provided that the Series A Management Committee may change the financial statements required by this Section 9.02(c) to a quarterly basis or may make such other change therein as it may deem appropriate), on a per-Series basis:

(i)                                                             A statement of operations for such month (including sufficient information to permit the Members to calculate their tax accruals) and for the portion of the calendar year then ended as compared with the same periods for the prior calendar year and with the budgeted results for the current periods;

(ii)                                                          A balance sheet as of the end of such month and the portion of the calendar year then ended; and

(iii)                                                       For quarter month end, a statement of cash flows for the portion of the calendar year then ended as compared to the same period for the prior calendar year.

(d)                                 In addition to its obligations under subsections (a), (b), and (c) of this Section 9.02, but subject to Section 3.06, each Operator shall timely prepare and deliver to any Member holding Membership Interests of a Series to which the Facility or Facilities operated by such Operator relate, upon request and on a per-Series basis, all of such additional financial statements, notes thereto and additional financial information as may be required in order for such Member or an Affiliate of such Member to comply with any reporting requirements under (i) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (ii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) any national securities exchange or automated quotation system. The reasonable incremental cost to such Operator(s) of preparing and delivering such additional financial statements, notes thereto and additional financial information, including any required incremental audit fees and expenses, shall be reimbursed to such Operator(s) by the Member requesting such reports and, in the case of two or more Members requesting such additional information, equally by such Members. Such cost shall be determined in accordance with the Accounting Procedure set forth in the applicable COM Agreement(s).

(e)                                  Each Operator with respect to the Facilities of a Series shall also cause to be prepared and delivered to each Founding Member of such Series such other reports, forecasts, studies, budgets and other information as such Founding Member may reasonably request from time to time.

(f)                                   For purposes of clarification and not limitation, any audit or examination by a Member pursuant to Section 3.6 of the Existing COM Agreement (or any substantially similar provision of any other COM Agreement) may, at the option of such Member, include audit or examination of the books, records and other support for the costs incurred pursuant to subsections (b) and (e) of this Section 9.02.

(g)                                  For the avoidance of doubt, a Member is entitled to receive, pursuant to this Section 9.02, only those reports, statements or other financial information relating to Series held by such Member, and such Member shall not receive any reports, statements or other financial information relating to any other Series.

9.03                        Bank Accounts. Funds of each Series shall be deposited in such banks or other depositories as shall be designated from time to time by the Management Committee of such Series and shall not be commingled with an Operator’s funds. All withdrawals from any such depository shall be made only as authorized by the Management Committee of such Series and shall be made only by check, wire transfer, debit memorandum or other written instruction. The Series A Management Committee may authorize an Operator to designate and maintain accounts in any such banks or other depositories in accordance with Exhibit A to the Existing COM Agreement or substantially similar provisions of any other COM Agreement, as applicable.

ARTICLE 10
WITHDRAWAL

10.01                 Right of Withdrawal. With respect to each Series, (a) prior to the first In-Service Date with respect to the Facilities of such Series, no Member holding Membership Interests of such Series shall have the right to withdraw from such Series and (b) following such In-Service Date, each such Member shall have the right to withdraw from such Series on the date that is [***] Days following delivery of written notice to the Management Committee governing matters relating to such Series.

10.02                 Deemed Withdrawal. A Member is deemed to have Withdrawn from the Company and all Series (except as provided in Section 10.02(e) below) upon the occurrence of any of the following events:

(a)                                 there occurs an event that makes it unlawful for the Member to continue to be a Member;

(b)                                 the Member becomes Bankrupt;

(c)                                  the Member dissolves and commences liquidation or winding-up;

(d)                                 the Member commits a Default; provided, that such Member shall not be considered a Withdrawn Member if such Member cures such Default within 60 Business Days of the applicable Default; or

(e)                                  the Member is deemed to have withdrawn pursuant to a “Deemed Withdrawal Event” specified on a Series Schedule; provided, however, that, in such event, the Member is deemed to have Withdrawn solely with respect to such Series.

10.03                 Effect of Withdrawal. A Member that is deemed to have Withdrawn pursuant to Section 10.01 or Section 10.02 (a “Withdrawn Member”), must comply with the following requirements in connection with its Withdrawal; provided, however, that in the event the Withdrawal is pursuant to Section 10.02(e), the provisions below shall apply solely with respect to the applicable Series:

(a)                                 The Withdrawn Member ceases to be a Member of the Company and all Series immediately upon the occurrence of the applicable Withdrawal event. Following the Withdrawn Member’s Withdrawal from the last Series to which it was a Member, such Member shall be deemed to be Withdrawn from the Company as a whole.

(b)                                 The Withdrawn Member shall not be entitled to receive any distributions from the Series except as set forth in Section 10.03(e), and neither it nor its Representative shall be entitled to exercise any voting or consent rights, or to appoint any Representative or Alternate Representative to any Management Committee (and any Representative(s) (and any Alternate Representative(s)) appointed by such Member shall be deemed to have resigned) or to receive any further information (or access to information) from the Series. The Sharing Ratio(s) of such Member with respect to any Series shall not be taken into account in calculating the Sharing Ratios of the Members for any purposes. This Section 10.03(b) shall also apply to a Breaching Member; but if a Breaching Member cures its breach during the applicable cure period, then any distributions that were withheld from such Member shall be paid to it, without interest.

(c)                                  The Withdrawn Member must pay to each Series all amounts owed to it by such Withdrawn Member.

(d)                                 The Withdrawn Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Series that accrue prior to the Withdrawal.

(e)                                  In the event of a Withdrawal with respect to any Series under Section 10.01 or a deemed Withdrawal under Section 10.02(a) or (b), the Withdrawn Member shall be entitled to receive a portion of each distribution that is made by the Series to Members holding such Series from and after the In-Service Date for the applicable Facilities equal to the product of the Withdrawn Member’s Sharing Ratio in respect of such Series as of the date of its Withdrawal multiplied by the aggregate amount of such distribution; provided that the Withdrawn Member’s rights under this Section 10.03(e) shall automatically terminate at such time as the Withdrawn Member has received an aggregate amount under this Section 10.03(e) equal to the sum of (i) lesser of (A) the Withdrawn Member’s Outstanding Capital Contribution with respect to such Series, and (B) the Fair Market Value of the Withdrawn Member’s Membership Interest of the applicable Series, each determined as of the date of the Withdrawal, plus (ii) any Indebtedness of the Series owed to such Member with respect to the applicable Facilities (determined in accordance with Section 3.03(b)(iv)(D)) at the time of Withdrawal. From the date of the Withdrawal to the date of such payment, the Withdrawn Member shall be treated as a non-Member equity holder with no rights other than the right to receive the amount owing to the Withdrawn Member pursuant to the preceding sentence. The rights of a Withdrawn Member under this Section 10.03(e) shall (A) be subordinate to the rights of any other creditor of the Series, (B) not include any right on the part of the Withdrawn Member to receive any interest or other amounts with respect thereto (except as may otherwise be provided in the evidence of any Indebtedness of the Series owed to such

Withdrawn Member with respect to the applicable Facilities (determined in accordance with Section 3.03(b)(iv)(D)); (C) not require the Company to make any distribution (the Withdrawn Member’s rights under this Section 10.03(e) being limited to receiving a portion of such distributions as any applicable Management Committee may, in the Sole Discretion of the applicable Representatives, decide to cause the Series to make); and (D) not require any Member to make a Capital Contribution or a loan to permit the Company to make a distribution or otherwise to pay the Withdrawn Member.

(f)                                   Except as set forth in Section 10.03(e), a Withdrawn Member shall not be entitled to receive any return of its Capital Contributions or other payment from the Series in respect of its Membership Interest. Any Performance Assurances or Credit Assurances provided by the Withdrawn Member and outstanding as of the date of Withdrawal shall continue as to the liabilities accrued prior to the date of Withdrawal for which such Performance Assurances were provided under Section 4.01(b) or such Credit Assurances were provided under Section 4.07; provided that, in the event a Member is Withdrawn pursuant to Section 10.02(d), such Member shall pay over and forfeit any remaining Performance Assurances as liquidated damages and not as a penalty.

(g)                                  The Sharing Ratio(s) of the Withdrawn Member shall be allocated among the remaining Members holding Membership Interests with respect to the Series to which the Withdrawal relates in the proportion that each such Member’s Sharing Ratio(s) in respect of such Series bears to the total Sharing Ratio in respect of such Series of all remaining Members holding Membership Interests of such Series, or in such other proportion as the remaining Members may unanimously agree.

ARTICLE 11
DISPUTE RESOLUTION

11.01                 Disputes. This Article 11 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement; (b) any deadlock among Representatives on any matter requiring approval of a Management Committee (including any dispute over whether Representatives of any Founding Member (or its Affiliates) are reasonably withholding their consent in connection with a determination by a Management Committee, but only with respect to those matters specifically identified in Section 6.03(b), Section 6.05(e) and the applicable provisions of the Series Schedules) other than the matters relating to the authorization of additional Series or the creation or issuance of additional Membership Interests, or the merger, consolidation or conversion of the Company (a “Deadlock”); and (c) the applicability of this Article 11 to a particular dispute. Notwithstanding the foregoing, this Section 11.01 shall not apply to any matters that, pursuant to the provisions of this Agreement, are to be resolved by a vote of a Management Committee; provided that, if a vote, approval, consent, determination or other decision must, under the terms of this Agreement, be made (or withheld) in accordance with a standard other than Sole Discretion (such as a reasonableness standard), then the issue of whether such standard has been satisfied may be a dispute to which this Article 11 applies (including Section 11.03); and provided, further, that any Deadlock shall be resolved solely as provided in Sections 11.02 and 11.05 hereof.

Any dispute to which this Article 11 applies is referred to herein as a “Dispute.” With respect to a particular Dispute, each Member that is a party to such Dispute is referred to herein as a “Disputing Member.” The provisions of this Article 11 shall be the exclusive method of resolving Disputes.

11.02                 Negotiation to Resolve Disputes. If a Dispute arises, the Disputing Members shall attempt to resolve such Dispute through the following procedure:

(a)                                 first, the designated Representative of each of the Disputing Members shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and

(b)                                 second, if the Dispute is still unresolved after 10 Business Days following the commencement of the negotiations described in Section 11.02(a), then the Parent Decision Makers shall meet in person within five Business Days after the expiration of the aforementioned period of 10 Business Days, and such Parent Decision Makers shall attempt in good faith to resolve the Dispute as promptly as practicable.

11.03                 Courts. If a Dispute (other than a Deadlock) is still unresolved following 10 Business Days after a written request or demand for negotiations described in Section 11.02(b), then any of such Disputing Members may submit such Dispute only to the Court of Chancery of the State of Delaware or, in the event that such court does not have jurisdiction over the subject matter of such Dispute, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”), and each of the Members irrevocably submits to the exclusive jurisdiction of the Delaware Courts and hereby consents to service of process in any such Dispute by the delivery of such process to such party at the address and in the manner provided in Section 13.02. Each of the Members hereby irrevocably and unconditionally waives any objection to the laying of venue in any Dispute in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or clam in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH MEMBER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

11.04                 Specific Performance. The Members understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect any Member’s or the Company’s right to specific performance and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Members would have entered into this Agreement. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Members further agrees that no Member nor the Company shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.04 and each Member waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.05                 Arbitration.

(a)                                 If a Deadlock is still unresolved pursuant to the procedures set forth in Section 11.02, then the Deadlock shall be settled by arbitration conducted in the English language in New York, New York, administered by and in accordance with the terms of this Agreement and the Commercial Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”) (the “Arbitration”).

(b)                                 Any Disputing Member (the “Arbitration Invoking Party”) may, by notice (the “Arbitration Notice”) to any other Disputing Member (the “Arbitration Noticed Party”), submit the Dispute to Arbitration in accordance with the provisions of this Section 11.05(b). Any Disputing Member may initiate Arbitration by filing with the AAA a notice of intent to arbitrate within the mediation period.

(c)                                  Any such Arbitration proceeding shall be before a tribunal of three arbitrators, one designated by the Arbitration Invoking Party, one designated by the Arbitration Noticed Party, and one designated by the two arbitrators so designated. The Arbitration Invoking Party and the Arbitration Noticed Party shall each name their arbitrator by notice (the “Selection Notice”) given within five Business Days after the date of the Arbitration Notice, and the two arbitrators so appointed shall agree upon the third member of the tribunal within five Business Days after the date of the Selection Notice. Any member of the tribunal not appointed within the period required, whether by one of the Disputing Members or by the two arbitrators chosen by the Disputing Members, shall be appointed by the AAA. The arbitrators shall have no affiliation with, financial or other interest in, or prior employment with either Disputing Member or their Affiliates and shall be experienced and well-regarded oil and gas attorneys knowledgeable in the field of the dispute.

(d)                                 In any Arbitration in which the Deadlock involves a dispute over whether the Representatives of any Series A Founding Members are reasonably withholding their consent in connection with a determination by the Series A Management Committee with respect to Section 6.03(b), Section 6.05(e) and any provision in a Series Schedule that requires Members to act reasonably, the arbitrators shall first determine whether the Representatives of such Series A Founding Member are reasonably withholding their consent in the matter(s) in question and, if such Representatives are determined to have acted reasonably, the arbitrators shall then immediately proceed to resolve the Deadlock among the Representatives on the matter(s) requiring approval of the Series A Management Committee.

(e)                                  Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have 20 Business Days, commencing on the date the Arbitration Notice is given, to prepare and submit a proposal for the resolution of the dispute to the tribunal, including a description of how such Disputing Member arrived at its proposal and the arguments therefor, as it deems appropriate. Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall deliver a copy of its proposal, including any such supplemental information, to the other Disputing Member at the same time it delivers the proposal to the tribunal.

(f)                                   Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have five Business Days after the receipt of the other Disputing Member’s proposal to revise its respective proposal and submit a final proposal to the tribunal, including supporting arguments for its own and against the other Disputing Member’s proposal.

(g)                                  Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall present oral arguments supporting its final proposal to the tribunal at a proceeding held five Business Days after the deadline for submission of final proposals to the tribunal. Each of the Arbitration Invoking Party and the Arbitration Noticed Party shall have three hours to make its oral presentation to the tribunal.

(h)                                 The tribunal shall, within 10 Business Days after presentation of the oral arguments, render a decision that selects the Arbitration Invoking Party’s final proposal (with no modifications thereto) or the Arbitration Noticed Party’s final proposal (with no modifications thereto), and no other proposal. The award rendered pursuant to the foregoing shall be final and binding on the Disputing Members, shall not be subject to appeal, and judgment thereon may be entered or enforcement thereof sought by either Disputing Member in any court of competent jurisdiction.

(i)                                     Each Disputing Member shall bear the costs of its appointed arbitrator and its own attorneys’ fees, and the costs of the third arbitrator incurred in accordance with the foregoing shall be shared equally by the Disputing Members. Additional incidental costs of the Arbitration shall be paid for by the non-prevailing Disputing Member in the Arbitration.

(j)                                    Notwithstanding the foregoing, each Disputing Member may at any time in a Dispute apply to the Court of Chancery for a decree of dissolution of the Company pursuant to Section 18-802 of the Act.

ARTICLE 12
DISSOLUTION, WINDING-UP AND TERMINATION

12.01                 Dissolution.

(a)                                 The Company shall dissolve and its affairs shall be wound up (i) on the date all Series of the Company are terminated and wound up or (ii) upon entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)                                 A Series shall terminate and its affairs shall be wound upon the first to occur of the following events (each a “Dissolution Event”):

(i)                                                             decision to terminate the Series by a Supermajority Interest of the Representatives in respect of such Series, with the approval of a Supermajority Interest of the Series A Management Committee;

(ii)                                                          entry of a decree of judicial dissolution of the Series under Section 18-215(m) of the Act;

(iii)                                                       the Disposition or abandonment of all or substantially all of the Series’ business and assets; and

(iv)                                                      an event that makes it unlawful for the business of the Series to be carried on.

(c)                                  The termination and winding up of a Series shall not, in and of itself, cause a dissolution of the Company or the termination of any other Series; provided, however, that the Company shall dissolve and its affairs shall be wound up on the date all Series of the Company are terminated and wound up. The termination of a single Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement and the Act.

12.02                 Winding-Up and Termination.

(a)                                 On the occurrence of a Dissolution Event, the Series A Management Committee and the Management Committee of the Series with respect to which a Dissolution Event has occurred, acting together, shall designate a Member or other Person to serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Series and make final distributions as provided herein and in the Act. The costs of winding-up shall be borne as a Series expense. Until final distribution, the liquidator shall continue to operate the Series properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

(i)                                                             as promptly as possible after termination and again after final winding-up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Series’ assets, liabilities, and operations through the last Day of the month in which the termination occurs or the final winding-up is completed, as applicable;

(ii)                                                          the liquidator shall discharge from Series funds all of the Indebtedness of the Series and other debts, liabilities and obligations of the Series (including all expenses incurred in winding-up and any loans described in Section 4.02) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(iii)                                                       all remaining assets of the Series shall be distributed to the Members as follows:

(A)                               the liquidator may sell any or all Series property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members with respect to the Series in accordance with the provisions of Article 5;

(B)                               with respect to all Series property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members with respect to the Series shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts with respect to the Series previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(C)                               Series property (including cash) shall be distributed among the Members with respect to the Series in accordance with Section 5.01; and those distributions shall be made by the end of the taxable year of the Series during which the liquidation of the Series occurs (or, if later, [***] Days after the date of the liquidation).

(b)                                 The distribution of cash or property to a Member with respect to a Series in accordance with the provisions of this Section 12.02 constitutes a complete return to the Member of its Capital Contributions with respect to the Series and a complete distribution to the Member of its Membership Interest with respect to the Series and all the Series’ property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company or any Series, it has no claim against any other Member for those funds. Upon termination of a Series, each Member associated with such Series shall look solely to the assets of such Series for the return of its Capital Contributions made with respect to such Series, and if the assets of such Series remaining after payment of or due provision for the debts and liabilities of the Company with respect to such Series are insufficient to return such Capital Contributions, such Members shall have no recourse against any other Series, the Company or any other Member, except as otherwise provided by law.

(c)                                  No dissolution or termination of the Company shall relieve a Member from any obligation to the extent such obligation has accrued as of the date of such dissolution or termination. Upon such termination, any books and records of the Company that there is a reasonable basis for believing will ever be needed again shall be furnished to the applicable Operator, who shall keep such books and records (subject to review by any Person that was a Member at the time of dissolution) for a period at least three years. At such time as such Operator no longer agrees to keep such books and records, it shall offer the Persons who were Members at the time of dissolution the opportunity to take over such custody, shall deliver such books and records to such Persons if they elect to take over such custody, and may destroy such books and records if they do not so elect. Any such custody by such Persons shall be on such terms as they may agree upon among themselves.

12.03                 Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in any Member’s Capital Account with respect to any Series.

12.04                 Certificate of Cancellation. On completion of the distribution of the Company’s assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to the Act, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 13
 GENERAL PROVISIONS

13.01                 Offset; Costs and Expenses. Whenever a Series is to pay any sum to any Member, any amounts that Member owes the Series may be deducted from that sum before payment.

13.02                 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail, or by facsimile or other electronic transmission, including electronic mail. A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it; provided that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Schedule I or in the instrument described in Section 3.03(b)(iv)(A)(2) or Section 3.04, or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.03                 Entire Agreement; Superseding Effect. This Agreement (including the Series Schedules), the Side Letters and the COM Agreement(s) constitute the entire agreement of the Members and their Affiliates relating to the Company and the transactions contemplated hereby and supersede all provisions and concepts contained in all prior agreements.

13.04                 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.05                 Amendment or Restatement. This Agreement and the Delaware Certificate may be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by a Supermajority Interest of the Representatives of the Series A Founding Members; provided, however, that any amendment or restatement that is materially adverse to any Series in a manner that is disproportionate to such Series (as compared to any other Series) shall require the written consent or approval of each Founding Member of such Series.

13.06                 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

13.07                 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

13.08                 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 13.08 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.

13.09                 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

13.10                 Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. A signature page to this Agreement or any other document prepared in connection with the transactions contemplated hereby that contains a copy of a party’s signature and that is sent by such party or its agent with the apparent intention (as reasonably evidenced by the actions of such party or its agent) that it constitute such party’s execution and delivery of this Agreement or such other document, including a document sent by facsimile transmission or by email in portable document format (PDF), shall have the same effect as if such party had executed and delivered an original of this Agreement or such other document. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

13.11                 Fair Market Value Determination.

(a)                                 [***]

(b)                                 [***]

(c)                                  [***]

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

COMPANY:

MOUNTAIN VALLEY PIPELINE, LLC

By: MVP HOLDCO, LLC, its Member

By:	/s/ David W. Gray
Name:	David W. Gray
Title:	Senior Vice President

By: US MARCELLUS GAS INFRASTRUCTURE, LLC, its Member

By:	/s/ Matthew J. Schafer
Name:	Matthew J. Schafer
Title:	Vice President

MEMBERS:

MVP HOLDCO, LLC

By:	/s/ David W. Gray
Name:	David. W. Gray
Title:	Senior Vice President

US MARCELLUS GAS INFRASTRUCTURE, LLC

By:	/s/ Matthew J. Schafer
Name:	Matthew J. Schafer
Title:	Vice President

[Signature Page to Third Amended and Restated LLC Agreement of Mountain Valley Pipeline, LLC]

VEGA NPI IV, LLC

By:
Name:
Title:

WGL MIDSTREAM, INC.

By:	/s/ Anthony M. Nee
Name:	Anthony M. Nee
Title:	President

RGC MIDSTREAM, LLC

By:	/s/ John S. D’Orazio
Name:	John S. D’Orazio
Title:	President and CEO

CON EDISON GAS PIPELINE AND STORAGE, LLC

By: Con Edison Transmission, Inc.,
its sole member

By:	/s/ Joseph P. Oates
Name:	Joseph P. Oates
Title:	President and CEO

[Signature Page to Third Amended and Restated LLC Agreement of Mountain Valley Pipeline, LLC]

SCHEDULE I-A

SERIES A MEMBERSHIP INTERESTS

Dated as of April 6, 2018

Name, Address, Fax and E-mail	Sharing Ratio in respect of Series A Membership Interests	Parent	Representative and Alternate Representatives
MVP HOLDCO, LLC	45.5%	[***]	[***]

EQT Plaza

625 Liberty Avenue

Pittsburgh, Pennsylvania 15222

Fax: (412) 553-7781

Attention: David Gray

[***]

Sean McGinty

[***]

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Fax: (212) 408-2504

Attn: Michael L. Bengtson

[***]

			[***]

US MARCELLUS GAS INFRASTRUCTURE, LLC	31%	[***]	[***]

601 Travis Street Suite 1900 Houston, Texas 77002 Fax: 713.751.0375 Attention: Matthew Schaffer [***]			[***]

WGL MIDSTREAM, INC. c/o WGL Holdings, Inc. 101 Constitution Avenue, N.W. Washington, DC 20080 Fax: (202) 624-6655 Attn: Anthony M. Nee [***]	10%	[***]	N/A

VEGA NPI IV, LLC c/o Vega Energy Partners, Ltd. 3701 Kirby Dr., Suite 1290 Houston, Texas 77098	0%	[***]	N/A

Schedule I-A-1

Fax: (713) 527-0850 Attn: David A. Modesett [***] with a copy to: Norton Rose Fulbright 1301 McKinney St., Suite 5100 Houston, TX 77010 Fax: (713) 651-5246 Attn: Ned Crady [***]

RGC MIDSTREAM, LLC 519 Kimball Ave NE Roanoke, Virginia 24016 Fax: (540) 777-2636 Attn: Paul Nester [***]	1%	[***]	N/A

CON EDISON GAS PIPELINE AND STORAGE, LLC 4 Irving Place New York, New York 10003 Fax: (917) 534-4476 Attn: Joseph Oates [***]	12.5%	[***]	N/A

Schedule I-A-2

The Series A Members acknowledge and agree as follows:

ARTICLE 1
GENERAL PROVISIONS APPLICABLE TO SERIES A MEMBERS

1.01                        Facilities. The Facilities to which the Series A Membership Interests relate are the Mainline Facilities.

1.02                        Distributions and Allocations. Notwithstanding anything to the contrary in the Agreement,

(a)                                 amounts otherwise distributable to WGL pursuant to Section 5.01 of the Agreement shall be further apportioned between WGL and Vega Carryco and distributed as follows:

(i)                                     prior to the occurrence of a Dissolution Event, [***]% to WGL and [***]% to Vega Carryco; and

(ii)                                  upon and following the occurrence of a Dissolution Event:

(A)                               first, [***]% to WGL until [***], and

(B)                               thereafter, [***]% to WGL and [***]% to Vega Carryco; and

(b)                                 WGL’s Sharing Ratio share of “excess nonrecourse liabilities” under Section 5.03(d) of the Agreement shall be further allocated [***]% to Vega Carryco and [***]% to WGL.

(c)                                  As used herein, [***].

1.03                        Performance Assurances. Each Series A Member shall deliver, or cause to be delivered on such Series A Member’s behalf, to the Series (except to the extent delivered prior to the date hereof):

(a)                                 within [***] Business Days of the date hereof (or, with respect to a New Member admitted after the date hereof and prior to the In-Service Date with respect to the Mainline Facilities, within [***] Business Days of such admission), for the period up to the issuance of the FERC’s initial release to the Company to commence construction pursuant to the FERC Certificate for the Mainline Facilities (the “Initial Release”), Performance Assurances equal to such Member’s share of $[***] (calculated based on such Member’s Sharing Ratio in respect of Series A Membership Interests); and

(b)                                 within 10 Business Days of the date of the Initial Release (or, with respect to a New Member admitted after the Initial Release, within 10 Business Days of such admission), for the period following the Initial Release and up to the In-Service Date with respect to the Mainline Facilities, Performance Assurances equal to [***]% of an amount equal to such Member’s Sharing Ratio in respect of Series A Membership Interests multiplied by the remaining

Schedule I-A-3

obligations under the applicable Construction Budget and less any security posted by such Member, or Member’s Affiliate, under any Approved Precedent Agreement.

Notwithstanding anything to the contrary in this Section 1.03, at no time prior to the In-Service Date for the Mainline Facilities will a Series A Member’s Performance Assurance obligation be less than such Series A Member’s share of $[***] (calculated based on such Series A Member’s Sharing Ratio in respect of Series A Membership Interests). The Performance Assurances posted by a Member pursuant to this Schedule I-A shall be reduced (A) at the end of each Quarter, to reflect [***]% of such Member’s actual Capital Contributions made to the Company during such Quarter in respect of the Series A Membership Interests, (B) to reflect any Performance Assurances posted by any New Members holding Series A Membership Interests, and (C) in connection with a Disposition of all or a portion of such Member’s Series A Membership Interest, to reflect the replacement Performance Assurances to be posted by the Assignee of such Series A Membership Interest pursuant to this Schedule I-A.

1.04                        Amendment of Schedule I-A. Notwithstanding anything to the contrary in the Agreement, this Schedule I-A may only be amended by a Supermajority Interest of the Representatives of the Series A Founding Members; provided, however, any amendment or restatement of the Agreement (including this Schedule I-A, but excluding any other Series Schedule) or the Delaware Certificate that is materially adverse to any Series A Member in a manner that is disproportionate to such Series A Member’s interest (as compared to the interest of other Series A Members) shall (a) if the affected Member is a Founding Member, require the written consent or approval of such Founding Member; or (b) if the affected Member is not a Founding Member, require the written consent or approval of a majority of all Series A Members similarly adversely affected.

1.05                        Interpretation. Unless the context otherwise requires, as used in this Schedule I-A, (a) references to Articles and Section refer to the Articles and Sections of this Schedule I-A and (b) capitalized terms not otherwise defined in this Schedule I-A have the meanings given to such terms in the Agreement.

ARTICLE 2
GOVERNANCE PROVISIONS APPLICABLE TO SERIES A MEMBERS

2.01                        General. Except as otherwise provided on Schedule I with respect to matters relating to an Additional Series, the management of the Company and Series A is fully vested in the Series A Founding Members as set forth in Section 2.02 and in the Agreement; provided, however, that in the event there are no longer any Series A Founding Members, the Series A Management Committee shall be comprised of one Representative for each Series A Member, which Representative shall have a vote equal to the designating Series A Member’s Sharing Ratio with respect to Series A Membership Interests (each Member entitled to participate in the Series A Management Committee at a given time, a “Series A Management Committee Member”). To facilitate the orderly and efficient management of the Company, the Series A Founding Members (or, in the event there are no longer any Founding Members, the Series A Members’ Representatives) shall act (a) collectively as a “committee of the whole” pursuant to Section 2.02, and (b) through the delegation of certain duties and authority to an Operator under a COM Agreement.

Schedule I-A-4

2.02                        Management Committee. The Series A Management Committee Members shall act collectively through meetings as a “committee of the whole,” which is hereby named the “Series A Management Committee.” Decisions or actions taken by the Series A Management Committee in accordance with the provisions of this Schedule I-A and the Agreement shall constitute decisions or actions by the Company and each Series and shall be binding on each Member, Representative, and employee of the Company and each Series. The Series A Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

(a)                                 Representatives. To facilitate the orderly and efficient conduct of Series A Management Committee meetings, each Series A Management Committee Member (together with its Affiliates, if applicable, for Series A Founding Members, if any) shall notify the other Series A Management Committee Member(s), from time to time, of the identity of (A) its Representative, and (B) at least one, but not more than two, Alternate Representatives. [***] The initial Representative and Alternate Representatives of each Series A Management Committee Member are set forth above in this Schedule I-A. A Series A Management Committee Member may designate a different Representative or Alternate Representatives for any meeting of the Series A Management Committee by notifying the other Series A Management Committee Member(s) at least [***] Business Days prior to the scheduled date for such meeting; provided that, if giving such advance notice is not feasible, then such new Representative or Alternate Representatives shall present written evidence of his or her authority at the commencement of such meeting.

(b)                                 Time and Place of Meetings. The Series A Management Committee shall meet quarterly, subject to more or less frequent meetings upon approval of the Series A Management Committee. Notice of, and an agenda for, all Series A Management Committee meetings shall be provided by the Representatives to all Series A Members at least five Days prior to the date of each meeting, together with proposed minutes of the previous Series A Management Committee meeting (if such minutes have not been previously ratified). Among other items, the agenda will provide for a discussion of (i) the results of operations, including explanations of significant variances in revenues, expenses and cash flow activities and (ii) amounts due for contractual obligations that will impact Available Cash. Special meetings of the Series A Management Committee may be called at such times, and in such manner, as any Series A Management Committee Member reasonably deems necessary. Any Series A Management Committee Member calling for any such special meeting shall notify the Representatives, who in turn shall notify all Series A Management Committee Members of the date and agenda for such meeting at least five Days prior to the date of such meeting. Such five-Day period may be shortened by the Series A Management Committee, acting through a Supermajority Interest. All meetings of the Series A Management Committee shall be held at a location agreed upon by the Representatives. Attendance of a Representative of a Series A Management Committee Member at a meeting of the Series A Management Committee shall constitute a waiver of notice of such meeting, except where such Representative attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                                  Quorum. The presence of Representative(s) of Series A Management Committee Members representing a Supermajority Interest shall constitute a quorum for the transaction of business at any meeting of the Series A Management Committee.

Schedule I-A-5

(d)                                 Voting.

(i)                                     Voting by Sharing Ratios. Subject to Section 2.02(f) and Section 6.05(e) of the Agreement, each Representative shall be entitled to vote on all matters submitted to a vote of the Series A Management Committee in accordance with the respective Sharing Ratio in respect of Series A Membership Interests of the Series A Management Committee Member that designated such Representative.

(ii)                                  DISCLAIMER OF DUTIES. WITH RESPECT TO ANY VOTE, CONSENT OR APPROVAL AT ANY MEETING OF THE SERIES A MANAGEMENT COMMITTEE OR OTHERWISE UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN SECTION 2.02(f) AND SECTION 6.05(e) OF THE AGREEMENT, EACH REPRESENTATIVE MAY GRANT OR WITHHOLD SUCH VOTE, CONSENT OR APPROVAL IN ITS SOLE DISCRETION. THE PROVISIONS OF THIS SECTION 2.02(d)(ii) SHALL APPLY NOTWITHSTANDING THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF A SERIES A MEMBER OR ITS REPRESENTATIVE.

(iii)                               Exclusion of Certain Members and Their Sharing Ratios. With respect to any vote, consent or approval, any Breaching Member or Withdrawn Member (and any Representative of such Breaching Member or Withdrawn Member) shall be excluded from such decision (as contemplated by Section 10.03(b)), and the Sharing Ratio in respect of Series A Membership Interests of such Breaching Member or Withdrawn Member shall be disregarded in calculating the voting thresholds in Section 2.02(d)(i). In addition, if any other provision of this Agreement (for the avoidance of doubt, including this Schedule I-A) provides that a Supermajority Interest is to be calculated without reference to the Sharing Ratio in respect of Series A Membership Interests of a particular Series A Management Committee Member, then the applicable voting threshold shall be deemed adjusted accordingly.

(e)                                  Matters Requiring Approval of the Series A Management Committee. Notwithstanding any other provision of this Agreement, subject to Section 6.05(e) of the Agreement, none of the following actions may be taken by, or on behalf of, the Company without first obtaining the approval of a Supermajority Interest of the Representatives of the Series A Management Committee, solely to the extent such actions relate to the Series A Membership Interests or the Mainline Facilities or any other assets of Series A:

(i)                                     entering into, amending in any material respect, or terminating any Material Contract, or taking any action that results in a material default under any such Material Contract;

(ii)                                  approving any material loans made by the Series or the provision of any material financial guarantees by the Series, except to the extent such material loans or material financial guarantees have been specifically included in and approved as part of a Construction Budget, an Initial Operating Budget, or any subsequent annual Capital Budget or Operating Budget that has been approved by the Series A Management Committee;

(iii)                               placing or permitting any liens or other encumbrances (other than

Schedule I-A-6

Permitted Encumbrances) to exist on the assets related to Series A or the Series A Membership Interests;

(iv)                              [***]

(v)                                 [***]

(vi)                              [***]

(vii)                           except as otherwise provided in Section 4.01(a)(ii) of the Agreement, making a Capital Call or otherwise requiring any Series A Member to make any Capital Contribution to Series A, except to the extent such Capital Call or Capital Contribution has been specifically included in and approved as part of a Construction Budget, an Initial Operating Budget, or any subsequent annual Capital Budget or Operating Budget that has been approved by the Series A Management Committee;

(viii)                        [***]

(ix)                              [***]

(x)                                 [***]

(xi)                              [***]

(xii)                           [***]

(xiii)                        [***]

(xiv)                       the formation of any subcommittee of the Series A Management Committee pursuant to Section 6.02(f) of the Agreement;

(xv)                          the Disposition or abandonment of all or substantially all of the assets of Series A, or of the material assets related to the Series A Membership Interests other than any Disposition(s) in the ordinary course of business;

(xvi)                       [***]

(xvii)                    [***]

(xviii)                 [***]

(xix)                       [***]

(xx)                          causing any assets, property and/or rights of a Series to be allocated to the payment of fines, claims, demands, liabilities, losses or damages of whatsoever kind or character, and costs or expenses related thereto, payable to a third party attributable to a different Series;

(xxi)                       considering at a meeting of the Series A Management Committee a

Schedule I-A-7

material matter not on the agenda for that meeting; and

(xxii)                    the commencement, conduct or settlement of any suit, action or proceeding or arbitration to the extent related to Series A, in each case to the extent involving in excess of $500,000.

For the avoidance of doubt, to the extent the actions set forth in Section 2.02(e) affect more than one Series or affect Additional Transportation Facilities, such actions may not be taken unilaterally by the Series A Management Committee, notwithstanding the approval of a Supermajority Interest of the Representatives of the Series A Management Committee, without the consent of any other applicable Additional Series Management Committee to the extent required by the Series Schedule applicable to such Series.

(f)                                   Reasonableness. In any matter proposed to the Series A Management Committee pursuant to [***].

(g)                                  Officers. The Series A Management Committee may designate one or more Persons to be officers of a Series. Any officers so designated shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as the Series A Management Committee may delegate to them and shall serve at the pleasure of the Series A Management Committee and report to the Series A Management Committee.

2.03                        Insurance Coverage. The Series A Management Committee shall determine the type limits, deductibles and other terms applicable to the insurance coverages to be maintained by each Series, and such Series shall engage an insurance broker to provide recommendations and to procure such insurance coverages on behalf of the Series.

2.04                        Delivery of Operating Budget. Unless provided otherwise in the Existing COM Agreement, on or prior to [***] of each year, the Existing Operator shall deliver draft annual Operating Budget(s) for the Mainline Facility for the following year to each of the Representatives of the Series A Management Committee Members, which Representatives will have [***] Days to provide comments (the “Series A Comment Deadline”) on such draft annual Operating Budgets (such comments, the “Series A Representative Budget Comments”). The Existing Operator shall make a good faith effort to respond to, and incorporate into such draft annual Operating Budgets prepared by the Existing Operator, the Series A Representative Budget Comments and shall deliver to each of such Representatives the final annual Operating Budgets prepared by the Existing Operator for the following year on or before [***] (the “Series A December Deadline”) of each year; provided, however, that, if the board of directors of the Existing Operator has not convened to approve such annual Operating Budgets by [***] of a given year, then the Series A December Deadline shall be extended to [***] of such year; provided, further, that, if the meeting of the board of directors of the Existing Operator to approve such annual Operating Budgets is scheduled prior to the Series A Comment Deadline, the Existing Operator shall promptly notify such Representatives in writing of the date and time of such meeting (but no less than [***] Business Days in advance of such meeting), and such Representatives shall use reasonable efforts to provide the Series A Representative Budget Comments in advance of such meeting. The Existing Operator and such Representatives shall work together in good faith to cause the Operating Budgets for the Mainline Facilities to be approved by [***] of such year.

Schedule I-A-8

2.05                        Applicability of Side Letters. Notwithstanding anything to the contrary in the Agreement, the approval of the Series A Management Committee shall be required for any Capital Call issued by an Operator that would otherwise be subject to the terms and provisions of (a) that certain letter agreement by and among EQT, USG, Vega Carryco and the Company dated as of October 24, 2016, as amended or supplemented from time to time, or (b) that certain letter agreement by and among EQT, USG, WGL and the Company, dated as of October 24, 2016, as amended or supplemented from time to time.

ARTICLE 3
[***]

3.01                        Definitions. As used in this Article 3, the following terms have the respective meanings set forth below:

[***]

“CECONY” means Consolidated Edison Company of New York, Inc., a New York corporation.

“Con Edison” means Con Edison Gas Pipeline and Storage, LLC, a New York limited liability company.

[***]

[***]

“EQT Precedent Agreement” means that certain Second Restated Precedent Agreement, dated December 20, 2017, between the Company and EQT Energy, LLC, as may be amended or otherwise modified from time to time.

[***]

“Initial Facilities” means those facilities described in clause (a) of the definition of Mainline Facilities.

“IPO” means the closing of the first firm commitment underwritten public offering and sale of securities of the Company (or any entity or entities created through any reorganization or designated by the Series A Management Committee) pursuant to an effective registration statement (excluding any registration statement on Form S-4 or S-8 or their equivalent) filed by the Company under the Securities Act of 1933, as amended.

“Loans” means loans made to the Company with respect to the Series pursuant to Section 4.02(a) of the Agreement in respect of the Mainline Facilities.

“Mainline Facilities Expansion” means the expansion of the Mainline Facilities pursuant to clauses (b)-(d) in the definition of “Mainline Facilities”.

“USG Precedent Agreement” means that certain Third Restated Precedent

Schedule I-A-9

Agreement, dated December 20, 2017, between the Company and USG Properties Marcellus Holdings, LLC, as may be amended or otherwise modified from time to time.

3.02                        [***].

(a)                                 Subject to the provisions of this Section 3.02, the Company hereby grants to [***] the right to [***]. For the avoidance of doubt, [***] of the Agreement.

(b)                                 The Company shall give written notice ([***] “[***] Notice”) of any [***] within five Business Days of the approval of [***].

(c)                                  If, within ten Business Days following the receipt of [***] Notice [***] shall have the right to [***].

(d)                                 The Company may, in accordance with [***].

(e)                                  [***] Each party to the [***] shall take all such other actions as may be reasonably necessary to [***].

3.03                        [***]. Notwithstanding anything to the contrary in [***]

[***]

3.04                        Management Committee Observer; [***].

(a)                                 Observer. Con Edison shall have the right to designate (i) one Management Committee observer (the “Observer”) and (ii) one alternate Management Committee observer (the “Alternate Observer”) that shall have the same rights as the Observer in the event that the Observer is unable to fulfill its duties as set forth herein. The term “Observer” shall also refer to the Alternate Observer when the Alternate Observer is actually performing the duties of the Observer. The initial Observer and Alternate Observer are [***] and [***], respectively, which may be changed by Con Edison from time to time with three Business Days prior written notice in advance of a meeting to the Company and the Series A Founding Members; provided, that if giving such advance notice is not feasible, then any new Observer shall present written evidence of his or her authority at the commencement of such meeting.

(b)                                 Rights of Observer. The Observer shall have the right to attend and participate in meetings of the Series A Management Committee and to receive all information provided to the Series A Management Committee (including minutes of the Series A Management Committee meetings), [***].

(c)                                  [***]. [***] shall have the right to [***], and the [***] agree to cause [***]. Solely to the extent necessary for [***] to exercise its rights under this Section 3.04(c), all provisions of this Agreement applicable to [***] of the Series A Management Committee shall be applicable to [***].

(d)                                 Notice of Meetings. [***], the Observer shall be entitled to receive notice of, and an agenda for, all Series A Management Committee meetings at least five Days prior to

Schedule I-A-10

the date of each meeting, together with proposed minutes of the previous Series A Management Committee meeting (if such minutes have not been previously ratified), unless, with respect to special meetings of the Series A Management Committee, such five-Day period is shortened by the Series A Management Committee pursuant to Section 2.02(b), in which case the Observer shall be entitled to receive notice by such shortened time, which shall in no event be less than one Business Day before any special meeting. The Observer shall have the right to participate in all Series A Management Committee meetings in accordance with Section 2.02(c) regardless of whether all other participants are present at such meeting in person. For the avoidance of doubt, actions taken at any meeting where the Observer was not given proper notice shall be null and void; provided, that such actions may be reinstated and be of full force and effect if re-authorized by written consent of the Series A Management Committee (such consent to be made available to the Observer in accordance with Section 3.04(e)).

(e)                                  Action by Written Consent. [***], in the event the Series A Management Committee takes any action by written consent pursuant to Section 6.02(g) of the Agreement, the Series A Management Committee shall cause to be delivered a copy of such written consent to the Observer when sent to the Representatives for execution.

(f)                                   [***]. The provisions of [***] shall apply to [***].

(g)                                  [***]. The provisions of [***] with respect to the [***] shall apply to [***].

3.05                        [***].

(a)                                 [***]. If, [***] EQT and [***] propose to [***] shall be permitted to [***]; provided, however, that [***] would not be subject to [***] (unless [***], in which case such transaction shall be [***]. For the avoidance of doubt, any transactions pursuant to [***] shall not constitute [***].

(b)                                 [***]. Prior to the [***] EQT and/or [***] shall deliver to [***].

(c)                                  [***].

(i)                                     [***] shall exercise its right to [***] by delivering [***] does not approve [***], then [***] shall not [***].

(ii)                                  If [***] does not [***], then [***] shall be deemed to have [***].

(iii)                               Each Member [***] shall [***].

(d)                                 [***]. This Section 3.05 shall not apply to [***].

3.06                        [***].

(a)                                 [***]. If [***] a Member [***] desires to [***], then [***] shall be permitted to [***] on the terms and conditions set forth in this Section 3.06.

(b)                                 [***]. Within [***] Business Days of [***].

Schedule I-A-11

(c)                                  [***].

(i)                                     [***] shall [***].

(ii)                                  If [***].

(iii)                               Prior to the time the [***]. Promptly following [***]:

(A)                               such [***] shall [***]; and

(B)                               the Company shall [***].

3.07                        [***].

(a)                                 Notwithstanding anything to the contrary in this Agreement, the Series A Founding Members and the Company agree that [***].

(b)                                 Notwithstanding anything to the contrary in [***] EQT and [***] agree that [***].

3.08                        [***]. [***] shall have the [***], which shall specifically include [***]. If [***] another [***] then [***] shall [***]; provided, however, that nothing herein shall be deemed to [***].

3.09                        Confidential Information. Notwithstanding anything to the contrary in this Agreement, the Series A Founding Members and the Company agree that Con Edison may disclose Confidential Information to an Affiliate of Con Edison, including the directors, officers, members, managers, employees, agents and advisors of such Affiliate, if such Affiliate has agreed to abide by the terms of Section 3.06 of the Agreement; provided, however, that in no event shall Con Edison or any of its successors, assigns or Affiliates disclose Confidential Information to any Shipper that is an Affiliate of Con Edison, [***].

3.10                        [***]. Notwithstanding anything to the contrary in this Agreement, the Series A Founding Members and the Company hereby agree that [***].

3.11                        [***].

(a)                                 If the Company shall [***], the Company shall [***]. The Company shall use [***]; provided, that, in the event that the [***]. The Company shall have the right to [***].

(b)                                 In connection with its obligations under this Section 3.11, the Company shall:

(i)                                     [***]; and

(ii)                                  [***] such other actions as are [***].

3.12                        [***]. Notwithstanding any provision of the Agreement to the contrary, in the event [***] shall have the right [***]; provided that, any [***] shall [***]. Upon such election [***];

Schedule I-A-12

provided that [***] shall not [***] and shall not [***], and no [***] shall be [***] as a consequence of [***].

3.13                        [***]; Assignability; Joinder. None of the Company, a Series, EQT or [***]. EQT and USG shall have the right to assign their obligations under this Article 3 without the prior written consent of any other Member only in connection with transfer of any Series A Membership Interests to a third party [***]. This Article 3 will be binding upon, and inure to the benefit of, the respective successors and permitted assigns, as permitted by the terms of this Agreement, of the Members.

3.14                        Waivers. None of EQT, USG [***] waives any right under this Article 3 by failure or delay in its exercise. A single or partial exercise of any right does not preclude its later or further exercise or the exercise of any other right. The rights and remedies in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

3.15                        Representations and Warranties. Each of the Company, EQT and USG hereby represent and warrant to [***].

3.16                        Conflicts. In the event of a conflict between the terms and provisions of this Article 3 and the other terms and provisions of this Agreement, the terms and provisions of this Article 3 shall govern and control.

3.17                        Term. The terms and provisions set forth in this Article 3 shall automatically terminate and no longer be a part of this Agreement, without any further action on the part of any Person, if [***].

[Remainder of page intentionally left blank. Signature page follows.]

Schedule I-A-13

IN WITNESS WHEREOF, the undersigned have executed this Schedule I-A as of the date first set forth above. By executing this Schedule I-A, the undersigned acknowledge that this Schedule I-A and the attributes of Series A Membership Interests, and the rights, benefits, privileges, obligations, duties and liabilities relating thereto, set forth herein have been duly approved and adopted in accordance with the Agreement.

SERIES A MEMBERS:

MVP HOLDCO, LLC

By:	/s/ David W. Gray
Name:	David W. Gray
Title:	Senior Vice President

US MARCELLUS GAS INFRASTRUCTURE, LLC

By:	/s/ Matthew J. Schafer
Name:	Matthew J. Schafer
Title:	Vice President

VEGA NPI IV, LLC

By:
Name:
Title:

WGL MIDSTREAM, INC.

By:	Anthony M. Nee
Name:	Anthony M. Nee
Title:	President

RGC MIDSTREAM, LLC

By:	/s/ John S. D’Orazio
Name:	John S. D’Orazio
Title:	President and CEO

[Signature Page to Schedule I-A]

CON EDISON GAS PIPELINE AND STORAGE, LLC

By: Con Edison Transmission, Inc.,
its sole member

By:	/s/ Joseph P. Oates
Name:	Joseph P. Oates
Title:	President and CEO

[Signature Page to Schedule I-A]

SCHEDULE I-B

SERIES B MEMBERSHIP INTERESTS

Dated as of April 6, 2018

Name, Address, Fax and E-mail	Sharing Ratio in respect of Series B Membership Interests		Parent	Representative and Alternate Representatives

MVP HOLDCO, LLC

EQT Plaza

625 Liberty Avenue

Pittsburgh, Pennsylvania 15222

Fax: (412) 553-7781

Attention: David Gray

[***]

Sean McGinty

[***]

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Fax: (212) 408-2504

Attn: Michael L. Bengtson

(mike.bengtson@bakerbotts.com)

	[***]	%	[***]	[***] [***]

US MARCELLUS GAS INFRASTRUCTURE, LLC 601 Travis Street Suite 1900 Houston, Texas 77002 Fax: (713) 751-0375 Attention: Lawrence A. Wall, Jr. [***]	[***]	%	[***]	[***] [***]

WGL MIDSTREAM, INC. c/o WGL Holdings, Inc. 101 Constitution Avenue, N.W. Washington, DC 20080 Fax: (202) 624-6655 Attn: Anthony M. Nee [***]	[***]	%	[***]	N/A

RGC MIDSTREAM, LLC 519 Kimball Ave NE Roanoke, Virginia 24016 Fax: (540) 777-2636 Attn: Paul Nester [***]	[***]	%	[***]	N/A

Schedule I-B-1

CON EDISON GAS PIPELINE AND STORAGE, LLC 4 Irving Place New York, New York 10003 Fax: (917) 534-4476 Attn: Joseph Oates [***]	[***]	%	[***]	N/A

Schedule I-B-2

The Series B Members acknowledge and agree as follows:

ARTICLE 1
GENERAL PROVISIONS APPLICABLE TO SERIES B MEMBERS

1.01                        [Intentionally omitted].

1.02                        Facilities. The Facility to which the Series B Membership Interests relate is (a) new transportation facilities, together with any upgrades thereto, to be constructed on the Mainline Facilities, including a new delivery point in Pittsylvania County, Virginia; (b) new transmission pipeline and compression facilities, together with any upgrades thereto, to be constructed from the new delivery point in Pittsylvania County, Virginia to planned new delivery points to be established in Dan River and Haw River, North Carolina; (c) any pipeline constructed or installed to loop (as such term is commonly used in the natural gas pipeline industry) the facilities described in clauses (a) or (b) above; (d) any compression installed or upgraded with respect to the facilities described in clauses (a) or (b) above; and (e) increased transportation capacity of the facilities described in clauses (a) or (b) above through the installation of greater capacity pipe, looping or similar improvements (“MVP Southgate”).

1.03                        Development of MVP Southgate.

(a)                                 FERC Application. Pursuant to the terms of the COM Agreement relating to MVP Southgate, USG, EQT and the applicable Operator shall jointly prepare and submit to the Series B Management Committee the proposed ATF FERC Application related to MVP Southgate; and, following the approval of the ATF FERC Application by the Series B Management Committee, USG, EQT and the applicable Operator shall, on behalf of the Series, file such ATF FERC Application with the FERC.

(b)                                 Approval of ATF FERC Certificate. No later than [***] Days prior to the applicable ATF FERC Response Date, the Series B Management Committee shall vote on whether the ATF FERC Certificate for MVP Southgate is issued on terms and conditions which are not materially different from those requested in the ATF FERC Application for MVP Southgate and whether the Series shall (i) accept the ATF FERC Certificate for MVP Southgate without seeking rehearing; (ii) accept such ATF FERC Certificate and seek rehearing of the order issuing such ATF FERC Certificate; (iii) file for rehearing before committing to accept or reject such ATF FERC Certificate; or (iv) reject such ATF FERC Certificate. The Series B Management Committee shall be deemed to have approved such ATF FERC Certificate for MVP Southgate if the Series B Management Committee determines that such certificate is issued on terms and conditions which are not materially different from those requested in the ATF FERC Application for MVP Southgate. In such event, the Series B Management Committee shall accept such ATF FERC Certificate prior to the applicable ATF FERC Response Date with or without seeking rehearing of the order issuing the ATF FERC Certificate for MVP Southgate. In such event, subject to the terms of this Schedule I-B, including Section 1.02(d), and the Agreement, each Member holding Series B Membership Interests (in its capacity as such and not in its capacity as the holder of any other Series of Membership Interests, each, a “Series B Member” and, collectively, the “Series B Members”) shall be firmly committed to the construction of MVP Southgate and the construction of MVP Southgate shall not be subject to any conditions precedent, including but not limited to

Schedule I-B-3

Series B Management Committee approval of any financial commitment for obtaining funds to finance MVP Southgate or the Series B Management Committee approval to construct MVP Southgate.

(c)                                  If the Series B Management Committee finds that the ATF FERC Certificate for MVP Southgate is issued on terms and conditions which are materially different from those requested in the ATF FERC Application for MVP Southgate and one or more of the Series B Members (which must include either USG or EQT or both) vote to accept the order issuing such ATF FERC Certificate with or without seeking rehearing and one or more of the Series B Members vote to reject the order issuing such ATF FERC Certificate with or without seeking rehearing (or did not vote), then the Series B Members that voted to accept such ATF FERC Certificate shall be free to proceed with the construction of MVP Southgate under this Agreement (but only if one of EQT or USG so elects to proceed), such vote being deemed the requisite vote of the Series B Management Committee, and the Series B Member(s) that voted to reject such ATF FERC Certificate shall be deemed to have Withdrawn from Series B, with such deemed Withdrawal being considered a “Deemed Withdrawal Event” for purposes of Section 10.02(e) of the Agreement. Subject to the terms of this Agreement, those Series B Members that elect to proceed with the construction of MVP Southgate shall be firmly committed to the construction of MVP Southgate and the construction of MVP Southgate shall not be subject to any conditions precedent. In the event no Series B Member votes to accept the order issuing the ATF FERC Certificate for MVP Southgate, then such vote shall be a Dissolution Event with respect to Series B and Series B shall terminate and wind up pursuant to Article 12 of the Agreement. Notwithstanding anything to the contrary in this Agreement, a deemed Withdrawal pursuant to this Section 1.03(c) of this Schedule I-B shall carry no connotation or implication that the Withdrawn Member has breached this Agreement or otherwise acted contrary to the intent of this Agreement, it being understood that (i) each Series B Member is completely free to cast its vote as it wishes with respect to the matters set forth in this Section 1.03(c) of this Schedule I-B and (ii) the concept of “deemed Withdrawal” is merely a convenient technique for permitting the continued development of MVP Southgate by the Series B Members that desire to continue such development.

1.04                        Performance Assurances. Each Series B Member shall deliver, or cause to be delivered on such Series B Member’s behalf, to the Series:

(a)                                 Within [***] Business Days of the Effective Date (or, with respect to a New Member admitted after the Effective Date and prior to the In-Service Date with respect to MVP Southgate, within [***] Business Days of such admission), for the period up to the issuance of the FERC’s initial release to the Series to commence construction pursuant to the ATF FERC Certificate with respect to MVP Southgate (the “Southgate Initial Release”), Performance Assurances equal to such Member’s share of $[***] (calculated based on such Member’s Sharing Ratio in respect of Series B Membership Interests); and

(b)                                 Within 10 Business Days of the date of the Southgate Initial Release (or, with respect to a New Member admitted after the date of the Southgate Initial Release, within 10 Business Days of such admission), for the period following the Southgate Initial Release and up to the In-Service Date for MVP Southgate, Performance Assurances equal to [***]% of an amount equal to such Member’s Sharing Ratio in respect of Series B Membership Interests multiplied by

Schedule I-B-4

the remaining obligations under the applicable Construction Budget and less any security posted by such Member, or Member’s Affiliate, under any Approved Precedent Agreement).

Notwithstanding anything to the contrary in this Section 1.04, at no time prior to the In-Service Date for MVP Southgate will a Series B Member’s Performance Assurance obligation be less than such Series B Member’s share of $[***] (calculated based on such Member’s Sharing Ratio in respect of Series B Membership Interests). The Performance Assurances posted by a Member pursuant to this Schedule I-B shall be reduced (A) at the end of each Quarter, to reflect [***]% of such Member’s actual Capital Contributions made to the Company during such Quarter in respect of the Series B Membership Interests, (B) to reflect any Performance Assurances posted by any New Members holding Series B Membership Interests, and (C) in connection with a Disposition of all or a portion of such Member’s Series B Membership Interest, to reflect the replacement Performance Assurances to be posted by the Assignee of such Series B Membership Interest pursuant to this Schedule I-B.

1.05                        Amendment of this Series Schedule. Notwithstanding anything to the contrary in the Agreement and except as otherwise agreed in writing, this Schedule I-B may only be amended by a Supermajority Interest of the Representatives of the Series B Management Committee; provided, however, any amendment or restatement of this Schedule I-B that is materially adverse to any Series B Member in a manner that is disproportionate to such Series B Member’s interest (as compared to the interest of other Series B Members) shall (a) if the affected Member is a Series B Founding Member, require the written consent or approval of such Series B Founding Member; or (b) if the affected Member is not a Series B Founding Member, require the written consent or approval of a majority of all Series B Members similarly adversely affected.

1.06                        Interpretation. Unless the context otherwise requires, as used in this Schedule I-B, (a) references to Articles and Section refer to the Articles and Sections of this Schedule I-B and (b) capitalized terms not otherwise defined in this Schedule I-B have the meanings given to such terms in the Agreement.

1.07                        [Intentionally omitted].

1.08                        Series B Founding Members. The Founding Members with respect to Series B shall be EQT, USG and any other Person who EQT and USG mutually agree should be a Founding Member with respect to Series B (the “Series B Founding Members”).

1.09                        COM Matters. The COM Agreement applicable to Series B shall be that certain Construction, Operation and Management Agreement, dated as of the date hereof (as amended from time to time, the “Series B COM Agreement”), by and between Series B and the Existing Operator. The Owner Performance Rights with respect to Series B shall be those matters set forth in Section 4.4 of the Series B COM Agreement and the COM Approval Matters with respect to Series B shall be those matters described in the Series B COM Agreement.

1.10                        [Intentionally omitted].

Schedule I-B-5

ARTICLE 2
GOVERNANCE PROVISIONS APPLICABLE TO SERIES B MEMBERS

2.01                        General. Subject to Section 6.03 of the Agreement, with respect to matters relating to Series B, management is fully vested in the Series B Founding Members as set forth in Section 2.02. The Series B Management Committee shall be comprised of one Representative for each Series B Founding Member, which Representative shall have a vote equal to the designating Series B Founding Member’s Sharing Ratio in respect of Series B Membership Interests (each Series B Founding Member entitled to participate in the Series B Management Committee at a given time, a “Series B Management Committee Member”). To facilitate the orderly and efficient management of Series B, the Series B Founding Members’ Representatives shall act (a) collectively as a “committee of the whole” pursuant to Section 2.02, and (b) through the delegation of certain duties and authority to the Operator under the Series B COM Agreement.

2.02                        Management Committee. The Series B Founding Members shall act collectively through meetings as a “committee of the whole,” which is hereby named the “Series B Management Committee.” Except as expressly set forth in the Agreement, the Series B Management Committee shall have voting rights only with respect to matters that are solely and exclusively related to Series B or MVP Southgate and shall not have any voting rights with respect to matters that affect one or more Series. Decisions or actions taken by the Series B Management Committee in accordance with the provisions of this Schedule I-B and the Agreement shall constitute decisions or actions by the Company and each Series and shall be binding on each Member, Representative, and employee of the Company and each Series, subject to any other approvals required under the Agreement and any other Series Schedule. The Series B Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

(a)                                 Representatives. To facilitate the orderly and efficient conduct of Series B Management Committee meetings, each Series B Management Committee Member (together with its Affiliates, if applicable) shall notify the other Series B Management Committee Member(s), from time to time, of the identity of (A) its Representative, and (B) at least one, but not more than two, Alternate Representatives. [***] The initial Representative and Alternate Representatives of each Series B Management Committee Member are set forth above in this Schedule I-B. A Series B Management Committee Member may designate a different Representative or Alternate Representatives for any meeting of the Series B Management Committee by notifying the other Series B Management Committee Member(s) at least [***] Business Days prior to the scheduled date for such meeting; provided that, if giving such advance notice is not feasible, then such new Representative or Alternate Representatives shall present written evidence of his or her authority at the commencement of such meeting.

(b)                                 Time and Place of Meetings. The Series B Management Committee shall meet quarterly, subject to more or less frequent meetings upon approval of the Series B Management Committee. Notice of, and an agenda for, all Series B Management Committee meetings shall be provided by the Representatives to all Series B Founding Members at least five Days prior to the date of each meeting, together with proposed minutes of the previous Series B Management Committee meeting (if such minutes have not been previously ratified). Among other items, the agenda will provide for a discussion of (i) the results of operations, including explanations of significant variances in revenues, expenses and cash flow activities and (ii)

Schedule I-B-6

amounts due for contractual obligations that will impact Available Cash. Special meetings of the Series B Management Committee may be called at such times, and in such manner, as any Series B Management Committee Member reasonably deems necessary. Any Series B Management Committee Member calling for any such special meeting shall notify the Representatives, who in turn shall notify all Series B Management Committee Members of the date and agenda for such meeting at least five Days prior to the date of such meeting. Such five-Day period may be shortened by the Series B Management Committee, acting through a Supermajority Interest. All meetings of the Series B Management Committee shall be held at a location agreed upon by the Representatives. Attendance of a Representative of a Series B Management Committee Member at a meeting of the Series B Management Committee shall constitute a waiver of notice of such meeting, except where such Representative attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                                  Quorum. The presence of Representative(s) of Series B Management Committee Members representing a Supermajority Interest shall constitute a quorum for the transaction of business at any meeting of the Series B Management Committee; provided, that for any matter set forth in Section 2.02(e) of this Schedule I-B, the presence of Representatives of Series B Management Committee Members necessary to action pursuant thereto shall be required for a quorum to be present.

(d)                                 Voting.

(i)                                     Voting by Sharing Ratios. Subject to Section 2.02(f) and Section 6.05(e) of the Agreement, each Representative shall be entitled to vote on all matters submitted to a vote of the Series B Management Committee in accordance with the respective Sharing Ratio in respect of Series B Membership Interests of the Series B Management Committee Member that designated such Representative. Except for matters set forth in Section 2.02(e), (A) the approval of [***] the Representatives comprising the Series B Management Committee will be necessary for the approval of any and all actions submitted to the Series B Management Committee and (B) no vote shall be required for matters delegated to the Operator pursuant to the Series B COM Agreement.

(ii)                                  DISCLAIMER OF DUTIES. WITH RESPECT TO ANY VOTE, CONSENT OR APPROVAL AT ANY MEETING OF THE SERIES B MANAGEMENT COMMITTEE OR OTHERWISE UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN SECTION 2.02(f) AND SECTION 6.05(e) OF THE AGREEMENT, EACH REPRESENTATIVE MAY GRANT OR WITHHOLD SUCH VOTE, CONSENT OR APPROVAL IN ITS SOLE DISCRETION. THE PROVISIONS OF THIS SECTION 2.02(d)(ii) SHALL APPLY NOTWITHSTANDING THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF A SERIES A MEMBER OR ITS REPRESENTATIVE.

(iii)                               Exclusion of Certain Members and Their Sharing Ratios. With respect to any vote, consent or approval, any Breaching Member or Withdrawn Member (and any Representative of such Breaching Member or Withdrawn Member) shall be excluded from such decision (as contemplated by Section 10.03(b)), and the Sharing Ratio in respect of Series B

Schedule I-B-7

Membership Interests of such Breaching Member or Withdrawn Member shall be disregarded in calculating the voting thresholds in Section 2.02(d)(i). In addition, if any other provision of this Agreement (for the avoidance of doubt, including this Schedule I-B) provides that a Supermajority Interest is to be calculated without reference to the Sharing Ratio in respect of Series B Membership Interests of a particular Series B Management Committee Member, then the applicable voting threshold shall be deemed adjusted accordingly.

(e)                                  Special Approval Matters. Notwithstanding any other provision of this Agreement, none of the following actions may be taken by, or on behalf of, the Company without first obtaining the approval of the Representatives of the Series B Management Committee Members holding at least [***]% of the Sharing Ratios in respect of Series B Membership Interests held by all Series B Management Committee Members:

(i)                                     entering into, amending in any material respect, or terminating any Material Contract relating to MVP Southgate, or taking any action that results in a material default under any such Material Contract;

(ii)                                  approving any material loans made by the Series or the provision of any material financial guarantees by the Series, except to the extent such material loans or material financial guarantees have been specifically included in and approved as part of a Construction Budget, an Initial Operating Budget, or any subsequent annual Capital Budget or Operating Budget that has been approved by the Series B Management Committee;

(iii)                               placing or permitting any liens or other encumbrances (other than Permitted Encumbrances) to exist on the assets of the Series relating to MVP Southgate;

(iv)                              [***]

(v)                                 [***]

(vi)                              [***]

(vii)                           except as otherwise provided in Section 4.01(a)(ii) of the Agreement, making a Capital Call or otherwise requiring any Series B Member to make any Capital Contribution to Series B, except to the extent such Capital Call or Capital Contribution has been specifically included in and approved as part of a Construction Budget, an Initial Operating Budget, or any subsequent annual Capital Budget or Operating Budget that has been approved by the Series B Management Committee;

(viii)                        [***]

(ix)                              [***]

(x)                                 [***]

(xi)                              [***]

(xii)                           [***]

Schedule I-B-8

(xiii)                        [***]

(xiv)                       the formation of any subcommittee of the Series B Management Committee pursuant to Section 6.02(f) of the Agreement;

(xv)                          the Disposition or abandonment of all or substantially all of the assets of Series B, or of the material assets related to the Series B Membership Interests other than any Disposition(s) in the ordinary course of business;

(xvi)                       [***]

(xvii)                    [***]

(xviii)                 [***]

(xix)                       [***]

(xx)                          considering at a meeting of the Series B Management Committee a material matter not on the agenda for that meeting;

(xxi)                       commencement, conduct or settlement of any suit, action or proceeding or arbitration to the extent related to Series B, in each case to the extent involving in excess of $500,000;

(xxii)                    making any material tax elections or any material decisions relating to material tax returns pertaining only to Series B, as determined in the reasonable judgment of the Series B Operator, acting in good faith; and

(xxiii)                 any approval, determination or finding by the Series B Management Committee pursuant to Sections 1.03(a) or (b) of this Schedule I-B.

(f)                                   Reasonableness. In any matter proposed to the Series B Management Committee pursuant to [***].

2.03                        Delivery of Operating Budget. Unless provided otherwise in the Series B COM Agreement, on or prior to [***] of each year, the Operator under the Series B COM Agreement shall deliver draft annual Operating Budget(s) for Series B for the following year to each of the Representatives of the Series B Management Committee Members, which Representatives will have [***] Days to provide comments (the “Series B Comment Deadline”) on such draft annual Operating Budgets (such comments, the “Series B Representative Budget Comments”). Such Operator shall make a good faith effort to respond to, and incorporate into such draft annual Operating Budgets prepared by such Operator, the Series B Representative Budget Comments and shall deliver to each of such Representatives the final annual Operating Budgets prepared by such Operator for the following year on or before [***] (the “Series B December Deadline”) of each year; provided, however, that, if the board of directors of such Operator has not convened to approve such annual Operating Budgets by [***] of a given year, then the Series B December Deadline shall be extended to [***] of such year; provided, further, that, if the meeting of the board of directors of such Operator to approve such annual Operating Budgets is scheduled prior to the

Schedule I-B-9

Series B Comment Deadline, such Operator shall promptly notify such Representatives in writing of the date and time of such meeting (but no less than [***] Business Days in advance of such meeting), and such Representatives shall use reasonable efforts to provide the Series B Representative Budget Comments in advance of such meeting. The Operator under the Series B COM Agreement and such Representatives shall work together in good faith to cause the Operating Budget for Series B to be approved by [***] of such year.

[Remainder of page intentionally left blank. Signature page follows.]

Schedule I-B-10

IN WITNESS WHEREOF, the undersigned have executed this Schedule I-B as of the date first set forth above. By executing this Schedule I-B, the undersigned acknowledge that this Schedule I-B and the attributes of Series B Membership Interests, and the rights, benefits, privileges, obligations, duties and liabilities relating thereto, set forth herein have been duly approved and adopted in accordance with the Agreement.

SERIES B MEMBERS:

MVP HOLDCO, LLC

By:	/s/ David W. Gray
Name:	David W. Gray
Title:	Senior Vice President

US MARCELLUS GAS INFRASTRUCTURE, LLC

By:	/s/ Matthew J. Schafer
Name:	Matthew J. Schafer
Title:	Vice President

WGL MIDSTREAM, INC.

By:	/s/ Anthony M. Nee
Name:	Anthony M. Nee
Title:	President

RGC MIDSTREAM, LLC

By:	/s/ John S. D’Orazio
Name:	John S. D’Orazio
Title:	President and CEO

[Signature Page to Schedule I-B]

CON EDISON GAS PIPELINE AND STORAGE, LLC

By: Con Edison Transmission, Inc.,
its sole member

By:	/s/ Joseph P. Oates
Name:	Joseph P. Oates
Title:	President and CEO

[Signature Page to Schedule I-B]